Exhibit 10.7


                                                               EXECUTION COPY








               TURNKEY ENGINEERING, PROCUREMENT, CONSTRUCTION AND
                           INITIAL OPERATION AGREEMENT


                                       FOR


                             DEINKING PULP FACILITY


                                 BY AND BETWEEN


                       GREAT LAKES PULP PARTNERS I, L.P.,

                                    AS OWNER,


                                       AND


                          THERMO ELECTRON CORPORATION,

                                  AS CONTRACTOR





                              ____________________


                          Dated as of November 1, 1994
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                                TABLE OF CONTENTS

                                                                          Page



                                    ARTICLE 1
                                   Definitions

   1.1  Definitions         ..................................................

                                    ARTICLE 2
             Contractor's Work and Other  Obligations of Contractor

   2.1  Work To Be Performed   ...............................................
        2.1.1     Scheduling   ...............................................
        2.1.2     Engineering and Design  ..................................
                  2.1.2.1  Design   ..........................................
                  2.1.2.2  Design Documents   ................................
                  2.1.2.3  Operating Manual   ................................
        2.1.3     Procurement  .............................................
        2.1.4     Construction  ............................................
        2.1.5     Labor and Personnel   ......................................
        2.1.6     Project Site; Real Estate Rights  ........................
        2.1.7     Contractor Permitting  ...................................
        2.1.8     Royalties and License Fees  ..............................
        2.1.9     Labor Relations  .........................................
        2.1.10    Inspection and Expediting  ...............................
        2.1.11    Project Site Access; Owner's Accommodations; Project Site
                           Meetings  .......................................
        2.1.12    Uncovering of Work   .......................................
        2.1.13    Storage and Related Matters   ..............................
        2.1.14    Utilities; Fuel  .........................................
        2.1.15    Spare Parts   ..............................................
        2.1.16    Clean-Up and Waste Disposal   ..............................
        2.1.17    Schedule Updates; Progress Reports  ......................
        2.1.18    Taxes     ................................................
        2.1.19    Employee Identification  .................................
        2.1.20    Adjoining Utilities  .....................................
        2.1.21    Protection of Property   ...................................
        2.1.22    Coordination with Owner Contractors  .......................
        2.1.23    Contract Documents at Project Site  ......................
        2.1.24    Commissioning   ............................................
        2.1.25    Start-Up and Initial Operation   ...........................
        2.1.26    Further Assurances  ......................................
        2.1.27    Quality Assurance   ........................................
   2.2  Commencement of the Work  ............................................
   2.3  Standard of Performance  ...........................................
   2.4  Compliance with Applicable Laws   ....................................
   2.5  Independent Engineer   ...............................................
   2.6  Safety Precautions and Environmental Protection   ....................

   2.7  Owner's Right to Carry Out Work   ....................................
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                                    ARTICLE 3
                                  Subcontracts

   3.1  Project Subcontractors   .............................................
   3.2  Payments to Subcontractors   .........................................
   3.3  Subcontractor Warranties   ...........................................
   3.4  No Privity            ................................................
   3.5  Review and Approval not Relief of Contractor's Liability   ...........

                                    ARTICLE 4
                                Price and Payment

   4.1  Contract Sum        ................................................
   4.2  Payment Schedule
        4.2.1     Request for Payment   ......................................
        4.2.2     Conditions to Scheduled Payments   .........................
        4.2.3     Deferral of Scheduled Payments   ...........................
        4.2.4     Interest on Late Payments   ................................
   4.3  Deferrable Portion of Contract Sum   .................................
   4.4  All Payments Subject to Release of Liens   ...........................
   4.5  Payment or Use Not Acceptance   ......................................
   4.6  Set-off
   4.7  Non-Recourse Obligations   ...........................................

                                    ARTICLE 5
                               Owner's Obligations

   5.1  Representatives
   5.2  Project Site        ..................................................
   5.3  Permits
   5.4  Utilities           ..................................................
   5.5  Waste Paper Supply.   ................................................
   5.6  Disposition of Pulp and Waste Products   .............................
   5.7  Certain Equipment To Be Supplied by Owner   ..........................
   5.8  Protection of Property   .............................................
   5.9  K&K Leased Premises   ................................................
   5.10 Independent Engineer   ...............................................
   5.11 Limitation on Certain Amendments   ...................................
                                    ARTICLE 6
                      Completion and Acceptance of Project

   6.1  Training
   6.2  Project Commissioning   ..............................................
   6.3  Mechanical Completion   ..............................................
        6.3.1     Demonstration of Mechanical Completion   ...................
        6.3.2     Notice of Mechanical Completion   ..........................
        6.3.3     Achievement of Mechanical Completion   .....................
   6.4  Initial Operating Period; Performance Tests.   .......................
   6.5  Completed Performance Tests   ........................................
   6.6  Interim Performance Test Success   ...................................
        6.6.1     Demonstration of Interim Performance Test Success   ........
        6.6.2     Notice and Report of Interim Performance Test Success   ....
        6.6.3     Achievement of Interim Performance Test Success   ..........
   6.7  Project Acceptance
        6.7.1     Demonstration of Project Acceptance   ......................
        6.7.2     Notice and Report of Project Acceptance   ..................
        6.7.3     Achievement of Project Acceptance   ........................
        6.7.4     Contractor's Election of Project Acceptance   ..............
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        6.7.5     Deemed Project Acceptance   ................................
        6.7.6     Access
   6.8  Punch List          ..................................................
   6.9  Acceptance and Approvals Not a Release of Contractor   ...............

                                    ARTICLE 7
                    Guaranteed Dates; Delay Payments; Bonuses

   7.1  Guaranteed Completion Date   .........................................
   7.2  Guaranteed IPT No. 3 Success Date   ..................................
   7.3  Guaranteed Acceptance Date   .........................................
   7.4  Delay Payments
        7.4.1     Failure to Achieve Guaranteed Completion Date   ............
        7.4.2     Failure to Achieve Guaranteed IPT No. 3 Success   ..........
        7.4.3     Failure to Achieve Guaranteed Acceptance Date   ............
        7.4.4     Liquidated Damages Reasonable   ............................
        7.4.5     Payment of Liquidated Damages   ............................
        7.4.6     Liquidated Damages for Delay Only   ........................
   7.5  Bonus Payments
        7.5.1     Early Mechanical Completion   ..............................
        7.5.2     Early Project Acceptance   .................................
        7.5.3     Payment of Bonuses   .......................................
   7.6  Repayment by Owner of Late Completion Payments Under Certain   .......
             Circumstances
   7.7 Repayment by Owner of Late IPT No. 3 Success Payments Under Certain Circumstances

                                    ARTICLE 8
                             Performance Guarantees

   8.1  Performance Guarantees   .............................................
        8.1.1     IPT No. 1 Guarantee   ......................................
        8.1.2     IPT No. 2 Guarantee   ......................................
        8.1.3     IPT No. 3 Guarantee   ......................................
        8.1.4     Project Acceptance Guarantee   .............................
        8.1.5     Performance Guarantee Payments   ...........................
   8.2  Liquidated Damages Reasonable   ......................................
   8.3  Payment of Liquidated Damages   ......................................
   8.4  Repayment by Owner of Liquidated Damages Under Certain Circumstances
   8.5  Right of Contractor to Purchase   ....................................

                                    ARTICLE 9
                              Liability and Damages

   9.1  Limitations of Certain Contractor Liabilities   ......................
   9.2  Consequential Damages   ..............................................
   9.3  No Liability for Independent Engineer   ..............................
   9.4  Further Limitation of Liability   ....................................

                                   ARTICLE 10
                            Warranties and Guarantees

   10.1 General Warranty
        10.1.1    Equipment Warranty   .......................................
        10.1.2    Workmanship Warranty   .....................................
   10.2 Breach of General Warranty   .........................................
   10.3 Design Warranty
   10.4 Breach of Design Warranty   ..........................................
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   10.5 No Liens or Encumbrances   ...........................................
   10.6 EXCLUSIVE REMEDIES
   10.7 DISCLAIMER

                                   ARTICLE 11
                               Force Majeure Event

   11.1 Force Majeure Event   ................................................
   11.2 Burden of Proof
   11.3 Excused Performance   ................................................
   11.4 Suspension Due to Force Majeure Event   ..............................

                                   ARTICLE 12
                                  Scope Changes

   12.1 Scope Change Orders   ................................................
   12.2 Scope Change by Owner   ..............................................
   12.3 Scope Change by Contractor   .........................................
   12.4 Scope Changes Due to Changes in Applicable Laws   ....................
   12.5 Performance of Scope Changes   .......................................
   12.6 Scope Changes Due to Contractor Error   ..............................
   12.7 Effect of Force Majeure Event   ......................................
   12.8 Adherence to Project Schedule   ......................................

                                   ARTICLE 13
                                 Indemnification

   13.1 General Indemnification   ............................................
        13.1.1    Contractor   ...............................................
        13.1.2    Owner
   13.2 Additional Indemnification   .........................................
        13.2.1    Taxes.    ..................................................
        13.2.2    Environmental Matters   ....................................
   13.3 Patent and Copyright Indemnification   ...............................
        13.3.1    Contractor's Indemnity   ...................................
        13.3.2    Action in Case of Injunction   .............................
   13.4 Notice and Legal Defenses   ..........................................
        13.5 Failure to Defend Action   ......................................
        13.6 Survival

                                   ARTICLE 14
                                    Insurance

   14.1 Contractor-Provided Insurance   ......................................
   14.2 Owner-Provided Insurance   ...........................................
   14.3 Certificates        ..................................................
   14.4 Responsibility for Deductibles   .....................................
   14.5 Waivers of Subrogation   .............................................
   14.6 Failure to Procure Insurance   .......................................
   14.7 Contractor's or Rented Equipment   ...................................
   14.8 Unemployment and Other Insurance Benefits   ..........................
   14.9 Descriptions Not Limitations   .......................................
   14.10Additional Insureds, etc.   ..........................................
   14.11No Limitation of Liability   .........................................
   14.12Insurance Primary
   14.13Certain Terms
   14.14Owner Property Damage Waiver   .......................................
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                                   ARTICLE 15
                                   Termination

   15.1 Termination For Cause   ..............................................
   15.2 Termination by Contractor   ..........................................
   15.3 Requirements Following Termination   .................................
   15.4 Surviving Obligations   ..............................................
   15.5 Cancellation Prior to Commencement Date   ............................

                                   ARTICLE 16
                                   Assignments

   16.1 Consent Required
   16.2 Performance in Favor of Financing Parties   ..........................
   16.3 Successors and Assigns   .............................................
   16.4 Assignment to Contractor Affiliates   ................................

                                   ARTICLE 17
                                Design Documents

   17.1 Owner Review
   17.2 Final Drawings and Documentation   ...................................
   17.3 Ownership.          ..................................................
   17.4 Use of Documents by Contractor   .....................................

                                   ARTICLE 18
                                   Inspection

   18.1 Project Inspection

                                   ARTICLE 19
                               Dispute Resolution

   19.1 Arbitration         ..................................................
   19.2 Continuation of Work   ...............................................

                                   ARTICLE 20
                                  Cost Records

   20.1 GAAP
   20.2 Inspection of Contractor's Books and Records  ......................
   20.3 Inspection of Owner's Books and Records  ...........................

                                   ARTICLE 21
                             Independent Contractor

   21.1 Contractor as Independent Contractor   ...............................

                                   ARTICLE 22
                         Representations and Warranties

   22.1 Representations and Warranties of Contractor  ......................
        22.1.1    Organization and Qualification   ...........................
        22.1.2    Power and Authority  .....................................
        22.1.3    No Conflict   ..............................................
        22.1.4    Validity and Binding Effect   ..............................
        22.1.5    Litigation  ..............................................
        22.1.6    Patents; Licenses; Franchises   ............................
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        22.1.7    Compliance with Laws   .....................................
        22.1.8    Surety Performance  ......................................
        22.1.9    Disclosure  ..............................................
        22.2 Representations and Warranties of Owner   .......................
        22.2.1    Organization and Qualification  ..........................
        22.2.2    Power and Authority   ......................................
        22.2.3    No Conflict  .............................................
        22.2.4    Validity and Binding Effect   ..............................
        22.2.5    Litigation  ..............................................
        22.2.6    Patents; Licenses; Franchises   ............................
        22.2.7    Compliance with Laws  ....................................
        22.2.8    Disclosure  ................................................

                                   ARTICLE 23
                                  Miscellaneous

   23.1 Confidentiality     ................................................
   23.2 Publicity Releases; Information  ...................................
   23.3 Estoppel Certificate  ..............................................
   23.4 Waivers
   23.5 Choice of Law
   23.6 Severability        ................................................
   23.7 Notice              ................................................
   23.8 Headings
   23.9 Entire Agreement
   23.10Amendments          ................................................
   23.11Conflicting Provisions   .............................................
   23.12No Third-Party Rights  .............................................
   23.13Survival of Provisions   .............................................
   23.14Title to the Project  ..............................................
   23.15Schedules

                                    SCHEDULES


   Schedule A          Approved Testing Procedures, Pulp Quality Standards,
                       Performance Tests, Maximum Consumption Rates and
                       Assumed Costs
   Schedule 1.1A       Krygoski Contract
   Schedule 1.1B       Hayward Baker Contract
   Schedule 1.1C       Milestone Schedule
   Schedule 1.1D       Scope Document
   Schedule 1.1E       Determination of Buydown Amount
   Schedule 2.2        Form of Notice to Proceed
   Schedule 2.1.18     Exemptions from Sales and Use Taxes
   Schedule 4.2.1      Information Required for Payment Request
   Schedule 4.3A       Form of Contractor's Final
                       Waiver of Liens
   Schedule 4.3B       Form of Rust's Final
                       Waiver of Liens
   Schedule 4.4A       Form of Contractor's Partial
                       Waiver of Liens
   Schedule 4.4B       Form of Rust's Partial
                       Waiver of Liens
   Schedule 5.2        Real Estate Rights
   Schedule 5.3        Owner Permits/Contractor Permits
   Schedule 5.4        Utilities
   Schedule 5.5        Qualifying Waste Paper Specifications
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   Schedule 5.7        Owner-Supplied Equipment
   Schedule 6.1        Scope of Training
   Schedule 6.2        Owner's Operating Personnel
   Schedule 6.3.2      Procedure for Commissioning and
                       Mechanical Completion
   Schedule 6.7.2      Report of Performance Test Results for
                       Project Acceptance
   Schedule 10.2A      Fiberprep Equipment Spare Parts
   Schedule 10.2B      U.S. Filter Equipment Spare Parts
   Schedule 12.2       Form of Scope Change Order
   Schedule 14.3       Form of Insurance Certificate
   Schedule 23.1       Confidentiality Agreement
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             THIS TURNKEY ENGINEERING, PROCUREMENT, CONSTRUCTION AND INITIAL
   OPERATION AGREEMENT FOR DEINKING PULP FACILITY, dated as of November 1, 1994, is made by and between GREAT LAKES PULP PARTNERS I, L.P., as Owner, and THERMO ELECTRON CORPORATION, as Contractor.

                              W I T N E S S E T H :

             WHEREAS, Contractor desires to provide and Owner desires to obtain turnkey engineering, procurement, construction and related services for the Overall Project hereinafter described, all of which shall be provided on a fixed-price basis and in accordance with the terms and conditions herein specified.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


   ARTICLE 1
                                   Definitions

        1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated (such meanings as necessary to be equally applicable to both the singular and plural forms of the terms defined and the word "including" to mean "including without limitation"):

             "Accrued Bond Interest" means, for any period, the aggregate amount of interest accrued on the Bonds outstanding during such period, whether paid or not paid during such period.

             "Actual Price Per BDST" means, for any period, the average price per BDST of Pulp sold during such period.

             "Actual Unit Cost" means, for any period, the average cost per unit of Significant Consumable actually purchased during such period.

             "Agreement" means this Turnkey Engineering, Procurement, Construction and Initial Operation Agreement for Deinking Pulp Facility, all written amendments, modifications and supplements hereto, and all schedules hereto, all of which by this reference are incorporated herein.

             "Applicable Laws" means all laws, treaties, ordinances, judgments, decrees, injunctions, orders of any court, arbitrator or governmental agency or authority, and all rules, regulations, orders, interpretations and Permits of any federal, state, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body, having jurisdiction over construction of the Overall Project on the Project Site, performance of the Work, operation of the Overall Project, or the health, safety or environmental condition of the Overall Project or the Project Site, as the same may be in effect from time to time (including, without limitation, all laws, rules, regulations and interpretations relating to Governmental Impositions).

             "Applicable Permits" means all Permits required by Applicable Laws to be obtained or maintained in connection with construction of the
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   Overall Project, performance of the Work or initial operation of the
   Overall Project.

             "Approved Test Procedures" means the sampling and test procedures set forth in Sections A and B of Schedule A hereto as amended and supplemented from time to time in accordance herewith.

             "Assumed Labor Cost" means the Labor Costs per day set forth under "Assumed Labor Cost" in Schedule A hereto.

             "Assumed Price Per BDST" means the price per BDST of Pulp specified under "Assumed Price Per BDST" in Schedule A hereto.

             "Assumed Unit Cost" means, with respect to any Significant Consumable, the cost per Unit of Consumption for such Significant Consumable specified in Schedule A hereto.

             "Available Cash" as of any date of determination, the amount available in the General Debt Fund for distribution by the Trustee to holders of General Debt (as defined in the Indenture).

             "Bonds" means all the bonds issued from time to time under the Indenture and any bonds or other indebtedness issued or incurred from time to time to refund or refinance such bonds.

             "BDST" means bone- or oven-dry short tons.

             "Business Days" means all calendar days except Saturday, Sunday and other days on which banks in the State of New York or the State of Michigan are required or authorized to close.

             "Buydown Amount" shall be determined as set forth in Schedule E hereto.

             "Change Order Proposal" has the meaning set forth in Section hereof.

             "Commencement Date" means the date as of which all conditions set forth in Section hereof have been satisfied and on which Contractor is to commence performance of the Work, as specified in the Notice to Proceed delivered to Contractor by Owner pursuant to Section hereof.

             "Commissioning" means the systematic verification that each piece of equipment integrated within a definable system, and its associated subsystems, including structural, mechanical, electrical and instrumentation subsystems, have been checked for readiness to start-up.
   To "commission the Overall Project" means to provide Commissioning thereof.

             "Construction Period" means the period from the Commencement Date to Mechanical Completion.

             "Construction Quality Assurance Plan" is Contractor's written quality assurance program for the Work, including the written procedures to implement such program, as described in the Scope Document.
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             "Contract Documents" means, collectively, this Agreement, the
   Design Documents, all Scope Change Orders, the Construction Quality Assurance Plan and the Operating Manual.

             "Contract Sum" means the fixed price payable by Owner to Contractor in consideration of performance of the Work in accordance with the terms hereof, as such price may be adjusted from time to time as provided herein.

             "Contractor" means Thermo Electron Corporation, a Delaware corporation, and its successors and permitted assigns as contractor hereunder.

             "Contractor Indemnified Parties" has the meaning set forth in Section hereof.

             "Contractor Permits" has the meaning set forth in Section hereof.

             "Damages" has the meaning set forth in Section hereof. Use of the defined term "Damages" shall not be construed to permit the recovery of special, indirect, punitive, incidental or consequential loss or damage where such recovery would otherwise be precluded by the terms of Section hereof.

             "Days" or "days" means calendar days.

             "Deferrable Portion" has the meaning set forth in Section hereof.

             "Delay Payment" means, collectively, any Late Completion Payment, Late IPT No. 3 Success Payment or Late Acceptance Payment.

             "Design Documents" has the meaning set forth in Section  hereof.

             "Design Warranty" has the meaning set forth in Section hereof. "Design Warranty Period" has the meaning set forth in Section hereof.

             "Discount Rate" means 11% per annum.

             "Distribution Fund" means the fund to be designated as such under the Indenture and upon and after the effectiveness of the Indenture, the fund designated as such under the Indenture.


             "Early Acceptance Bonus" has the meaning set forth in Section hereof.

             "Early Completion Bonus" has the meaning set forth in Section hereof.

             "Final Drawings and Documentation" means all drawings, specifications and other documentation, prepared in accordance with the standard of performance described in Section hereof, which completely and accurately represent, in all material respects, the physical placement of all Project components and systems as installed and/or constructed and as
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   they exist at the time of Project Acceptance, as such term is further described in Section  hereof.

             "Financial Closing" means the initial issuance of the first series of the Bonds.

             "Financing Parties" means any and all lenders providing the construction, interim or long-term financing (including any refinancing thereof) for the Overall Project, any trustee or agent acting on their behalf and the Partners.

             "Five-Day Performance Test" has the meaning set forth in Section hereof.

             "Force Majeure Event" has the meaning set forth in Article 11.

             "General Debt Fund" means the fund to be designated as such under the Indenture and upon and after the effectiveness of the Indenture, the fund designated as such under the Indenture.

             "General Warranty" has the meaning set forth in Section  hereof.

             "General Warranty Period" has the meaning set forth in Section hereof.

             "GLP&F" means Great Lakes Pulp & Fibre, Inc., a Wisconsin corporation.

             "Good Industry Practices" means those practices, methods and acts that at any particular time, in the exercise of reasonable judgment, and consistent with the then current industry practices in connection with facilities similar to the Overall Project, would accomplish the desired result.

             "Governmental Impositions" means any impositions by any governmental entity, including but not limited to sales, use and ad valorem taxes, duties, social welfare charges, workers compensation rates, and other governmental impositions, but excluding impositions on net income.

             "Grade A Criteria" means the measurements and concentrations set forth under the designation "Grade A" under Pulp Quality Definitions as set forth on Schedule A hereto. Whether Pulp satisfies or exceeds the Grade A Criteria shall be determined in accordance with the Approved Test Procedures specified in Schedule A hereto including any testing requirements associated any particular Performance Guarantee with respect to which compliance is being determined.

             "Grade B Criteria" means the measurements and concentrations set forth under the designation "Grade B" under Pulp Quality Definitions as set forth on Schedule A hereto. Whether Pulp satisfies or exceeds the Grade B Criteria shall be determined in accordance with the Approved Test Procedures specified in Schedule A hereto including any testing requirements associated any particular Performance Guarantee with respect to which compliance is being determined.

             "Grade C Criteria" means the measurements and concentrations set forth under the designation "Grade C" under Pulp Quality Definitions as set
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   forth on Schedule A hereto.  Whether Pulp satisfies or exceeds the Grade C
   Criteria shall be determined in accordance with the Approved Test Procedures specified in Sections A and B of Schedule A hereto including any testing requirements associated any particular Performance Guarantee with respect to which compliance is being determined.

             "Guaranteed Acceptance Date" means the date that falls thirty-two
   (32) calendar months, plus the number of days (not exceeding ninety (90) days), if any, with respect to which Late Completion Payments or Late IPT No. 3 Success Payments shall have been made by Contractor, after the Commencement Date; provided, however, that for the purposes of Section and Section hereof, the Guaranteed Acceptance Date shall be the date that is thirty-two (32) calendar months after the Commencement Date.

             "Guaranteed Completion Date" means the date that falls nineteen
   (19) calendar months after the Commencement Date.

             "Guaranteed IPT No. 3 Success Date" means the date that is twenty-four (24) calendar months, plus the number of days (not exceeding ninety (90) days), if any, with respect to which Late Completion Payments shall have been made by Contractor, after the Commencement Date.
             "Hazardous Materials" means any material that by reason of its composition or characteristics is hazardous or toxic waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901. et seq., and the regulations thereunder or is hazardous waste or a hazardous or toxic substance or a hazardous or toxic material as defined in or under any other applicable state or federal law or the regulations thereunder.

             "Indemnified Parties" has the meaning set forth in Section hereof.

             "Indenture" means the Trust Indenture, dated as of December 1, 1994, between the Michigan Strategic Fund and The Chase Manhattan Bank (National Association), as trustee, and any amendments and supplements permitted thereby.

             "Independent Engineer" means Ford Bacon & Davis Engineering Co., Inc. and any other engineering company or companies engaged by Owner from time to time under the provisions of contracts with the Financing Parties to act in connection with the review of the Overall Project and the Work.

             "Initial Operating Period" has the meaning set forth in Section hereof.

             "Internal Rate of Return" means, with respect to any Partner's investment in Owner, the annual discount rate at which the present value, as of the date such investment was made, of (i) distributions actually made to such Partner in respect of such investment from the date on which such investment was made to the date as of which Internal Rate of Return is being determined plus (ii) in the case of any determination made under Section hereof only, any amounts held by the Owner constituting Available Cash (as defined in the Partnership Agreement) or Net Proceeds (as defined in the Partnership Agreement) and distributable to such Partner would equal the amount of such investment.
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             "IPT No. 1 Success" means the achievement of the performance milestone to be achieved by Contractor in the manner described in Section hereof.

             "IPT No. 2 Success" means the achievement of the performance milestone to be achieved by Contractor in the manner described in Section hereof.

             "IPT No. 3 Success" means the achievement of the performance milestone to be achieved by Contractor in the manner described in Section hereof.

             "K&K Lease" means the Lease dated the date of Financial Closing between Owner and K&K Warehousing, a general partnership, and any amendments and supplements thereto.

             "K&K Leased Premises" (the "Premises") means the "Demised Premises" under the K&K Lease.

             "K&K Warehouse" means the K&K Warehouse, located adjacent to the Project Site, a 210,000 square-foot portion of which has been leased to Owner pursuant to the K&K Lease.

             "Labor Costs" means compensation payable to or in respect of employees of Owner, including salaries, hourly and overtime compensation, payments and reserves for pension, retirement, health, hospitalization and sick leave benefits and similar expenses to be paid by Owner, to the extent attributable to the Overall Project.

             "Late Acceptance Payments" has the meaning set forth in Section hereof.

             "Late IPT No. 3 Success Payments" has the meaning set forth in Section hereof.

             "Late Completion Payments" has the meaning set forth in Section hereof.

             "Late Payment Rate" means the Prime Rate, plus three percent (3%) per annum.

             "Maximum Consumption Rates for Project Acceptance" means the rates of consumption of the chemical and other materials as set forth in the tables titled "Table 3 - Process Chemicals Consumption" and "Table 4 - Process Consumption" in Schedule A hereto.

             "Mechanical Completion" has the meaning set forth in Section hereof.

             "Milestone Schedule" means the schedule of values of various items of Work based upon which installment payments of the Contract Sum will be made as set forth in Schedule C hereto, as the same may be adjusted pursuant to this Agreement.

             "Monthly Progress Report" means a progress report containing the following information: (a) a description of Contractor's and all Subcontractors' activities and engineering, procurement and construction
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   progress as compared with the Project Schedule (and, at the request of
   Owner, an updated Project Schedule), (b) an identification and evaluation of problems and deficiencies in the Work and description of any corrective action being taken (including but not limited to an evaluation of any factors that are anticipated to have a material effect on the Project Schedule), (c) the status of material and equipment deliveries, (d) quality assurance reports with respect to all procurement and construction activity at the Project Site and (e) all other reasonable information requested by Owner. The specific reports, data and explanations that will be included in each Monthly Progress Report are described in the Project Execution Plan of the Scope Document.

             "Most Recently Completed Performance Test" shall mean (i) at any time after IPT No. 1 Success, the most recently completed Five-Day Performance Test, or if no such Performance Test has then been completed, the Performance Test that is the basis for IPT No. 1 Success, (ii) at any time after IPT No. 2 Success, the most recently completed Five-Day Performance Test, and (iii) at any time after IPT No. 3 Success, the most recently completed Ten-Day Performance Test, or if no such Performance Test has then been completed, the Performance Test that is the basis for IPT No. 3 Success.

             "Net Bond Interest" has the meaning set forth in Section (d) hereof.

             "Notice of Interim Performance Test Success" has the meaning set forth in Section hereof.

             "Notice of Mechanical Completion" has the meaning set forth in Section hereof.

             "Notice of Project Acceptance" has the meaning set forth in Section hereof.

             "Notice to Proceed" means the written notice to be delivered by Owner to Contractor pursuant to Section hereof setting forth the Commencement Date.

             "Operating Manual" means the complete equipment and system instructions and procedures for the start-up, operation and maintenance of the Project.

             "Operation and Maintenance Expenses" means for any fiscal period all costs and expenses for the operation and maintenance of the Overall Project for such fiscal period determined in accordance with generally accepted accounting principles including, but not limited to Owner's expenses in respect of operation, maintenance and repairs and recurring and ordinary renewal, replacement and reconstruction of the Overall Project, including without limiting the generality of the foregoing, Labor Costs, costs of labor (other than Labor Costs), energy and supplies relating to the operation of the Overall Project; costs of management, technical and advisory services; costs associated with the transportation, handling and delivery to the Overall Project of waste paper; fees and expenses of obtaining and renewing government licenses and services; commissions and other costs of marketing pulp produced by the Overall Project; taxes, assessments and similar charges (but excluding income taxes); fees and expenses of the Independent Engineer and other engineering expenses related
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   to operation and maintenance of the Overall Project; fees and expenses of the Trustee; auditing expenses; and insurance premiums. "Operation and Maintenance Expenses" does not include costs of extraordinary, nonrecurring major repairs or replacements, amounts payable as principal or interest on the Bonds or on Facility Parity Debt (as defined in the Indenture) or General Debt (as defined in the Indenture) or reserves therefor or any other costs that are capitalized in accordance with generally accepted accounting principles on the books of Owner.

             "Overall Project" means, collectively, all structures, facilities, appliances, lines, conductors, instruments, equipment, apparatus, components and other property comprising and integrating the entire facility described generally in the Scope Document, including any Owner-Supplied Equipment.

             "Owner" means Great Lake Pulp Partners I, L.P., a Delaware limited partnership, and its successors and permitted assigns as owner hereunder.

             "Owner Contractors" means contractors engaged by Owner or its designees to perform services or provide equipment at the Project Site, provided that such contractors (i) perform services or provide equipment within the scope described as Owner's scope of work in the Scope Document or (ii) perform other services that do not unreasonably interfere with Contractor's performance of the Work hereunder.

             "Owner's Field Representative" has the meaning set forth in Section hereof.

             "Owner-Supplied Equipment" means the equipment listed on Schedule hereto.

             "Owner Permits" has the meaning set forth in Section  hereof.

             "Owner's Project Manager" has the meaning set forth in Section hereof.

             "Partner" means any Person who at the time in question is the general partner or a limited partner of Owner.

             "Party" or "Parties" means, respectively, a party or both parties to this Agreement.

             "Performance Guarantee Payments" has the meaning set forth in Section hereof.

             "Performance Guarantees" has the meaning set forth in Section hereof.

             "Performance Test" means the operation of the Project in accordance with the provisions of Section hereof and the Approved Test Procedures as set forth in Schedule A hereto for the purposes of determining the Project's level of achievement of one or more of the Performance Guarantees.

             "Permit" means any waiver, exemption, variance, permit, authorization, license or similar order of or from any federal, state,
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
   county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over the matter in question.

             "Person" means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

             "Price-Adjusted Gross Revenues" means, for any fiscal period, the gross revenues of Owner derived through the sale of Pulp produced by the Overall Project for such period, determined in accordance with generally accepted accounting principles and calculated by multiplying the greater of
   (i) the Actual Price Per BDST or (ii) the Assumed Price Per BDST, by the number of BDST of Pulp sold in such period.

             "Price-Adjusted Operation and Maintenance Expenses" means, for any fiscal period, Operation and Maintenance Expenses for such period, determined in accordance with generally accepted accounting principles; provided, however, that (a) in lieu of expenses in respect of each Significant Consumable, expenses in respect of such Significant Consumable for such fiscal period shall be calculated by multiplying the lower of (i) the Actual Unit Cost of such Significant Consumable for such fiscal period or (ii) the Assumed Unit Cost of such Significant Consumable times the actual Units of Consumption for such Significant Consumable during such period and (b) the expense that constitutes Labor Costs shall be the lower of (i) actual Labor Costs and (ii) Total Assumed Labor Costs.

             "Price-Adjusted Project Cash Flow" means for any fiscal period the difference between (i) Price Adjusted Gross Revenues for such period, minus (ii) Price-Adjusted Operation and Maintenance Expenses for such period, all determined in accordance with generally accepted accounting principles.

             "Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its "prime rate."

             "Project" means the Overall Project, excluding any Owner-Supplied Equipment and excluding landscaping and permanent fencing described in the Scope Document.

             "Project Acceptance" means the performance milestone to be achieved by Contractor in the manner described in Section , Section or Section hereof.

             "Project Schedule" means the construction and design schedule for the engineering, procurement, construction and initial operation of the Project prepared from time to time by Contractor under the provisions of Section hereof, which is to be consistent with the initial Project Schedule set forth in the Scope Document, as adjusted pursuant to this Agreement.

             "Project Site" means all those parcels of land in Menominee, Michigan owned or leased by Owner, the K&K Leased Premises and any other Real Estate Rights of Owner upon which the Overall Project will be located or from which the Project will otherwise benefit, (all as more particularly described in Schedule hereto), excluding the parcel upon which Owner will create a landfill.
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
             "Proposal Request" has the meaning set forth in Section  hereof.

             "Pulp" means pulp produced as a result of operation of the Overall Project.

             "Punch List" means the list prepared (and periodically revised) by Contractor, and submitted for review by Owner, of minor items of Work which may remain to be performed by Contractor to achieve Project Acceptance, but which items do not affect Owner's ability to operate the Project in accordance with Applicable Laws and the Contract Documents.

             "Qualifying Pulp" means Pulp satisfying of exceeding the Grade C Criteria.

             "Qualifying Waste Paper" means mixed office waste paper satisfying the specifications set forth in Schedule attached hereto.

             "Real Estate Rights" means all rights in or to real estate (including title to or other rights to use or access the Project Site), leases, contracts, permits, easements, licenses, private rights of way, and utility and railroad crossing rights required to be obtained or maintained in connection with construction of the Overall Project on the Project Site, performance of the Work or operation of the Overall Project.

             "Rust" means Rust International Corporation (Delaware), a Delaware corporation.

             "Scheduled Payments" has the meaning set forth in Section hereof.

             "Scope Change" has the meaning set forth in Section  hereof.

             "Scope Change Order" means a written order to Contractor issued and signed by Owner in accordance with the provisions of Article hereof after the execution and delivery of this Agreement authorizing a Scope Change and, if appropriate pursuant to the terms hereof, an adjustment in one or more of the Contract Sum, the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date, the Guaranteed Acceptance Date, the Milestone Schedule, the Project Schedule and the Performance Guarantees or any other amendment of the terms and conditions of the Contract Documents.

             "Scope Document" means the description of the Project and services to be performed by Contractor set forth in Schedule D hereto entitled "Great Lakes Pulp & Fibre Inc., Scope of Work and Capital Cost Estimate, Rust Contract 21-6200" dated September 16, 1994, as revised through December 22, 1994, including all Significant Design Documents and other schedules, exhibits, annexes or other attachments, whether or not included in Schedule D hereto.

             "Security Agreement" means the Security Agreement to be dated as of December 1, 1994 between Owner and The Chase Manhattan Bank (National Association).

             "Significant Consumable" means electricity, gas, waste paper and the chemicals listed in Schedule A hereto.
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
             "Significant Design Documents" means those documents contained in Sections D1.5, D3.11, D4.6 and D6.6 of the Scope Document, as such documents may be revised from time to time hereunder.

             "Site Preparation Contracts" means (i) the Trade Contract between Owner and Krygoski Construction Company dated as of October 1, 1994 and attached hereto as Schedule A pursuant to which Krygoski Construction Company has agreed to perform certain site preparation work at the Project Site, including, among other things, excavation and backfill and the installation of stone support columns and (ii) the Trade Contract between Owner and Hayward Baker Inc. dated as of November 23, 1994 and attached hereto as Schedule B pursuant to which Hayward Baker Inc. has agreed to perform certain site preparation work at the Project Site, including, among other things, vibro-compaction of replacement fill sand and sand underlying the Project Site.

             "Stabilization Period" has the meaning set forth in Section hereof.

             "Subcontract" means a contract between Contractor and a Subcontractor for the performance or supply of a portion of the Work by such Subcontractor.

             "Subcontractors" has the meaning set forth in Section  hereof.

             "Taxes" has the meaning set forth in Section  hereof.

             "Ten-Day Performance Test" has the meaning set forth in Section hereof.

             "Termination For Cause" means a termination of this Agreement pursuant to Section hereof.

             "Three-Day Performance Test" has the meaning set forth in Section hereof.

             "Title Insurer" means any and all title insurance companies writing title insurance with respect to any portion of the Project Site, the Real Estate Rights, the Overall Project or any interest therein.

             "Total Assumed Labor Costs" means for any period Assumed Labor Cost multiplied by the number of days worked during such period.

             "Trustee" means The Chase Manhattan Bank (National Association), and any successor trustee under the Indenture.

             "Units of Consumption" means, with respect to any Significant Consumable, for any fiscal period, the amount of such Significant Consumable actually used during such fiscal period expressed in terms of the units of volume, weight or other measurement applicable to such Significant Consumable, as specified in the tables titled "Table 3 - Process Chemicals Consumption" and "Table 4 - Process Consumption" in Schedule A hereto.

             "Utilities" means electricity, water, telephone, sewage and waste disposal services and all other utilities necessary for the performance of the Work and the operation of the Overall Project.
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
             "Work" has the meaning set forth in Section  hereof.


                                    ARTICLE 2
              Contractor's Work and Other Obligations of Contractor

        2.1 Work To Be Performed. Except as otherwise expressly set forth in Article hereof, and subject to the specific provisions of and exclusions set forth in the Scope Document, Contractor shall perform or cause to be performed any and all work and services required or appropriate in connection with the design, engineering, procurement, construction, Commissioning, start-up, testing, initial operation and completion of the Project and shall provide all materials, equipment, machinery, tools, labor, transportation, administration and other services and items required to complete and deliver to Owner the fully operational Project, all in accordance with and as specified in and subject to the Contract Documents (collectively, the "Work"). All Work shall be provided on a fixed price, turnkey basis, as set forth in Section hereof and other allowances and reimbursable amounts specified in the Contract Documents. Certain details of the Work are described in this Article . Without limiting the foregoing, Contractor shall perform or cause to be performed the following as part of the Work:

             2.1.1 Scheduling. The initial Project Schedule is set forth in the Scope Document. Contractor shall revise and/or update the Project Schedule on a monthly basis showing in detail the progress to date and the then-current scheduling of all major elements of design, procurement and construction of the Project. The initial Project Schedule will be revised and issued within sixty (60) days after the Commencement Date in Critical Path Method format integrating engineering, procurement and construction aspects of the Work. The Project Schedule, as so revised, will be resource-loaded reflecting the planned units of resources required to accomplish each specific task on schedule.

             2.1.2 Engineering and Design. After the Commencement Date, Contractor shall be entitled to make revisions or additions to Significant Design Documents, subject to review and comment by Owner and Independent Engineer and, in the case of any revisions or additions that materially change the scope of the Work, acceptance by Owner and Independent Engineer. Where acceptance is required, Owner's and Independent Engineer's acceptance or rejection (specifying particular reasons therefor) shall be made within five (5) days following receipt of such revisions or additions from Contractor. If Owner and Independent Engineer do not reject any such revision or addition within five (5) days, it shall be deemed accepted. Contractor shall cooperate with Owner in making such further revisions or additions to the Significant Design Documents as Owner may recommend, subject to the provisions of Article 12. Prior to the Commencement Date, all revisions or additions to Significant Design Documents shall be subject to acceptance by Owner.

                  2.1.2.1 Design. Owner has caused to be conducted certain soil and geotechnical tests and surveys of the Project Site, and delivered written reports thereof to Contractor. Contractor acknowledges that such tests and surveys, and the results thereof, are acceptable to Contractor and adequate to allow Contractor to design, procure and construct the Project in accordance with this Agreement, Applicable Laws and Good Industry Practices; provided, however, that Contractor assumes no
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
   responsibility for the accuracy or completeness of such tests and surveys. Subject to the provisions of Article hereof, Contractor shall not be excused from any of its obligations under this Agreement for any condition so disclosed and affecting the Project, the Project Site or the Work. Contractor expressly acknowledges and agrees that while the Scope Document sets forth a general guide as to the requirements of the Project, Contractor shall have full responsibility as required by this Agreement for completion of the Project in accordance with all Contract Documents, Applicable Laws and Good Industry Practices.

                  2.1.2.2 Design Documents. Based on the Scope Document and on the Significant Design Documents, Contractor shall prepare comprehensive drawings and specifications setting forth in detail the requirements for the procurement and construction of the Project. Prior to Contractor's commencement of construction of any portion of the Project, Contractor shall submit such drawings and specifications relating to such portion to Owner for review and comment. As the drawings and specifications are issued, they shall be clearly identified as the drawings and specifications for the Overall Project (all such drawings and specifications, including the Significant Design Documents, are herein called the "Design Documents").

                  2.1.2.3 Operating Manual. Not later than four (4) months before the date on which Mechanical Completion is anticipated to occur, Contractor shall deliver a draft of the Operating Manual to Owner for review, and Owner shall provide comments thereon within thirty (30) days after receipt of such draft. Not later than two months before the date on which Mechanical Completion is anticipated by Contractor to occur, Contractor shall prepare in individually numbered, bound volumes and deliver to Owner ten (10) sets of the Operating Manual, but Contractor shall be required to provide only five (5) sets of books, manuals and other documents generated by equipment manufacturers or vendors. Subsequent to such delivery, Contractor shall update and revise the Operating Manual, as required in order to reflect changes in operating or maintenance procedures, or to make revisions reasonably requested by Owner until Project Acceptance has been achieved. Contractor shall obtain all instruction manuals and special directions required for preparation of the Operating Manual from equipment manufacturers or vendors or shall itself provide any such written instructions when they are not available from such manufacturers or vendors. Contractor further agrees and will cause the Subcontractors to agree, that adherence to the Operating Manual shall not impair any warranty or guarantee on equipment, materials or services relating to the Project. Owner acknowledges that operation by Owner of the Project in a manner contrary to that set forth in the Operating Manual could impair or void such warranty or guarantee.

             2.1.3 Procurement. Contractor shall procure and pay for, in Contractor's name as an independent contractor and not as agent for Owner, all materials, equipment, supplies, consumables, transportation, labor, supervision and other necessary services (whether on or off the Project
   Site), to complete the Project in accordance with the Contract Documents.

             2.1.4 Construction. Contractor shall develop and provide copies to Owner of a written project design, engineering, procurement and construction plan included in Schedule 1.1D and shall construct and install the Project expeditiously and in accordance with the Contract Documents. Contractor's construction plan shall include procedures for environmental protection, Project Site security and physical protection of property
PAGE
   adjacent to the Project Site during the Construction Period in accordance with this Agreement. Contractor shall, as required by Good Industry Practices, inspect or cause to be inspected all materials and equipment to be incorporated in the Project and shall reject or revise those items or procedures determined not to be in compliance with the Contract Documents or Good Industry Practices. Contractor shall require all Subcontractors to perform their portions of the Work in accordance with the Contract Documents and, in performing the duties incident to such responsibility, Contractor shall issue to the Subcontractors such directives and impose such restrictions as may be required in the construction of the Project to obtain compliance by the Subcontractors with the relevant terms of the Contract Documents.

             2.1.5 Labor and Personnel. Contractor shall provide all labor and personnel required in connection with the Work, including without limitation: (a) professional engineers licensed to perform engineering services in each state where the performance of the Work requires such licensing; (b) a Project engineer and lead structural, mechanical, electrical, instrumentation and control, civil, cost and schedule engineers, and procurement, construction, start-up and training supervisors, all of whom shall have had extensive experience in facilities of similar technology and magnitude to that of the Project; (c) a Project Manager or other representative who shall be fully acquainted with the Project and shall have the authority to administer this Agreement on behalf of Contractor; and (d) quality assurance personnel, all of which quality assurance personnel shall report directly to Contractor's home office managers and not to the Project personnel located at the Project Site.

             2.1.6 Project Site; Real Estate Rights. Contractor acknowledges that the Project Site, as described in Schedule 5.2 hereto, is, subject to the terms of the Contract Documents, sufficient for Contractor to undertake and complete the Work except to the extent that there may exist conditions not described in the reports furnished to Contractor. If Contractor at any time becomes aware of any Real Estate Right not possessed by Owner but required in connection with the Overall Project, Contractor shall immediately give notice thereof to Owner. If Contractor becomes aware of any deficiency in subsurface conditions (including engineered fill provided by an Owner Contractor prior to the Commencement Date), Contractor shall immediately give notice thereof to Owner. Contractor shall provide all necessary information and documents and use its reasonable efforts to assist Owner in obtaining all Real Estate Rights required to be obtained by Owner. Owner will furnish the Project Site as provided in Section hereof. Contractor agrees to assume on the Commencement Date the obligations of Owner under the Site Preparation Contracts (other than Owner's obligations to pay for the work described in the Site Preparation Contracts) and to prepare the Project Site in the manner set forth in the Scope Document.

             2.1.7 Contractor Permitting. Contractor acknowledges that Schedule hereto lists all of the Applicable Permits known by it to be required for the undertaking and completion of the Work and the operation of the Project (without warranting that said Permits are all of the Applicable Permits). Contractor shall prepare applications and apply for in a timely manner, diligently attempt to obtain, obtain and maintain in effect those Applicable Permits for the Project designated in Schedule hereto as "Contractor Permits" (together with any other Applicable Permits required to be obtained by Contractor pursuant to the fourth sentence of this Section , collectively, "Contractor Permits"). Contractor shall
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
   cooperate with Owner in connection with Owner's efforts to obtain Owner Permits. If any Applicable Permit is not listed on Schedule hereto, if it is a building, construction or similar Permit (excluding building occupancy permits and operating permits), Contractor shall be responsible for obtaining such Permit at its own expense. If Contractor at any time becomes aware of any Applicable Permit that is not listed on Schedule hereto, Contractor shall immediately give notice thereof to Owner. Owner will obtain Owner Permits as provided in Section hereof.

             2.1.8 Royalties and License Fees. Contractor shall pay all required royalties and license fees and shall procure, as required, the appropriate proprietary rights, licenses, agreements and permissions for materials, methods, processes and systems incorporated into the Project.
   In performing the Work hereunder, Contractor shall not incorporate into the Project any materials, methods, processes or systems which involve the use of any confidential information, intellectual property or proprietary rights which, to Contractor's knowledge, Owner does not have the right to use.

             2.1.9 Labor Relations. Contractor shall be responsible for all labor relations matters relating to the Work (other than with respect to Owner's employees, agents or representatives) and shall at all times use all reasonable efforts to maintain harmony among the unions (if any) and other personnel employed in connection with the Work. Contractor shall at all times use all reasonable efforts and judgment as an experienced contractor to adopt and implement policies and practices designed to avoid work stoppages, slowdowns, disputes and strikes. Nothing herein shall be construed to require Contractor to settle a labor dispute against its judgment.

             2.1.10 Inspection and Expediting. Contractor shall perform all inspection, expediting, quality surveillance and traffic services as are required for performance of the Work on a timely basis. Contractor's responsibilities under this Section shall include, without limitation, inspecting all materials and equipment both on and off the Project Site that comprise or will comprise the Project or that are to be used in performance of the Work hereunder, including the start-up and testing of the Project. Contractor shall perform such detailed inspection of all Work in progress at intervals appropriate to the stage of construction or fabrication off the Project Site as is necessary to ensure that such Work is proceeding in accordance with the Contract Documents in an effort to protect Owner against defects and deficiencies in such Work. On the basis of such inspections, Contractor shall keep Owner periodically informed of the progress and quality of all Work and shall provide Owner with written reports of deficiencies revealed through such inspections and of measures proposed by Contractor to remedy such deficiencies. Contractor shall use all reasonable efforts to secure for Owner or its representatives the option of being present at any inspections undertaken by Contractor off the Project Site. In the event that the progress and quality of the Work is not proceeding in accordance with the Contract Documents, Owner shall be entitled to make recommendations to Contractor for the purpose of remedying such deficiencies. No inspection performed or failed to be performed by Owner or its representatives or any recommendation from Owner in connection therewith shall be a waiver of any of Contractor's obligations hereunder or be construed as an approval or acceptance of any Work hereunder.
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             2.1.11    Project Site Access; Owner's Accommodations; Project
   Site Meetings. During the Construction Period, Contractor shall control the Project Site. Contractor shall provide Owner, the Independent Engineer and their designees reasonable access to the Project Site at all times and arrange for reasonable access by Owner, the Independent Engineer and their designees to the engineering, manufacturing and fabricating premises of all Subcontractors sufficient to permit Owner, the Independent Engineer and their designees to inspect Work being performed and to monitor compliance by Contractor and the Subcontractors with the terms hereof. Contractor shall conduct regularly scheduled, monthly meetings at the offices of Rust in Birmingham, Alabama until mobilization has begun and Contractor determines to hold such meetings at the Project Site, and thereafter, at the Project Site, to discuss thoroughly the progress and status of engineering, procurement and construction with Owner's Field Representative, the Independent Engineer and any other representatives of Owner that Owner desires. Such meetings shall be attended by Contractor's construction manager and project manager, the Independent Engineer, Owner's representatives and representatives of Contractor's home engineering office staff. Notwithstanding the foregoing, Owner acknowledges that until Mechanical Completion, Contractor, at Owner's expense, is responsible for safety and security of and at the Project Site and agrees that Owner will, and will require Owner Contractors, Independent Engineer and each of their employees and agents, to, comply with all reasonable rules and regulations of Contractor regarding access to, inspection of and construction activities on or adjacent to the Project Site. In addition, after reasonable notice from Owner, Contractor shall use all reasonable efforts to coordinate the scheduling of work by Owner Contractors so as not to delay unnecessarily or interfere with the performance of the Work by Contractor, subject to Article 11.

             2.1.12    Uncovering of Work.  Contractor will notify Owner
   36 hours before Work will be covered. Owner must inspect within such 36 hours. If any portion of the Work should be covered contrary to the written request of Owner or to requirements specifically expressed in the Contract Documents, such portion of the Work shall, if requested in writing by Owner, be uncovered for observation and shall be replaced at Contractor's expense and with no change in the schedule. If any other portion of the Work has been covered which Owner has not specifically requested to observe prior to being covered, Owner may request to see such Work and it shall be uncovered by Contractor. If such other portion of the Work is found to be in accordance with the Contract Documents, the cost of uncovering and replacement and costs of any delay caused by such uncovering and replacement shall, by appropriate Scope Change Order, be charged to Owner (and, if required under the circumstances, appropriate adjustments to the Project Schedule shall made by the Scope Change Order). If such portion of the Work is found not to be in accordance with the Contract Documents, Contractor shall pay such costs and the Project Schedule shall not be changed.

             2.1.13 Storage and Related Matters. Contractor shall warehouse or otherwise provide appropriate storage (in accordance with manufacturers' recommendations) for all materials, supplies and equipment required for performance of Work. Owner shall provide to Contractor, without cost, the procurement or disposal of, as appropriate, all sand, gravel and similar material required for performance of the Work hereunder. Contractor agrees to store equipment and spare parts to be installed or held available for installation in the portion of the K&K Leased Premises made available by Owner pursuant to Section . Contractor acknowledges that it has been
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   furnished a copy of the K&K Lease and agrees not to take any action that would constitute a default under the K&K Lease. All materials, supplies and equipment that are stored at a location other than on the Project Site shall be (a) stored in a bonded warehouse or other appropriate location and
   (b) properly secured, tagged and identified for the Overall Project to establish the rights of title provided under Section hereof, and segregated from other goods. Prior to delivery at the Project Site, all equipment shall be labeled with permanently affixed durable nameplates that will include the manufacturer's name, equipment model number, equipment serial number, equipment tag number and all appropriate design parameters.

             2.1.14 Utilities; Fuel. Contractor shall pay for all costs of Utilities and fuel consumed in the performance of the Work other than Utilities and fuel required for Commissioning and operation of the Overall Project and those expressly required to be furnished by Owner pursuant to Section hereof. Contractor shall supply all chemicals and consumables that are required to enable Contractor to perform the Work hereunder during the Construction Period, other than those expressly required to be furnished by Owner pursuant to Section hereof.

             2.1.15    Spare Parts.  Owner shall pay to Contractor, in
   addition to the Contract Sum, a lump sum payment of $2,050,000 for the spare parts that will be required for the Project through Project Acceptance. Such amount shall be payable to Contractor from time to time on the dates that Scheduled Payments are required to be made subject to compliance by Contractor with the provisions of Section hereof (it being agreed by Owner and Contractor that such provisions shall also apply to requests for payment for spare parts). Contractor shall procure prior to Mechanical Completion and maintain through Project Acceptance all start-up and operating spare parts required for the Project and prior to Mechanical Completion shall deliver to Owner and Independent Engineer a complete list of all such start-up and operating spare parts required for the Project, which list shall be subject to the review of Independent Engineer. Contractor and Owner agree that Owner shall not be required to spend more than $2,050,000 in aggregate for all spare parts required for the Project through Project Acceptance and that Contractor shall, without reimbursement by Owner, pay the cost of all spare parts required through Project Acceptance to the extent such cost exceeds $2,050,000. In the event the cost of all spare parts required for the Project through Project Acceptance is less than $2,050,000, Contractor shall be entitled to retain the amount of the difference between $2,050,000 and the actual cost of the spare parts. Contractor shall cause all such spare parts to be delivered to the K&K Leased Premises or other storage location on the Project Site. All unused spare parts for the Overall Project shall remain with the Overall Project after Project Acceptance is achieved without additional cost to Owner. Contractor shall store under its control all spare parts procured hereunder until Project Acceptance; provided, however, each such item shall be clearly labeled as a part designated for the Overall Project.
   Contractor may use any spare parts procured hereunder; provided, however, Contractor shall promptly replace and supply to Owner any spare parts available from vendors under applicable warranties to replace the parts that Contractor uses during performance of the Work hereunder. All spare parts supplied by Contractor under the preceding sentence shall be new and properly packaged for storage. Contractor shall have the right to purchase at its own expense any spare parts in addition to those shown on such list and, to the extent not used prior to Project Acceptance, such additional spare parts shall remain the property of Contractor.
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             2.1.16    Clean-Up and Waste Disposal.  Contractor shall keep the
   Project Site reasonably free from accumulation of waste materials, rubbish and other debris resulting from construction of the Project and other Work performed by or on behalf of Contractor during the Construction Period. On or before Project Acceptance, Contractor shall remove to Owner's waste material staging area on the Project Site all waste materials (other than those for which Owner is responsible pursuant to Section hereof and other than oil or any Hazardous Materials), rubbish and other debris and shall leave the Project Site in a neat, clean and usable condition and shall also remove from the Project Site all tools, construction equipment, machinery and surplus material to which Owner does not hold title. All cleanup and waste disposal shall be conducted in accordance with all Applicable Laws; provided, however, no materials (other than excess soil excavated from the Project Site) shall be disposed of on the Project Site. Contractor's obligations under this Section shall include removal and disposal of all Hazardous Materials brought by Contractor or Subcontractors to the Project Site or produced by Contractor or Subcontractors on the Project Site, but shall not include removal or disposal of Hazardous Materials at the Project Site prior to the Commencement Date or brought on or generated in connection with the operation of the Overall Project by Owner or Owner Contractors at any time.

             2.1.17 Schedule Updates; Progress Reports. Contractor shall keep and furnish to Owner regularly updated schedules of the Work supplementing the Project Schedule and Monthly Progress Reports of actual progress of the Work. Contractor shall be responsible for ensuring that performance of the Work proceeds in accordance with the Project Schedule (as modified and/or updated in accordance with Section hereof), for coordinating and incorporating the schedules of all Subcontractors into the aforementioned schedules and progress reports and for coordinating with Owner Contractors. Contractor shall update the Project Schedule on a monthly basis as the Work progresses, including the incorporation of delay and acceleration analyses where appropriate. Any delay and/or acceleration analysis will include a comprehensive Critical Path Method schedule analysis, which will be based upon the Project Schedule, including approved changes, in effect at the time the delay and/or acceleration analysis impact occurred.

             2.1.18 Taxes. It is assumed that the purchase and installation of (i) items in the categories described under the heading "Taxable Items" in Schedule hereto will result in Michigan sales or use tax liability to Contractor or, as applicable, a Subcontractor, in the aggregate amount of $579,143, which amount is included in the Contract Sum,
   (ii) items in the categories described under the heading "Industrial Processing Equipment" in Schedule hereto will result in no Michigan sales or use tax liability to Owner as such property constitutes, in Owner's hands, property of an "industrial processor for use or consumption in industrial processing" within the meaning of Michigan Compiled Laws ("MCL")
   Section 205.94(g)(i) and in no Michigan sales or use tax liability to Contractor or, as applicable, a Subcontractor, as such property is to be purchased for resale within MCL Section 205.94(c) and (iii) items listed in Schedule under the heading "Water Pollution Control Property", with a total estimated cost of $8,222,000, will result in no Michigan sales and use tax liability to Contractor, or as applicable, a Subcontractor, as such items are component parts of a "water pollution control facility" within the meaning of MCL Section 323.351. Owner and Contractor shall cooperate with each other in securing appropriate exemptions consistent with the
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   foregoing assumptions and Contractor will use its reasonable efforts to minimize the amount of any applicable sales and use tax. If, notwithstanding the foregoing, a Michigan sales or use tax is imposed upon Contractor or, as applicable, a Subcontractor, as a result of (i) a change in Applicable Law or (ii) a determination that any item within the categories described under the heading "Industrial Processing Equipment" or "Water Pollution Control Property" on Schedule hereto is subject to a sales or uses tax, which tax results in the aggregate amount of sales and uses taxes exceeding $579,143, the Contract Sum shall be increased by the amount of such excess by means of a Scope Change pursuant to Section hereof; provided, however, that no such increase in the Contract Sum shall be made to the extent any such excess is attributable to a failure of Contractor or Subcontractor to hold a sales tax license or timely or properly claim a resale exemption as contemplated by clause (ii) of the first sentence of this Section . Contractor shall maintain all cost and other records necessary to distinguish taxable from nontaxable items and shall assist Owner in determining the appropriate amounts of sales and use taxes and any available exemptions therefrom based on Owner's determination of categories of equipment and material. Owner shall be responsible for making appropriate applications for exemptions from sales and use taxes. Contractor shall administer and, subject to inclusion of certain sales and use taxes in the Contract Sum as provided above, pay all gross receipts, customs duty, import duty and other taxes and contributions imposed by any taxing authority upon the sale, purchase, use or importation of materials, supplies, equipment, services or labor incorporated in the Project or used in the Work. Contractor shall be responsible for administering and paying, without additional reimbursement hereunder, all taxes measured by Contractor's receipts hereunder or measured by wages earned by employees of Contractor or any Subcontractor (all of the above, together with sales and use taxes, the "Taxes"), and shall furnish to the appropriate taxing authorities all required information and reports in connection with such Taxes and promptly furnish copies of all such information and reports to Owner; provided, however, that Owner shall be solely responsible for and shall pay all real property taxes assessed on the Project Site, all ad valorem taxes or personal property taxes on the Overall Project and all income taxes imposed on Owner's operations. All Subcontracts shall include the amount of any sales or use tax as a separate line item on the face thereof along with adequate supporting documentation.

             2.1.19 Employee Identification. Contractor shall provide a method, which shall be subject to the reasonable review of Owner, of checking the employees of Contractor and its Subcontractors in and out of the Project Site and other areas in which the construction Work is to be performed. All employees of Contractor and its Subcontractors shall be identified while on the Project Site by the use of a distinctive badge approved by Owner, which approval shall not be unreasonably withheld or delayed.

             2.1.20 Adjoining Utilities. Contractor shall do all things reasonably necessary or expedient to protect any and all parallel, converging and intersecting electric lines and poles, communication lines and poles, highways, waterways, railroads, sewer lines, natural gas pipelines, drainage ditches, culverts, fences, walls, gates and any and all tangible property of third parties from physical damage as a result of its performance of the Work hereunder. Except as otherwise agreed by any Person holding an interest in such property, to the extent that any such property is physically damaged or destroyed by Contractor or any Subcontractor through its intentional tort or negligence, or if Contractor
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   would be strictly liable therefor, in the course of the performance of the
   Work hereunder, Contractor shall be responsible for such damage or destruction, and Contractor shall at its own expense rebuild, restore or replace such damaged or destroyed property to a condition at least equal to the condition of such property before such damage or destruction occurred.

             2.1.21 Protection of Property. Contractor shall provide and shall require that each Subcontractor provides proper and ample protection from damage or loss to the Project, the Project Site, materials, construction equipment and tools during its performance of the Work hereunder. Where ingress and egress to and from the Project Site require the traverse of public or private lands, Contractor shall limit the movement of its crews and equipment and of Owner Contractors' crews and equipment and of all Subcontractors and Owner Contractors so as to cause as little physical damage as possible to property and shall use all reasonable efforts to avoid marring such lands, and shall in all respects comply with all obligations of and any restrictions imposed on Owner by the Real Estate Rights and disclosed to Contractor (including without limitation those contained in the K&K Lease). All fences and walls that must be opened or moved during construction of the Project shall be replaced by Contractor. Contractor shall not be reimbursed by Owner for costs associated with loss of or damage to tangible property of third parties, whether on or off the Project Site or rights-of-way thereto, to the extent caused by Contractor.

             2.1.22 Coordination with Owner Contractors. Contractor shall permit Owner Contractors to introduce and store materials and perform their services during the Construction Period. Contractor shall cooperate with Owner and Owner Contractors to coordinate the Work with the work of Owner Contractors, and Owner shall require Owner Contractors to cooperate with Contractor and to coordinate with the Work so that the work of Owner Contractors does not unreasonably interfere with or delay the Work.

             2.1.23 Contract Documents at Project Site. Contractor shall maintain at the Project Site, on a current basis, one record copy of all of the Contract Documents, in good order and marked currently to reflect accurately and completely all material changes, and a complete set of all working drawings used in performance of the Work. These shall be available to Owner and the Independent Engineer. Contractor shall advise Owner on a current basis of all material changes in the Work made during the Construction Period which affect the general arrangement of the Project, the electrical one-line drawings or the piping and instrumentation diagrams.

             2.1.24 Commissioning. Commencing as soon as practicable prior to start-up operations, but in any event in accordance with the Project Schedule, Contractor shall commission the Project as more specifically provided in Section hereof.

             2.1.25 Start-Up and Initial Operation. The Work shall include the start-up of components, calibration of controls and equipment, total system function and verification tests, and all other start-up functions pertaining to the Project. The Work shall also include monitoring the operation of the Project during the Initial Operation Period and supervising Owner's personnel during all Performance Tests, as required under Section hereof. At all times during the performance of the Work, Contractor shall use all reasonable efforts to minimize (consistent with Good Industry Practices and the terms of the Contract Documents) the use of
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   the Utilities, consumables, chemicals and fuel that are for Owner's account.

             2.1.26 Further Assurances. Consistent with the other requirements of the Contract Documents, each of Contractor and Owner shall execute and deliver all further instruments and documents, and take all further action, including but not limited to, in the case of Contractor, assisting Owner in filing a notice of commencement and a notice of completion with the appropriate state and local lien recording offices, that Owner or Contractor, as the case may be, may reasonably request in order to enable Contractor to complete performance of the Work or to effectuate the purposes or intent of the Contract Documents, and any additional costs to Contractor in doing so shall be paid by Owner.

             2.1.27 Quality Assurance. Contractor shall fully observe and implement the Construction Quality Assurance Plan until Project Acceptance. All tests, inspections and quality assurance procedures required by this Agreement, or recommended by Subcontractors, shall be in addition to, and not in lieu of, applicable Construction Quality Assurance Plan activity. Contractor shall regularly document and report to Owner Contractor's compliance with the Construction Quality Assurance Plan in accordance with the procedures contained therein.

        2.2 Commencement of the Work. Contractor shall commence performance of the Work and other services hereunder on the date specified by Owner (the "Commencement Date") in a written notice delivered to Contractor in the form set forth as Schedule hereto (the "Notice to Proceed"); provided, however, that the Commencement Date shall not be deemed to occur unless and until Financial Closing shall have occurred.

        2.3 Standard of Performance. Without limiting any other provision of this Agreement, subject to the provisions of Article hereof, (i) Contractor shall perform all the Work in accordance with Good Industry Practices, all Applicable Laws, applicable codes and standards (including applicable underwriters' and fire codes and standards), and the Contract Documents, (ii) all engineering and design services shall be provided utilizing Good Industry Practices and the generally accepted standard of care, skill and diligence as would be provided by an engineering firm experienced in supplying engineering services nationally to pulp producing entities, and (iii) the Project shall be constructed and erected in a good and workmanlike manner; provided, however, that Contractor shall not be obligated to modify the design of the Overall Project in order to satisfy requirements of Owner's insurance underwriters other than pursuant to a Scope Change Order. All engineering work of Contractor requiring certification shall be certified, and all Design Documents requiring sealing shall be sealed, by professional engineers licensed and properly qualified to perform such engineering services in all appropriate jurisdictions.

        2.4 Compliance with Applicable Laws. Contractor shall comply with and shall perform the Work, including without limitation the design, engineering and construction of the Project, subject to the provisions of Article hereof, in compliance with all Applicable Laws as they may be in effect at the time of Contractor's performance hereunder. Notwithstanding the foregoing, the effect of any change in Applicable Laws (excluding therefrom any change in Applicable Permits resulting from the acts or
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   omissions of Contractor or any Subcontractor) enacted after the date of this Agreement shall be determined under Article 12.

        2.5 Independent Engineer. The documents that govern Owner's transactions with the Financing Parties for the Overall Project provide to the Independent Engineer certain rights of review and consultation with Owner concerning the Overall Project and the Work in order that the Independent Engineer may regularly and completely apprise the Financing Parties and Owner of the progress and other aspects of the Overall Project and the Work. Contractor shall not unreasonably interfere with and shall use all reasonable efforts to cooperate with the Independent Engineer in the Independent Engineer's performance of its duties. Any acceptance or comment by the Independent Engineer or the Financing Parties shall not be construed to impose on the Independent Engineer or the Financing Parties any control of any portion of the Work, or relieve Contractor of any of its duties, liabilities or obligations under the Contract Documents. Owner shall cause Independent Engineer to exercise its rights of review and consultation hereunder at reasonable times and so as to minimize interference with the Work, and shall use all reasonable efforts to cause Independent Engineer not to withhold or delay unreasonably its reports to Owner. Independent Engineer performs its duties solely for the benefit of Owner and the Financing Parties.

        2.6  Safety Precautions and Environmental Protection.   Contractor
   shall implement and administer a safety and health program for the Project which shall include: (i) development of a Project safety manual establishing Contractor and Subcontractor safety guidelines and requirements, (ii) conducting of regular Project safety meetings with all Subcontractors and to the extent deemed appropriate by Contractor, with Owner Contractors, (iii) development, implementation and enforcement of procedures for advising Subcontractors of, and correction of, safety violations and deficiencies, (iv) the requirement of taking of all other actions necessary to provide a safe work environment in accordance with Applicable Laws and (v) the requirement of fire protection. Contractor shall incorporate in its safety and health program the safety requirements and procedures required by Owner's insurance underwriters pursuant to Section hereof; provided, however, that Contractor shall not be obligated to perform additional work beyond the Scope of Work in order to satisfy requirements of Owner's insurance underwriters other than pursuant to a Scope Change Order. Upon commencement of mobilization for construction of the Project, Contractor shall review its safety and health program with, and provide one copy of such safety and health program to, each of Owner's Field Representative, Owner's Project Manager and the Independent Engineer. Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent physical damage, injury or loss to: (i) all Persons employed by Contractor or Subcontractors in connection with the Work and all other Persons on the Project Site, (ii) all materials and equipment to be incorporated into the Overall Project, whether in storage on or off the Project Site, under the care, custody or control of Contractor or any Subcontractor, and (iii) other property at the Project Site or adjacent thereto, including but not limited to, trees, shrubs, lawns, walks, pavements, fences, walls, gates, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction. During start-up, testing and initial operation of the Overall Project, Contractor shall require all Subcontractors, and Owner shall require all Owner Contractors, working on the Project Site to comply with all safety and environmental protection requirements in effect at all such times. Contractor shall erect and maintain, as required by existing
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   conditions and the progress of the Work, all reasonable safeguards for safety and physical protection, including the implementation of a controlled key-lock system of all electrical apparatus, the furnishing of barricades and the posting of danger signs and other warnings against hazards. Contractor shall be responsible during the Construction Period for the security of the Work, the Project Site and all equipment and materials stored at the Project Site or at any other location (in accordance with Section hereof); provided, however, that the cost of outside security personnel shall be paid by Owner. Gates shall be secured whenever Contractor's personnel are not present. Contractor shall be responsible in accordance with Article 13 hereof for all Damages incurred by reason of failure to maintain during the Construction Period reasonable security at the Project Site or at the location where equipment and materials are stored. Contractor shall otherwise comply with all safety, security and environmental protection procedures and requirements set forth in the Contract Documents, or otherwise required by Applicable Laws.

        2.7 Owner's Right to Carry Out Work. If Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents, and fails within fifteen (15) days after receipt of written notice from Owner to commence and continue correction of such default or neglect with diligence and promptness and if such neglect or failure shall be reasonably likely to result in personal injury, property damage or violation of Applicable Law, Owner may, without prejudice to any other remedy Owner may have, make good such deficiencies in the Work. In such case, an appropriate Scope Change Order shall be issued by Owner deducting from the payments then or thereafter due Contractor the reasonable cost of correcting such deficiencies in the Work. If the payments then or thereafter due Contractor are not sufficient to cover such amount, Contractor shall pay the difference to Owner within thirty (30) days after receipt of Owner's invoice therefor. Notwithstanding the foregoing, Owner shall be entitled to act in an emergency to prevent imminent personal injury or serious property damage without any notice to Contractor at Owner's expense, subject to Article hereof.


                                    ARTICLE 3
                                  Subcontracts

        3.1 Project Subcontractors. Contractor shall select only those vendors, suppliers and materialmen as have, in the reasonable discretion of Contractor, attained a standard of reliability and performance comparable to Rust's. All vendors, suppliers, materialmen, consultants and subcontractors of all tiers providing equipment, materials or services to Contractor in connection with the Project (excluding Owner Contractors) are herein referred to as "Subcontractors." Rust is expressly approved by Owner as a Subcontractor.

        3.2 Payments to Subcontractors. From and after the Commencement Date, Contractor shall be solely responsible for paying each Subcontractor and any other Person to whom any amount is due from Contractor for services, equipment, materials or supplies in connection with the Project.

        3.3 Subcontractor Warranties. Contractor shall, for the protection of Owner, obtain from all Subcontractors the most favorable guarantees and warranties reasonably obtainable on all machinery, equipment, services, materials, supplies and other items used and installed hereunder, and such guarantees and warranties shall not be amended, modified or otherwise
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   discharged without the prior written consent of Owner.  Contractor shall provide to Owner copies of all such guarantees and warranties and shall enforce guarantees and warranties (other than guarantees and warranties provided by Fiberprep, Inc. and U.S. Filter Corporation, each of which is to be enforced by Owner) to the fullest extent thereof, short of litigation, on behalf of Owner throughout the term of this Agreement.
   Prior to the expiration of the General Warranty Period, Contractor shall assign to Owner all guarantees and warranties of all Subcontractors then remaining in effect; provided, however, (i) such assignment shall not relieve Contractor of its warranty obligations under the Contract Documents and (ii) Contractor shall have the prior right to enforce the guarantees and warranties of Subcontractors (other than guarantees and warranties provided by Fiberprep, Inc. and U.S. Filter Corporation) to the extent necessary to assure satisfaction of Contractor's warranty obligations to Owner under the Contract Documents. Contractor shall not and shall not permit any Subcontractor, or any other Person under Contractor's control, to take any action not otherwise permitted under the Contract Documents that could release, void, impair or waive any warranties or guarantees on equipment, materials or services that it procures from others. Owner shall not and shall not permit any Owner Contractor, or any other Person under Owner's control, to take any action that could release, void, impair or waive any warranties or guarantees on equipment, materials or services that it procures from others.

        3.4 No Privity. Owner shall not be deemed by virtue of this Agreement to have any contractual obligation to or relationship with any Subcontractor.

        3.5 Review and Approval not Relief of Contractor's Liability. Any inspection, review or approval by Owner or any other Person permitted under the Contract Documents of any portion of the Work or of any work in progress by Contractor or Subcontractors shall not relieve Contractor of any duties, liabilities or obligations under the Contract Documents.


                                    ARTICLE 4
                                Price and Payment

        4.1 Contract Sum. As full consideration to Contractor for the full and complete performance of the Work and all costs incurred in connection therewith, Owner shall pay, and Contractor shall accept, the sum of $144,700,000 (such amount, as it may be adjusted from time to time in accordance with this Agreement, herein referred to as the "Contract Sum"), which will be paid in accordance with the provisions of Section hereof.
    The Contract Sum shall not include the amount to be paid by Owner to Contractor for spare parts pursuant to Section hereof or any amounts to be paid by Owner under the Site Preparation Contracts and pursuant to Section hereof. In the event the Commencement Date does not occur on or before December 31, 1994, either Owner or Contractor may terminate this Agreement upon written notice to the other party, whereupon neither party will have any liability to the other, except to the extent Owner has expressly agreed to make any payments to Contractor with respect to items procured prior to the Commencement Date.

        4.2 Payment Schedule. The Contract Sum shall be paid by Owner to Contractor in installments on the Commencement Date and, commencing after the Commencement Date, monthly on the dates provided in Section hereof
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   ("Scheduled Payments") in accordance with the Milestone Schedule, as adjusted pursuant to the terms of this Agreement.

             4.2.1 Request for Payment. On or prior to the Commencement Date and thereafter not later than the tenth (10th) calendar day of each month, Contractor shall submit to Owner a written request for the applicable Scheduled Payment based upon completion of items of Work set forth on the Milestone Schedule and shall certify to Owner that such requested payment is properly payable. Contractor shall furnish to Owner with each payment request the information listed in Schedule hereto as well as all cost details relating to such payment request which the Owner may request and which are necessary to satisfy the requirements of all federal, state and local tax authorities. Such information shall be subject to audit in accordance with Section hereof. Owner and Contractor shall use all reasonable efforts to cooperate with each other to cause each request for payment to be reviewed and approved by Owner within fifteen
   (15) days after receipt of the payment request. Contractor acknowledges that the provisions of Owner's contracts with the Financing Parties require Owner to obtain Independent Engineer's approval of each payment request. Contractor agrees that no information shall be submitted to Owner under this Section unless at the same time such information is submitted to Independent Engineer for review. Subject to the foregoing, payments for Milestones achieved earlier than scheduled shall be made in the month in which such Milestone is achieved, and payment for Milestones not completed in the month scheduled shall be made in the month in which such Milestone is achieved.

             4.2.2 Conditions to Scheduled Payments. Subject to the terms of this Agreement, and provided that Owner has received Contractor's request for payment and the information required pursuant to Section hereof, Owner shall make, or cause to be made, by wire transfer of funds to the account specified in writing by Contractor to Owner at least five (5) Business Days prior to the date of payment, or if no account is so specified, by check, the corresponding Scheduled Payment to Contractor with respect to the Work on the Commencement Date or the twenty-fifth (25th) calendar day of the month as applicable, provided that Owner may withhold all or part of any Scheduled Payment for the month in which the event occurs, to the extent of the occurrence of any of the following events:

                       (a) Contractor's request for payment does not meet the requirements of Section hereof or the Monthly Progress Report for the month for which the request for payment is made has not been prepared as described in Section hereof;

                       (b) Contractor or Rust has not supplied Owner with the lien waiver required under Section hereof;

                       (c) one or more third parties have filed a mechanics' lien or similar claim of lien against Owner or the Overall Project or Project Site resulting from the actions or inactions of Contractor, any Subcontractor or any Person for whom Contractor is legally responsible, and Contractor has not furnished in respect thereof a bond meeting the requirements of the penultimate sentence of Section hereof; or

                       (d) Contractor has failed to pay any amounts due and payable to Owner under the Contract Documents.
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             4.2.3     Deferral of Scheduled Payments.  Any Scheduled Payment
   that Owner is not obligated to make under any clauses of Section hereof shall be made, without interest, following the applicable payment date under Section hereof, upon satisfaction of the conditions described in such clauses.

             4.2.4 Interest on Late Payments. Except as set forth in Section hereof with respect to the Deferrable Portion, any amount not paid when due shall bear interest at the Late Payment Rate from the date such payment is due until the date it is actually paid; provided, however, that the foregoing and the payment by Owner of interest shall not be deemed to excuse Owner from making any such payment when due.

        4.3 Deferrable Portion of Contract Sum. A portion of the Contract Sum equal to $5,000,000 (the "Deferrable Portion") that would otherwise be payable as all or a portion of a Scheduled Payment shall not so be paid (the Deferrable Portion to be withheld to the extent required under this Section from Scheduled Payments in inverse order of the due dates, commencing with the final Scheduled Payment), but instead Owner shall pay the Deferrable Portion, together with interest from the date on which the following conditions are satisfied to the date of payment at an interest rate per annum equal to (i) the Prime Rate, in the case of any portion of such period occurring during the calendar year following the first date all of the following conditions are satisfied, and (ii) twelve and one-half percent (12-1/2%) per annum, in the case of any portion of such period occurring after the first calendar year following the date on which all of the following conditions are satisfied. The Deferrable Portion, plus such accrued interest, shall be payable only after the following conditions have been met: (i) Project Acceptance has been achieved pursuant to Section hereof, (ii) receipt by Owner of a final waiver, in the form of Schedule A hereto, of all constitutional, statutory and contractual liens Contractor may have against Owner, the Overall Project and the Project Site,
   (iii) receipt by Owner from Contractor of final waivers of mechanics' and materialmen's liens in the form of Schedule B hereto from Rust, and (iv) all other conditions to a Scheduled Payment contained in this Agreement or to which Contractor has otherwise agreed, and shall be payable in one or more installments on the first day of each month (or if such day is not a Business Day, the first day thereafter that is a Business Day), commencing with the first such day to occur after Project Acceptance, to the extent that there exists Available Cash therefor determined as of the twenty-fifth
   (25th) day of the preceding month. Owner's obligation to pay the Deferrable Portion will be secured pursuant to the Security Agreement. Contractor acknowledges and agrees that Owner's obligation to pay the Deferrable Portion is subordinate and junior in right of payment to certain other obligations of Owner, all as and to the extent provided in the Indenture.

        4.4 All Payments Subject to Release of Liens. At the time of each Scheduled Payment hereunder, Contractor shall (a) certify to Owner that the Overall Project, the Project Site and any and all interests and estates therein, and all improvements and materials placed on the Project Site, are, to the extent of the most recent payment received by Contractor, free from any and all claims of lien, liens, security interests or encumbrances in the nature of mechanics', labor or materialmen's liens or other liens (in this Section , referred to collectively as "Liens") arising out of or in connection with performance by Contractor, or any Subcontractor, of the Work, or to the extent that any such Liens exist, that a bond or guaranty by Contractor satisfying the requirements of the next sentence with respect
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   to such Liens has been furnished, (b) provide a release and waiver, in the form of Schedule A hereto, of Contractor's constitutional, statutory and contractual Lien claims, to the extent of the most recent payment received by Contractor and (c) provide a release and waiver, in the form of Schedule B hereto, of Rust's Lien claims, to the extent of the most recent payment received by Contractor. If any Lien is filed or notification of withholding money for labor or material furnished under this Agreement is served on Owner or any Financing Party, Owner may withhold from any Scheduled Payment or other amount payable to Contractor under this Agreement or otherwise, an amount sufficient to discharge any or all such Liens, unless Contractor shall furnish a bond or guaranty by Contractor in form, substance and amount reasonably satisfactory to Owner, the Financing Parties and the Title Insurer to protect Owner, the Overall Project and the Project Site against such Liens or claims, and, after thirty (30) days from the time such Lien is made, unless Contractor shall have furnished a bond or guaranty as described above, Owner may discharge such Lien with the moneys withheld, whereupon for purposes of this Agreement such moneys shall be deemed to have been paid to Contractor hereunder. Nothing contained in this Section hereof or elsewhere in this Article 4 shall prohibit Contractor from withholding any payment to a Subcontractor for cause as determined by Contractor.

        4.5 Payment or Use Not Acceptance. No Scheduled Payment or other payment to Contractor or any use of the Overall Project by Owner shall alone constitute an acceptance of any of the Work or relieve Contractor of any of its obligations or liabilities with respect thereto.

        4.6 Set-off. Owner may deduct and set-off against any part of the balance due or to become due to Contractor under this Agreement, any undisputed amounts due from Contractor to Owner under or in connection with this Agreement, including any amounts due or to become due from Contractor to Owner pursuant to Article or Article hereof. Contractor may deduct and set-off against any amounts due or to become due from Contractor to Owner under this Agreement, excluding any amounts due or to become due pursuant to Article 7 or Article 8 hereof, any undisputed amounts due from Owner to Contractor under or in connection with this Agreement.

        4.7 Non-Recourse Obligations. Notwithstanding any provision of this Agreement to the contrary, none of the officers or partners of Owner or any of their respective affiliates shall be personally liable for payments due under this Agreement or for the performance of any obligation hereunder, and the sole recourse of Contractor for the payment of amounts due from Owner or for the satisfaction of any other obligations of Owner hereunder shall be against amount on deposit in the Construction Fund held by the Trustee under the Indenture and Revenues of Owner. For purposes of the foregoing, "Revenues" means moneys constituting revenues or receipts derived from the Overall Project or its operations, including without limitation, sales of deinked pulp produced by the Facility, and any other revenue deposited to the Revenue Fund (as defined in the Indenture) held by the Trustee pursuant to the Indenture and available for the payment of such obligations. In the event a default by Owner occurs under this Agreement, no action shall be brought against any officer, employee or partner of Owner or any Financing Party or any of their respective affiliates for such breach.
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                                    ARTICLE 5
                               Owner's Obligations

        5.1 Representatives. Owner shall designate a representative (the "Owner's Project Manager") to administer the Contract Documents on behalf of Owner. Owner's Project Manager shall have the authority to (a) issue Owner's instructions and other communications to Contractor, (b) consult with the Independent Engineer, and (c) execute Proposal Requests and Scope Change Orders. Owner's Project Manager shall be the recipient of notices and other written communications from Contractor under the Contract Documents. In furtherance of his responsibilities described hereunder, Owner's Project Manager may conduct observations and inspections of the Overall Project throughout design, procurement and construction, provided that no such observations or inspections shall relieve Contractor of any of its obligations under the Contract Documents. Owner shall also designate a representative to observe the Work on the Project Site ("Owner's Field Representative"). Owner's Field Representative shall have the right to be present at the Project Site at all times, to occupy the field office of Owner at the Project Site and to participate in weekly Project status meetings conducted by Contractor. Owner's Field Representative shall have the right to observe and inspect the progress of procurement and construction of the Overall Project, and communicate with Contractor as to the conformance of the Work with the Contract Documents. A copy of all written communications from Contractor to Owner shall be delivered to Owner's Field Representative simultaneously with delivery to Owner's Project Manager. Contractor shall notify Owner's Field Representative before commencing any significant items of construction for the Project. However, Owner's Field Representative shall not have the authority to make decisions or give instructions binding upon Owner, except to the extent expressly authorized by Owner in writing. In the event Owner employs or designates a different Owner's Project Manager or Owner's Field Representative, Owner shall give Contractor written notice of the identity of the new Owner's Project Manager or Owner's Field Representative.
   Owner's Project Manager or Owner's Field Representative may delegate any or all of his authority to one or more delegees, but no such delegation shall be effective unless made in a written instrument from him delivered to Contractor naming the delegee, his tenure and the extent of his authority. In addition, Owner shall have the right to retain one or more independent consultants to monitor and inspect the Work at the Project Site or specific portions of the Work. Owner shall cause Owner's Project Manager and Owner's Field Representative and their delegees and any independent consultants and Owner Contractors to conduct all of their observations, communications and other activities in a manner that does not disrupt, delay or otherwise interfere with the Work.

        5.2 Project Site. On or before the Commencement Date and continuously thereafter through Project Acceptance, Owner shall, at its own expense, furnish the Project Site which is described in Schedule hereto, and access to the Project Site and not later than April 1, 1995 shall, at its own expense, purchase and install or cause to be installed the permanent fencing necessary to secure the Project Site.

        5.3 Permits. Owner has secured at its own expense all Applicable Permits that are listed in Schedule hereto and designated therein as "Owner Permits" and will secure when required any other Applicable Permit that is required for the operation of the Overall Project (together with
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   the Owner Permits listed on Schedule 5.3 hereof, the "Owner Permits").
   Owner shall, at its own expense, maintain all Applicable Permits. Owner shall cooperate with Contractor in connection with Contractor's efforts to obtain Contractor Permits.

        5.4 Utilities; Consumables. Owner shall arrange for the delivery of those Utilities set forth on Schedule hereto and shall pay for the costs of all equipment and piping and other material required for the delivery of such Utilities, and the costs of installation thereof. Owner shall pay the cost of all Utilities and fuel consumed in connection with the operation of the Overall Project during Commissioning and the Initial Operating Period. Owner shall supply and pay the cost of all chemicals and consumables required for operation of the Overall Project during the Initial Operating Period, and Owner shall supply vessels or other method of storage sufficient for the storage of chemicals and consumables required for operation of the Overall Project during the Initial Operating Period.
   Owner shall pay for the costs of all electricity provided by the Wisconsin Public Service Corporation substation to be located at the Project Site. Contractor shall begin use of the permanent power from such substation at the time the substation is ready to accept the power load.

        5.5 Waste Paper Supply. Owner shall furnish Qualifying Waste Paper at the pulper feed conveyor of the Overall Project in quantities and at or prior to the times requested by Contractor at least one hundred twenty
   (120) days prior to the date such Qualifying Waste Paper is first required, for utilization during the Initial Operating Period.

        5.6 Disposition of Pulp and Waste Products. During the Initial Operating Period, Owner shall, at no expense to Contractor, arrange for the disposition of all pulp and waste products (including sludge) resulting from operation of the Overall Project during the Initial Operating Period in such manner as Owner shall determine. Owner shall also be responsible for any remediation of the Project Site required under Applicable Law to correct any condition existing at the Commencement Date or brought onto the Project Site by or created by Owner or Owner Contractors.

        5.7 Certain Equipment To Be Supplied by Owner. Owner agrees to cause to be delivered to and installed at the Project Site the equipment identified in Schedule hereto at the times specified therein.

        5.8 Protection of Property. Owner shall ensure that each Owner Contractor provides proper and ample protection from physical damage or loss to the Overall Project, the Project Site, materials, construction equipment and tools during its performance of its work.

        5.9 K&K Leased Premises. Owner, at its own expense, agrees to make available to Contractor 100,000 square feet of the K&K Leased Premises for use by Contractor for the storage of spare parts procured by Contractor pursuant Section hereof and equipment, supplies and materials to be used in the construction of the Project. The remainder of the K&K Leased Premises is to be used by Owner for purposes related to the Overall Project, including the storage of waste paper.

        5.10 Independent Engineer. Owner acknowledges that Owner is responsible for paying the fees and expenses of the Independent Engineer to the extent agreed between the two of them, and shall indemnify Contractor
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   against any claims by the Independent Engineer for the payment of such fees and expenses.

        5.11 Limitation on Certain Amendments. Unless an Event of Default (as defined in the Indenture) has occurred and is continuing, Owner will not consent to any amendments or waivers pertaining to the Bond Documents (as defined in the Indenture) if the effect of such amendment or waiver would be to adversely affect the ability of Contractor to be paid amounts owing under this Agreement out of the General Debt Fund.

                                    ARTICLE 6
                      Completion and Acceptance of Project

        6.1 Training. Contractor shall provide Owner's personnel with classroom and on-the-job training in the operation and maintenance of the Project at the times and regarding the scope of items set forth in Schedule hereto. Owner shall be responsible to provide operation and maintenance personnel in sufficient numbers and having sufficient background and experience operating similar plants and who are able to comprehend the training required to be provided by Contractor and to operate the Project subsequent to receiving such training. Contractor shall have the right to require that Owner replace or to hire replacement personnel for any personnel who do not satisfactorily perform their duties or for other cause. Contractor shall coordinate all training sessions in a manner sufficient to provide Owner's personnel with an adequate understanding of the basic and principal design, and the operation and maintenance aspects, of each dimension of the Project as an integrated whole.

        6.2 Project Commissioning. Prior to Commissioning of the Project, Contractor shall propose, for Owner's review, a Commissioning program for the Project, including a Commissioning schedule, an organization chart of Contractor's personnel conducting the Commissioning, and a procedure for the review of the Operating Manual and the application of its contents to Project systems . Owner shall supply its operating and maintenance personnel as listed in Schedule hereto to perform the labor necessary to start-up the Project and to observe and verify Commissioning tasks performed by Contractor. Contractor shall proceed to commission the Project. During Project Commissioning, Contractor, with the assistance of and observation by Owner's personnel, shall thoroughly flush and clean all piping and equipment within the Project in accordance with system cleaning procedures provided in the Operating Manual, Applicable Laws and procedures for environmental protection and safety.

        6.3  Mechanical Completion.

             6.3.1 Demonstration of Mechanical Completion. "Mechanical Completion" shall mean that the Project has been substantially completed in accordance with the terms of the Contract Documents (with the exception of Punch List); Contractor has provided to Owner the Operating Manual in accordance with Section hereof; Contractor has provided to Owner the Punch List; all Project control systems being provided by Contractor are functional; the Project is mechanically and hydraulically functional and free of material defects; all systems being provided by Contractor have been checked for readiness to start up and are functional; Contractor shall have flushed all applicable Project system elements with water for a period of twenty-four (24) hours, under operating condition pressure, without
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   process leaks or equipment failure or interruption, and Mechanical
   Completion has been either acknowledged by Owner or deemed to have been achieved pursuant to Section hereof.

             6.3.2 Notice of Mechanical Completion. When Contractor believes that it has achieved Mechanical Completion, it shall deliver to Owner and Independent Engineer a notice thereof (the "Notice of Mechanical Completion"), which shall include the information shown on Schedule .

             6.3.3 Achievement of Mechanical Completion. Owner shall, within three (3) Business Days following receipt of the Notice of Mechanical Completion (including all the information shown in Section 1.2 of Schedule 6.3.2), (a) if the requirements of Section hereof have been satisfied, acknowledge that Mechanical Completion has been achieved, or (b) if reasonable cause exists for doing so, notify Contractor in writing that Mechanical Completion has not been achieved, stating in detail the reasons therefor. In the event that Owner determines that Mechanical Completion has not been achieved, Contractor shall promptly take such reasonable actions, including the performance of additional Work as will achieve Mechanical Completion and shall issue to Owner another Notice of Mechanical Completion pursuant to Section hereof. Such procedure shall be repeated as necessary until Mechanical Completion has been achieved. For all purposes of this Agreement, the date of achievement of Mechanical Completion shall be the date on which Owner receives a Notice of Mechanical Completion relating thereto with respect to which Owner ultimately acknowledges that Mechanical Completion has been achieved. In the event Owner fails to provide the acknowledgment or notice required in (a) and (b) above within three (3) Business Days after Owner receives a Notice of Mechanical Completion, Mechanical Completion will be deemed to have been achieved on the date upon which Contractor's Notice of Mechanical Completion is received by Owner.

        6.4 Initial Operating Period; Performance Tests. The "Initial Operating Period" shall commence upon Mechanical Completion and shall continue until Project Acceptance. During the Initial Operating Period, Owner's personnel as listed on Schedule hereto and such other personnel as Contractor and Owner may agree prior to Mechanical Completion shall operate the Overall Project and conduct the Performance Tests, and Contractor's personnel shall monitor operation of the Project and advise Owner's personnel regarding operation of the Project. During any Performance Test, Contractor's personnel shall supervise Owner's personnel and direct their actions to the extent deemed necessary by Contractor to achieve optimal results from any Performance Test. Owner shall cause its personnel to follow the directions of Contractor's personnel during any Performance Test, provided that such directions shall not require operation of the Overall Project in a manner contrary to the Contract Documents or Applicable Law or in violation of the terms of employment of any of Owner's personnel. Contractor shall be entitled to substitute its own personnel to perform operations that would otherwise be performed by Owner's personnel during any Performance Test, if Contractor determines that any of Owner's personnel is not performing its duties adequately. Contractor shall also be entitled to require that operations of the Overall Project be limited or suspended in order to permit repairs, adjustments and modifications to be made for the purpose of improving the Overall Project performance. Contractor shall give Owner and the Independent Engineer at least two (2) Business Days' prior written notice of the date on which Contractor intends any Performance Test to be commenced. A Performance Test shall consist of the operation of the Project in accordance with the Contract Documents and
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   Approved Test Procedures for a period of three (3) consecutive days, five
   (5) consecutive days, or ten (10) consecutive days, (subject to the following sentence, a "Three-Day Performance Test," a "Five-Day Performance Test" and a "Ten-Day Performance Test", respectively). Notwithstanding the provisions of Section hereof, if any Performance Test is interrupted by a Force Majeure Event, such Performance Test may be continued at such time as the Force Majeure Event shall no longer be preventing the continuation of such Performance Test, and the days on which such Force Majeure Event prevented continuation of such Performance Test plus the number of days reasonably required to stabilize operations of the Project at production levels comparable to those being achieved prior to the Force Majeure Event (the "Stabilization Period") shall be disregarded for purposes of determining whether any Performance Guarantee has been satisfied, with the effect that the Force Majeure Event and the Stabilization Period shall not prevent such Performance Test from being deemed to have been conducted for the period of consecutive days required for satisfaction of any Performance Guarantee. The days of a Performance Test of a shorter duration may, at Contractor's election, be included in a Performance Test of longer duration so long as the Performance Test of shorter duration resulted in achievement of the Performance Guarantee sought to be achieved during such Performance Test, and any notice given with respect to the Performance Test of shorter duration shall be deemed to be a notice with respect to the Performance Test of longer duration. Any number of Performance Tests may be conducted until Project Acceptance is achieved. Owner's personnel shall be responsible for the taking and analysis of samples of Pulp in accordance with the Approved Test Procedures, subject to the supervision of Contractor's personnel. Contractor shall not have the right to commence any Performance Test if any Commissioning has not been completed or if Mechanical Completion has not occurred prior to the Performance Tests or if any aspect of the Project has not been completed sufficiently to permit the safe operation of all or any part of the Project during the Performance Test in accordance with Applicable Laws, Good Industry Practices, the Contract Documents and the Approved Test Procedures.

        6.5 Completed Performance Tests. Contractor shall provide to Owner a written report of the results of each Performance Test attempted to achieve IPT No. 1 Success, IPT No. 2 Success, IPT No. 3 Success or Project Acceptance. The performance results will be calculated in accordance with Approved Test Procedures for the Performance Tests, including any adjustments to reflect deviations from base conditions to be calculated as set forth in the Approved Test Procedures all as verified by Owner.

        6.6  Interim Performance Test Success.

             6.6.1 Demonstration of Interim Performance Test Success. IPT No. 1 Success, IPT No. 2 Success and IPT No. 3 Success shall be achieved hereunder if the following conditions have been met:

                       (a)(i) in the case of IPT No. 1 Success, IPT No. 2 Success and IPT No. 3 Success, Contractor has concluded one or more Performance Tests in which Contractor satisfies Performance Guarantees set forth in Section hereof;

                         (ii)    in the case of IPT No. 2 Success and IPT No.
   3 Success, Contractor has concluded one or more Performance Tests in which Contractor satisfies Performance Guarantees set forth in Section hereof; and
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                         (iii)    in the case of IPT No. 3 Success, Contractor
   has concluded one or more Performance Tests in which Contractor satisfies Performance Guarantees set forth in Section hereof;

                       (b) Mechanical Completion has occurred and all portions of the Project are capable of being used safely in accordance with all Applicable Laws, Good Industry Practices and the Contract Documents; and

                       (c) Owner has acknowledged that IPT No. 1 Success, IPT No. 2 Success or IPT No. 3 Success, as the case may be, has been achieved or IPT No. 1 Success, IPT No. 2 Success or IPT No. 3 Success, as the case may be, is deemed to have been achieved pursuant to Section hereof.

             6.6.2 Notice and Report of Interim Performance Test Success. When Contractor believes that it has achieved successful completion of a Performance Test providing the basis for achieving IPT No. 1 Success, IPT No. 2 Success or IPT No. 3 Success, it shall deliver to Owner and Independent Engineer a notice thereof (the "Notice of Interim Performance Test Success"). The Notice of Interim Performance Test Success shall include the results of the Performance Test which Contractor believes satisfies the applicable clause (or clauses) of Section (a) hereof.

             6.6.3 Achievement of Interim Performance Test Success. Owner shall, within ten (10) Business Days following receipt of the Notice of Interim Performance Test Success, (a) if the requirements of Section hereof have been satisfied, acknowledge to Contractor that IPT No. 1 Success, IPT No. 2 Success or IPT No. 3 Success, as the case may be, has been achieved, or (b) if reasonable cause exists for doing so, notify Contractor in writing that IPT No. 1 Success, IPT No. 2 Success or IPT No. 3 Success, as the case may be, has not been achieved, stating in detail the reasons therefor. In the event that Owner determines that IPT No. 1 Success, IPT No. 2 Success or IPT No. 3 Success has not been achieved, Contractor shall promptly take such reasonable actions, including the performance of additional Work and the completion of additional Performance Tests, as will achieve IPT No. 1 Success, IPT No. 2 Success or IPT No. 3 Success, as the case may be, and shall issue to Owner another Notice of Interim Performance Test Success pursuant to Section hereof. Such procedure shall be repeated as necessary until IPT No. 1 Success, IPT No. 2 Success and IPT No. 3 Success have been achieved. In the event Owner fails to acknowledge within ten (10) Business Days that IPT No. 1 Success, IPT No. 2 Success and IPT No. 3 Success has been achieved, or to notify Contractor to the contrary, IPT No. 1 Success, IPT No. 2 Success and IPT No. 3 Success, as the case may be, will be deemed to have been achieved on the date upon which Contractor's Notice of Interim Performance Test Success is received by Owner. For all purposes of this Agreement, the date of achievement of IPT No. 1 Success, IPT No. 2 Success and IPT No. 3 Success under Section hereof shall be the date on which Owner receives a Notice of IPT Success with respect to which Owner acknowledges that IPT No. 1 Success, IPT No. 2 Success and IPT No. 3 Success, as the case may be, has been achieved or with respect to which IPT No. 1 Success, IPT No. 2 Success and IPT No. 3 Success, as the case may be, is deemed to have been achieved.

        6.7 Project Acceptance. Project Acceptance shall be achieved hereunder pursuant to Section , Section or Section hereof.
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             6.7.1     Demonstration of Project Acceptance.  Project
   Acceptance shall be achieved hereunder if the following conditions have been met:

                       (a) Contractor has concluded one or more Performance Tests in which Contractor satisfies each of Performance Guarantees;

                       (b) Contractor has performed all of the Work required by the Contract Documents, including any remaining items listed in the Punch List;

                       (c) All portions of the Project are capable of being used safely in accordance with all Applicable Laws, Good Industry Practices and the Contract Documents;

                       (d) All equipment and facilities necessary for the full and safe reliable operation of the Project have been properly constructed, installed, insulated and protected where required for such operation, and correctly adjusted, all as provided in the Contract Documents;

                       (e) All quality assurance documentation has been provided to and reviewed by Owner in accordance with the Construction Quality Assurance Plan and Contractor shall have otherwise complied with the Construction Quality Assurance Plan; and

                       (f) Owner has acknowledged that the conditions for Project Acceptance set forth in clauses (a) through (e) of this Section have been satisfied or Project Acceptance is deemed to be achieved pursuant to Section hereof.

             6.7.2 Notice and Report of Project Acceptance. When Contractor believes that it has achieved Project Acceptance, it shall deliver to Owner and the Independent Engineer a notice thereof (the "Notice of Project Acceptance"). The Notice of Project Acceptance shall include the results of the Performance Test(s) which Contractor believes satisfies Section (a) hereof and otherwise contain a report in the form set forth in
   Schedule 6.7.2 hereto.

             6.7.3 Achievement of Project Acceptance. Owner shall, within ten (10) Business Days following receipt of the Notice of Project Acceptance, inspect the Overall Project and all Work hereunder and shall,
   (a) if the requirements of Section hereof have been satisfied, acknowledge that Project Acceptance has been achieved, or (b) if reasonable cause exists for doing so, notify Contractor in writing that Project Acceptance has not been achieved, stating in detail the reasons therefor. In the event Owner determines that Project Acceptance has not been achieved, Contractor shall promptly take such reasonable action, including the performance of additional Work as required herein and the completion of additional Performance Tests, as will achieve Project Acceptance, and shall issue to Owner and the Independent Engineer another Notice of Project Acceptance pursuant to Section hereof. Such procedure shall be repeated as necessary until Project Acceptance has been achieved. In the event Owner fails to acknowledge within ten (10) Business Days after Owner has received a Notice of Project Acceptance that Project Acceptance has been achieved, or to notify Contractor to the contrary, Project Acceptance will be deemed to have been achieved on the date upon which Contractor's Notice of Project Acceptance is received by Owner. For all purposes of this
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   Agreement, the date of achievement of Project Acceptance under Section hereof shall be the date on which Owner receives a Notice of Project Acceptance with respect to which Owner acknowledges that Project Acceptance has been achieved or with respect to which Project Acceptance is deemed to have been achieved.

             6.7.4 Contractor's Election of Project Acceptance. If any time after Mechanical Completion, Contractor has exhausted all reasonable repair and replacement alternatives and Contractor has determined in good faith that the performance of the Project cannot be improved by additional reasonable repair and replacements alternatives, Contractor may give to Owner seven (7) days' notice of its election to declare Project Acceptance. Contractor will be obligated to pay all Performance Guarantee Payments as provided in Section hereof. For all purposes of this Agreement, the date of achievement of Project Acceptance under this Section hereof shall be the date specified in such notice. If Contractor has made any plant modifications subsequent to such Most Recently Completed Performance Test, Contractor shall conduct a final (i) Three-Day Performance Test if IPT No. 1 Success has not been achieved, (ii) Five-Day Performance Test if IPT No. 1 Success has been achieved but IPT No. 2 Success or No. 3 Success has not been achieved or (iii) Ten-Day Performance Test if IPT No. 3 Success has been achieved but Project Acceptance has not been achieved, the results of which shall be used to calculate the Performance Guarantee Payments; provided, however, that this Section in no way derogates from Contractor's obligation hereunder to cause the Project to comply with all Applicable Laws or to perform its other obligations hereunder following Project Acceptance.

             6.7.5 Deemed Project Acceptance. Unless Project Acceptance shall already have occurred pursuant to Section or Section hereof, Project Acceptance shall be deemed to occur hereunder on the first (1st) anniversary of the Guaranteed Acceptance Date; provided, however, that this
   Section in no way shall derogate from Contractor's obligations hereunder prior to such anniversary to cause the Project to comply with all Applicable Laws, Good Industry Practices and the Contract Documents, to pay any Delay Payments and any Performance Guarantee Payments required hereunder and to perform its other obligations hereunder following Project Acceptance.

             6.7.6 Access. Contractor shall have reasonable access to the Overall Project and the reasonable cooperation of Owner to perform its obligations pursuant to Article hereof. Contractor shall perform its obligations under Article hereof with minimal interference to operations of the Overall Project, and only to the extent necessary.

        6.8 Punch List. At any time after Mechanical Completion, Owner may submit to Contractor additions to the Punch List within the Scope of the Work, provided that Owner does not have the right to submit additions to the Punch List after Project Acceptance.

        6.9 Acceptance and Approvals Not a Release of Contractor. The acceptance by Owner of the Design Documents, or any other part of the Work or the Project shall not constitute a waiver or relinquishment by Owner of any of its rights under this Agreement, nor exonerate or relieve Contractor from any obligation, warranty or liability hereunder, except to the extent expressly provided herein. Each such acceptance or approval shall be given
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   by Owner in reliance upon, and subject to, the performance by Contractor of its obligations hereunder.


                                    ARTICLE 7
                    Guaranteed Dates; Delay Payments; Bonuses

        7.1 Guaranteed Completion Date. Contractor guarantees that Mechanical Completion shall be achieved on or before the Guaranteed Completion Date subject to the terms of this Agreement.

        7.2 Guaranteed IPT No. 3 Success Date. Contractor guarantees that IPT No. 3 Success shall be achieved on or before the Guaranteed IPT No. 3 Success Date subject to the terms of this Agreement.

        7.3 Guaranteed Acceptance Date. Contractor guarantees that Project Acceptance shall be achieved pursuant to Section hereof on or before the Guaranteed Acceptance Date subject to the terms of this Agreement.

        7.4  Delay Payments.

             7.4.1 Failure to Achieve Guaranteed Completion Date. If Mechanical Completion does not occur on or before the Guaranteed Completion Date, subject to Section hereof, Contractor hereby agrees to pay to Owner, as liquidated damages and not as a penalty, from time to time as set forth in Section hereof, amounts that in the aggregate shall equal Accrued Bond Interest for the period from the Guaranteed Completion Date to the earlier of Mechanical Completion or the Project Acceptance ("Late Completion Payments").

             7.4.2 Failure to Achieve Guaranteed IPT No. 3 Success. If IPT No. 3 Success is not achieved on or before the Guaranteed IPT No. 3 Success Date, subject to Section hereof, Contractor hereby agrees to pay to Owner, as liquidated damages and not as a penalty (without duplication of any amounts payable pursuant to Section hereof), from time to time as more particularly set forth in Section hereof amounts ("Late IPT No. 3 Success Payments") that in the aggregate shall equal (i) Accrued Bond Interest for the period from the Guaranteed IPT No. 3 Success Date, to the earlier to occur of IPT No. 3 Success or Project Acceptance minus (ii) any Price-Adjusted Project Cash Flow for such period (any positive amount not to exceed the amount of Accrued Bond Interest, and it being understood that if Price-Adjusted Project Cash Flow for such period is a loss, such amount shall be expressed as a negative number, and any loss for such period shall result in an addition to the amount in clause (i)). In the event Contractor is required to make any Late IPT No. 3 Success Payments, Contractor may, unless and until Contractor fails to make a Late IPT No. 3 Success Payment when due, elect, upon seven (7) Business Days' notice to Owner, to require Owner to shut down temporarily its operations at the Project. For the period following the effective date of such shutdown until operations at the Project resume, 50% of Total Assumed Labor Costs shall be subtracted from Price Adjusted Operation and Maintenance Expenses in calculating Price-Adjusted Project Cash Flow. Contractor shall give Owner not less than seven (7) Business Days' notice of the date on which operations at the Project are to resume and from and after such date, 100% of Total Assumed Labor Costs shall be used in calculating Price-Adjusted Project Cash Flow for the purpose of determining the amount of Late
   IPT No. 3 Success Payments to be paid by Contractor.
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             7.4.3     Failure to Achieve Guaranteed Acceptance Date.  If
   Project Acceptance is not achieved pursuant to Section hereof on or before the Guaranteed Acceptance Date, subject to Section hereof, Contractor hereby agrees to pay to Owner, as liquidated damages and not as a penalty (without duplication of any amounts payable pursuant to Section or Section hereof), from time to time as set forth in Section hereof, amounts ("Late Acceptance Payments") that in the aggregate shall equal (i) Accrued Bond Interest for the period from the Guaranteed Acceptance Date, to Project Acceptance minus (ii) any Price-Adjusted Project Cash Flow for such period (any positive amount not to exceed the amount of Accrued Bond Interest, and it being understood that if Price-Adjusted Project Cash Flow for such period is a loss, such amount shall be expressed as a negative number, and any loss for such period shall result in an addition to the amount in clause (i)). In the event Contractor is required to make any Late Acceptance Payments, Contractor may, unless and until Contractor fails to make a Late Acceptance Payment when due, elect, upon seven (7) Business Days' prior written notice to Owner, to require Owner to shut down temporarily operations at the Project. For the period following the effective date of such shutdown until operations at the Project resume, 50% of Total Assumed Labor Costs shall be subtracted from Price-Adjusted Operation and Maintenance Expenses in calculating Price-Adjusted Project Cash Flow. Contractor shall give Owner not less than seven (7) Business Days' notice of the date on which operations at the Project are to resume and from and after such date, 100% of Total Assumed Labor Costs shall be used in calculating Price-Adjusted Project Cash Flow for the purpose of determining the amount of Late Acceptance Payments to be paid by Contractor.

             7.4.4 Liquidated Damages Reasonable. Owner and Contractor hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to this Section are reasonable, considering the reduction in value of the Overall Project to Owner and the actual costs that Owner will incur in the event of Contractor's failure to achieve Mechanical Completion, IPT No. 3 Success or Project Acceptance by the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date or the Guaranteed Acceptance Date, respectively. The amounts of these liquidated damages is agreed upon and fixed hereunder because of the difficulty of ascertaining the exact amount of costs that will be actually incurred by Owner for late Mechanical Completion, IPT No. 3 Success or Project Acceptance, and Owner and Contractor agree that the liquidated damages specified herein shall be applicable regardless of the amount of such costs actually incurred by Owner.

             7.4.5 Payment of Liquidated Damages. Contractor shall be obligated to pay Delay Payments under this Section for each day on which the Overall Project shall continue to fail to have achieved Mechanical Completion, IPT No. 3 Success or Project Acceptance after the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date or the Guaranteed Acceptance Date, respectively. Contractor shall pay the liquidated damages required under this Section monthly in arrears on the twenty-fifth (25th) day of each month. Owner's rights of set-off under Section hereof expressly apply to any amounts not timely paid by Contractor hereunder.

             7.4.6 Liquidated Damages for Delay Only. The Delay Payments shall be the measure of Contractor's liability only for delay in achieving Mechanical Completion, IPT No. 3 Success or Project Acceptance, as the case may be, and shall not limit Contractor's liability for defects in the Work, for its obligations to satisfy Performance Guarantees or make Performance
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   Guarantee Payments, or for Contractor's failure to perform its other obligations under and as specified in the Contract Documents. The Delay Payments also (i) shall not affect Owner's right to receive the Performance Guarantee Payments pursuant to Article hereof, and (ii) are in lieu of Owner's right to terminate this Agreement pursuant to Section hereof or exercise any other remedy as a result of any schedule delay.

        7.5  Bonus Payments.

             7.5.1 Early Mechanical Completion. In the event Mechanical Completion occurs on or prior to the Guaranteed Completion Date, Owner will pay to Contractor a bonus payment (an "Early Completion Bonus"), in an aggregate amount equal to $2,000,000, together with interest accrued on such amount (or any portion thereof remaining unpaid) at the Prime Rate from Mechanical Completion to the date of payment. Any Early Completion Bonus, and interest thereon, will be payable in one or more installments as provided in Section hereof.

             7.5.2 Early Project Acceptance. If Project Acceptance is achieved pursuant to Section hereof prior to the Guaranteed Acceptance Date, Owner will pay to Contractor a bonus (an "Early Acceptance Bonus"), determined pursuant to this Section . The Early Acceptance Bonus shall be an amount equal to the sum of the following amounts:

             (i) if Project Acceptance is achieved on or prior to the date that is nine (9) months prior to the Guaranteed Acceptance Date, $1,000,000;

             (ii) if Project Acceptance is achieved on or prior to the date that is eight (8) months prior to the Guaranteed Acceptance Date, $1,000,000;

             (iii) if Project Acceptance is achieved on or prior to the date that is seven (7) months prior to the Guaranteed Acceptance Date, $1,000,000;

             (iv) if Project Acceptance is achieved on or prior to the date that is six (6) months prior to the Guaranteed Acceptance Date, $600,000;

             (v) if Project Acceptance is achieved on or prior to the date that is five (5) months prior to the Guaranteed Acceptance Date, $600,000;

             (vi) if Project Acceptance is achieved on or prior to the date that is four (4) months prior to the Guaranteed Acceptance Date, $600,000;

             (vii) if Project Acceptance is achieved on or prior to the date that is three (3) months prior to the Guaranteed Acceptance Date, $600,000;

             (viii) if Project Acceptance is achieved on or prior to the date that is two (2) months prior to the Guaranteed Acceptance Date, $400,000; and
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             (ix) if Project Acceptance is achieved on or prior to the
        date that is one (1) month prior to the Guaranteed Acceptance Date, $400,000;

   provided, however, that, in the event that Project Acceptance is achieved on a date that is not an integral number of months prior to the Guaranteed Acceptance Date, any Early Acceptance Bonus shall include an amount with respect to the number of days (the "Numerator") by which the date of Project Acceptance exceeds the next date that is an integral number of months prior to the Guaranteed Acceptance Date (or, if the date of Project Acceptance is less than one (1) month prior to the Guaranteed Acceptance Date, by which the date of Project Acceptance exceeds the Guaranteed Acceptance Date), which amount shall be determined by multiplying the amount that would have been included in the Early Acceptance Bonus pursuant to one of the foregoing clauses if Project Acceptance had been achieved on the date that is the next greater integral number of months prior to the Guaranteed Project Acceptance Date times a fraction the numerator of which is the Numerator and the denominator of which is the number of days in the period between such date and the next succeeding date that is an integral number of months prior to the Guaranteed Acceptance Date (or, if the date of Project Acceptance is less than one (1) month prior to the Guaranteed Acceptance Date, the Guaranteed Acceptance Date); and, provided further, that in no event shall the Early Acceptance Bonus exceed $5,670,000. Any Early Acceptance Bonus shall bear interest at the Prime Rate from Project Acceptance to the date of payment for a period of one year after Project Acceptance, and thereafter, any unpaid amount of the Early Acceptance Bonus shall bear interest at twelve and one-half percent (12-1/2%) per annum.
   Any Early Acceptance Bonus, and accrued interest thereon, shall be payable in one or more installments as provided under Section hereof.

             7.5.3 Payment of Bonuses. Owner shall be obligated to pay any Early Completion Bonus and any Early Acceptance Bonus in one or more installments on the first day of each month (or if such day is not a Business Day, the first day thereafter that is a Business Day) to the extent that there exists Available Cash therefor determined as of the twenty-fifth (25th) day of the preceding month, (i) in the case of any Early Completion Bonus, and interest accrued on such amount, commencing with the first such date to occur after Mechanical Completion and (ii) in the case of any Early Acceptance Bonus, and interest accrued on such amount, commencing with the first such date to occur after Project Acceptance. Any payment by Owner shall be applied to interest, first; and to the Early Acceptance Bonus or the Early Completion Bonus, second. Owner's obligations to pay the Early Acceptance Bonus and the Early Completion Bonus will be secured by the Security Agreement. Contractor acknowledges and agrees that Owner's obligation to pay the Early Completion Bonus and the Early Acceptance Bonus is subordinate and junior in right of payment to certain other obligations of Owner, all as and to the extent provided in the Indenture.

        7.6 Repayment by Owner of Late Completion Payments Under Certain Circumstances. In the event that Contractor makes any Late Completion Payments under Section hereof, Project Acceptance has been achieved pursuant to Section hereof and Contractor has paid any Performance Guarantee Payments required to be paid under Section hereof, Owner agrees to pay to Contractor from time to time in accordance with the provisions of this Section an amount equal to the sum of any Late Completion Payments so made with respect to the two-month period immediately succeeding the Guaranteed Completion Date (whether or not Mechanical Completion is
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   achieved during such period or after such period), together with interest accrued at the Prime Rate on each portion of such amount from the date of payment by Contractor of the Late Completion Payment to which such portion corresponds (treating each payment under this Section as a repayment of all or a portion of the earliest Late Completion Payment that was made by Contractor (and not previously repaid to Contractor under this Section ) and the related interest thereon). On the first (1st) day of each month after Contractor shall have become entitled to the payment of any amount under this Section , until such amount has been repaid in full (and after the payment of the Deferrable Portion and any related interest thereon pursuant to Section hereof, the payment of any bonuses and related interest thereon payable under Section hereof and the payment of certain other amounts as set forth in Appendix C of the Indenture), Owner shall pay Contractor all or a portion of such amount to the extent that Available Cash exists therefor determined as of the twenty-fifth (25th) day of the preceding calendar month. Owner's obligation to pay any amount under this Section will be secured pursuant to the Security Agreement. Contractor acknowledges and agrees that Owner's obligation to pay any amount under
   this Section   is subordinate and junior in right of payment to certain
   other obligations of Owner, all as and to the extent provided in the Indenture.

        7.7 Repayment by Owner of Late IPT No. 3 Success Payments Under Certain Circumstances. In the event that Contractor makes any Late IPT No. 3 Success Payments under Section hereof, Project Acceptance has been achieved pursuant to Section hereof and Contractor has paid any Performance Guarantee Payments required to be paid under Section hereof, Owner agrees to pay to Contractor from time to time in accordance with the provisions of this Section an amount equal to the sum of any Late IPT No. 3 Success Payments so made with respect to the period of (a) one month plus
   (b) the lesser of two (2) months or the number of days between the Guaranteed Completion Date and Mechanical Completion immediately succeeding the Guaranteed IPT No. 3 Success Date (whether or not IPT No. 3 Success is achieved during such period or after such period), together with interest accrued at the Prime Rate on each portion of such amount from the date of payment by Contractor of the Late IPT No. 3 Success Payment to which such portion corresponds (treating each payment under this Section as a repayment of all or a portion of the earliest Late IPT No. 3 Success Payment that was made by Contractor (and not previously repaid to Contractor under this Section ) and the related interest thereon). On the first (1st) day of each month after Contractor shall have become entitled to the payment of any amount under this Section , until such amount has been repaid in full (and after the payment of the Deferrable Portion and any related interest thereon pursuant to Section hereof, the payment of any bonuses and related interest thereon payable under Section hereof and the payment of certain other amounts as set forth in Appendix C of the Indenture), Owner shall pay Contractor all or a portion of such amount to the extent that Available Cash exists therefor as of the twenty-fifth
   (25th) day of the preceding calendar month.    Owner's obligation to pay
   any amount under this Section will be secured pursuant to the Security Agreement. Contractor acknowledges and agrees that Owner's obligation to pay any amount under this Section is subordinate and junior in right of payment to certain other obligations of Owner, all as and to the extent provided in the Indenture.
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                                    ARTICLE 8
                             Performance Guarantees

        8.1 Performance Guarantees. Subject to the provisions of this Agreement, Contractor guarantees that the Project will achieve all of the performance specifications referred to in this Section (the "Performance Guarantees") during one or more Performance Tests, including any adjustments to reflect deviations from base conditions to be calculated as set forth in the Approved Test Procedures. Subject to Section hereof, Contractor agrees to exhaust all reasonable repair and replacement alternatives in order that the Project might attain the Performance Guarantees. If Contractor exhausts all reasonable repair and replacement alternatives, and the Project nevertheless fails to achieve Project Acceptance pursuant to Section hereof on or prior to achieving Project Acceptance pursuant to either Section hereof or Section hereof, Contractor shall pay Owner as liquidated damages and not as penalties the amounts calculated in accordance with the provisions of this Section (the "Performance Guarantee Payments"). Contractor's liability to Owner for failure of the Project to achieve Project Acceptance pursuant to Section hereof shall be limited to the Performance Guarantee Payments, subject to the limitation set forth in Section hereof; provided that such payment of liquidated damages shall not derogate from Contractor's other obligations under the Contract Documents, including its liability for defects in the Work and its obligation to make the Delay Payments except as otherwise provided in Sections and .

             8.1.1 IPT No. 1 Guarantee. Subject to the provisions of this Agreement, Contractor guarantees to Owner that the Project will, during a Three-Day Performance Test, produce not less than 915 BDST of Pulp satisfying or exceeding the Grade C Criteria.

             8.1.2 IPT No. 2 Guarantee. Subject to the provisions of this Agreement, Contractor guarantees to Owner that the Project will, during a Five-Day Performance Test, produce not less than 1,690 BDST of Pulp satisfying or exceeding the Grade C Criteria, including at least 845 BDST of Pulp satisfying or exceeding the Grade B Criteria.

             8.1.3 IPT No. 3 Guarantee. Subject to the provisions of this Agreement, Contractor guarantees to Owner that the Project will, during a Five-Day Performance Test, produce a total of not less than 1,690 BDST of Pulp satisfying or exceeding the Grade C Criteria, including not less than 1,487 BDST of Pulp satisfying or exceeding the Grade A Criteria and 1,656 BDST of Pulp satisfying or exceeding the Grade B Criteria.
             8.1.4 Project Acceptance Guarantee. Subject to the provisions of this Agreement, Contractor guarantees to Owner that the Project will, during a Ten-Day Performance Test, produce a total of not less than 4,000 BDST of Pulp satisfying or exceeding the Grade C Criteria, including at least 3,520 BDST of Pulp satisfying or exceeding the Grade A Criteria and 3,920 BDST of Pulp satisfying or exceeding the Grade B Criteria, at the Maximum Consumption Rates for Project Acceptance set forth in Schedule A hereto.

             8.1.5 Performance Guarantee Payments. If Mechanical Completion does not occur prior to Project Acceptance, Contractor hereby agrees to pay to Owner, as liquidated damages and not as a penalty, an amount equal to one hundred (100%) of the Contract Sum (excluding the
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   Deferrable Portion).  If Mechanical Completion is achieved but IPT No. 1
   Success is not achieved prior to Project Acceptance, in addition to all amounts payable pursuant to Section hereof, subject to Section hereof, Contractor hereby agrees to pay to Owner, as liquidated damages and not as a penalty, an amount equal to fifty percent (50%) of the Contract Sum (excluding the Deferrable Portion). If Mechanical Completion and IPT No. 1 Success are achieved, but Project Acceptance is not achieved pursuant to Section hereof prior to Project Acceptance, in addition to all amounts payable pursuant to Section hereof, subject to Section hereof, Contractor hereby agrees to pay to Owner, as liquidated damages and not as a penalty, an amount equal to the Buy-Down Amount.

        8.2 Liquidated Damages Reasonable. Owner and Contractor hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to this Article for Performance Guarantee Payments are reasonable, considering the actual reduction in the value of the Overall Project that Owner will sustain in the event of Contractor's failure to achieve the Performance Guarantees. The amounts of these liquidated damages are agreed upon and fixed hereunder because of the difficulty of ascertaining on the date hereof the exact amount of such reduction in value that will actually be sustained by Owner in the event of any such failure by Contractor, and Owner and Contractor hereby agree that the liquidated damages specified herein shall be applicable regardless of the amount of such reduction in value actually sustained by Owner. The payment of any such liquidated damages hereunder (i) shall not affect Owner's right to receive Delay Payments pursuant to Section hereof, and (ii) is in lieu of Owner's right to terminate this Agreement pursuant to Section hereof or exercise any other remedies as a result of any failure to meet the Performance Guarantees.

        8.3 Payment of Liquidated Damages. Contractor shall pay to Owner all liquidated damages required under this Article within thirty (30) days after Project Acceptance. Owner's rights of set-off under Section hereof expressly apply to any amounts not timely paid by Contractor hereunder.

        8.4 Repayment by Owner of Liquidated Damages Under Certain Circumstances. In the event that Contractor makes any Performance
   Guarantee Payments under Section hereof, and Contractor has not purchased the Partners' interests in Owner pursuant to Section hereof, Owner agrees to pay to Contractor from time to time in accordance with the provisions of this Section an amount equal to the amount of Performance Guarantee Payments so made without interest thereon. On the fifteenth (15th) day of each month after the month in which all Performance Guarantee Payments have been made in full to the extent owed under this Agreement, if as of the twenty-fifth (25th) day of the preceding month (the "determination date") all distributions to Partners theretofore made, plus any amounts held by Owner constituting Available Cash (as defined in the Partnership Agreement) or Net Proceeds (as defined in the Partnership Agreement) and distributable to the Partners, in the aggregate have provided (or would provide) to each Partner an Internal Rate of Return of twenty-five percent (25%) per annum as of the determination date, Owner shall until such Performance Guarantee Payments have been repaid in full pay Contractor all or a portion of the Performance Guarantee Payments previously paid by Contractor to the extent that there exist funds in the Distribution Fund. Owner agrees that if Contractor has paid Performance Guarantee Payments, Owner shall not make distributions to its Partners that in the aggregate on the date of determination provide to each Partner an Internal Rate of Return in excess
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    of twenty-five percent (25%) per annum until Owner shall have paid in full all amounts payable to Contractor under the provisions of this Section .

        Not later than the fifth (5th) day of each month (or the next Business Day if the first day is not a Business Day) Owner shall notify Contractor in writing of the amount of the balance in the Distribution Fund as of the determination date and of the Internal Rate of Return for each Partner as of such determination date. In the event Contractor notifies Owner within ten (10) days that Contractor does not agree with Owner's calculation of the Internal Rate of Return for such month, and in the event such dispute is not resolved by Owner and Contractor within thirty (30) days after the date Owner receives Contractor's notice, Owner's calculation shall prevail unless Contractor notifies Owner in writing (a "Resolution Notice") that such dispute must be resolved by independent certified accountants and provides to Owner the name of an independent certified public accountant. Not later than fifteen (15) Business Days after Owner's receipt of such Resolution Notice, Owner shall either notify Contractor that Owner accepts Contractor's calculation of the Internal Rate of Return or provide to Contractor the name and address of a second independent certified public accountant. The independent certified public accountants selected by Contractor and Owner shall attempt to resolve the dispute and shall notify Owner and Contractor of their determination or, if such accountants cannot resolve such dispute within ten (10) Business Days, shall select a third independent certified public accountant to determine the Internal Rate of Return within ten (10) Business Days. Contractor and Owner agree that absent manifest error the determination by such third independent certified public accountant of the Internal Rate of Return shall be final and binding on Contractor and Owner.

        8.5 Right of Contractor to Purchase Certain Partnership Interests Under Certain Circumstances. In the event that Contractor is required to pay Performance Guarantee Payments that in the aggregate exceed twenty percent (20%) of the Contract Sum and Contractor has paid such Performance Guarantee Payments in full to the extent owed hereunder and unless the holders of at least fifty-one percent (51%) in aggregate principal amount of Bonds and Facility Parity Debt then Outstanding under the Indenture (collectively, "Senior Debt") object in writing within sixty (60) days after the Purchase Notice described below is given by Contractor, Contractor or any of its subsidiaries shall have the right to purchase from all of the Partners their respective partnership interests in Owner. Contractor agrees that such right to purchase shall be a right of Contractor and its subsidiaries, to purchase all, but no fewer than all, of the Partners' partnership interests in Owner. Contractor agrees that each Partner's entire partnership interest in Owner, and not a portion thereof, shall be purchased either by Contractor or by any one of Contractor's subsidiaries at a purchase price sufficient to provide to each such Partner an Internal Rate of Return to the date such Partner receives such purchase price of twelve and one-half percent (12p%) per annum; provided, however, that in the event the aggregate purchase price so determined is less than eighty-five percent (85%) of the fair market value of all of the Partners' interests in Owner, determined as set forth in the next paragraph, Contractor shall have the right to purchase all of the Partners' interests in Owner for an aggregate purchase price equal to the fair market value thereof, determined as set forth in the next paragraph, and otherwise in accordance with the provisions of this Section . Contractor may elect to exercise its right to purchase the partnership interests by notifying Owner, each Partner and the Trustee of such election not more than sixty
   (60) days after Project Acceptance has occurred and by directing the
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   Trustee to give, at the expense of and in the form provided by Contractor, written notice (the "Purchase Notice") of such election to the holders of the Senior Debt. Within thirty (30) days after receipt of any such notice, Owner shall deliver to Contractor a notice specifying the aggregate purchase price of all of the partnership interests that would provide to each such Partner an Internal Rate of Return to the date of purchase of twelve and one-half percent (12p%) per annum, including reasonably detailed calculations thereof, the purchase price of each partnership interest and a date, not later than ninety (90) days after the delivery of such notice or the date Owner and Contractor are notified by the Trustee that the Trustee has not received objections from the holders of at least fifty-one percent (51%) in the aggregate principal amount of Senior Debt, on which the purchase of such partnership interests is to be consummated. Such notice shall be accompanied by all instruments and other documents required to convey the partnership interests to Contractor (or any subsidiary of Contractor, as applicable) and to provide for indemnification by the entity that purchases the general partner's partnership interest in the Owner, of each Partner for all liabilities such Partner may have under any Project Agreement (as defined in the Indenture). Owner and Contractor shall cooperate to produce documentation reasonably satisfactory in form and substance to each of them. In the event Contractor and Owner do not agree on the calculation of the Internal Rate of Return or on the amounts to be paid to any Partner pursuant to this Section , such disputes shall, at Contractor's expense, be resolved in the manner provided in Section hereof.

        For purposes of this Section , the fair market value of the Partners' interests in Owner shall be determined by mutual agreement of Owner and Contractor within ten (10) days of delivery of notice of the purchase price by Owner, or if they do not so agree, shall be determined by a single appraiser mutually selected by Owner and Contractor. If Owner and Contractor cannot agree on a single appraiser within ten (10) days after the expiration of the ten (10) day period described above, then such value shall be as specified in an appraisal prepared and mutually agreed to by three (3) recognized independent appraisers, one of which shall be appointed by Owner within fifteen (15) days after expiration of the ten
   (10) day period referred to above, one of which shall be appointed by Contractor within the same fifteen (15) day period, and the other of which shall be appointed by mutual consent of the two previously appointed appraisers within a further thirty (30) day period. If any party should fail to appoint an appraiser within fifteen (15) days of receiving notice of the appointment of an appraiser by the other party, then such appraisal shall be made by the appraiser appointed by the party providing such notice. If the two previously appointed appraisers cannot agree upon a mutually acceptable third appraiser within thirty (30) days after the appointment of the second appraiser, then either party may apply to the American Arbitration Association office in such location as the parties may select to make such appointment. The appraisal shall be completed within thirty (30) days of the appointment of the last appraiser appointed. If three appraisers are appointed and cannot agree on the relevant value, the values determined by the three appraisers shall be averaged, the determination which differs most from such average shall be excluded, the remaining two determinations shall be averaged and such average shall be the final determination. The valuation made by the appraisers shall be binding on Owner and Contractor in the absence of fraud or manifest error. The costs of the appraisal shall be borne equally by Owner and Contractor and, if three appraisers are appointed, the party appointing its appraiser
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   shall bear its costs and the expenses of the third appraiser shall be borne equally by the relevant parties.


                                    ARTICLE 9
                              Liability and Damages

        9.1 Limitations of Certain Contractor Liabilities. In no event shall Contractor's liability for Late Completion Payments under Section hereof for any day exceed an amount equal to the amount of Accrued Bond Interest for such day. In no event shall the sum of Contractor's liability to Owner under this Agreement for all Delay Payments under Section hereof and all Performance Guarantee Payments under Section hereof exceed an amount equal to : (a) until Mechanical Completion has occurred, (I) one hundred percent (100%) of the Contract Sum minus (II) the Deferrable Portion; (b) after Mechanical Completion and prior to IPT No. 1 Success, (I) fifty percent (50%) of the Contract Sum minus (II) the Deferrable Portion; (c) after IPT No. 1 Success and prior to IPT No. 2 Success, (I) thirty percent (30%) of the Contract Sum minus (II) the Deferrable Portion; (d) after IPT No. 2 Success and prior to IPT No. 3 Success, (I) twenty percent (20%) of the Contract Sum minus (II) the Deferrable Portion; and (e) after IPT No. 3 Success and prior to the achievement of Project Acceptance pursuant to Section hereof, (I) ten percent (10%) of the Contract Sum minus (II) the Deferrable Portion. If Project Acceptance is achieved pursuant to Section hereof, Contractor will have no liability for Performance Guarantee Payments. Subject to the provisions of Section hereof, in no event shall the sum of Contractor's liability to Owner for breach of the General Warranty provisions under Section hereof exceed ten percent (10%) of the Contract Sum minus the Deferrable Portion to the extent unpaid. Subject to the provisions of Section hereof, in no event shall the sum of Contractor's liability to Owner for breach of the Design Warranty provisions under Section hereof exceed ten percent (10%) of the Contract Sum minus the Deferrable Portion to the extent unpaid. In addition to the foregoing limitations, after Project Acceptance and the payment by Contractor of Performance Guarantee Payments, Contractor shall not be liable for any breach of the General Warranty or the Design Warranty which was continuing during the Most Recently Completed Performance Test on which the Performance Guarantee Payments were based but only to the extent that such breach resulted in any portion of the production shortfall on which the Performance Guarantee Payments were based; provided, however, that subject to the two foregoing sentences, this sentence shall not limit the liability of Contractor for any breach of the General Warranty or Design Warranty under Section 10 hereof arising after the Most Recently Completed Performance Test on which the Performance Guarantee Payments were based. This Section shall not be construed to limit Contractor's other obligations or liabilities arising under or in connection with this Agreement.
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        9.2  Consequential Damages.  None of Contractor, Rust, their respective subsidiaries, affiliates, directors, officers, employees, successors, assigns, agents and contractors providing equipment, materials or services for the Overall Project shall be liable to Owner or to any of its contractors or agents for special, punitive, indirect, incidental or consequential loss or damage of any nature, including but not limited to loss of use or loss of profit or revenue, loss to Owner's customers or cost of capital, and Owner hereby releases Contractor, Rust, their respective subsidiaries, affiliates, directors, officers, employees, successors, assigns, agents and contractors from any such liability. None of Owner, its subsidiaries, affiliates, directors, officers, employees, successors, assigns, agents and contractors shall be liable to Contractor or Rust or any of their contractors or agents for special, punitive, indirect, incidental or consequential loss or damage of any nature, including but not limited to loss of use or loss of profit or revenue, loss to Contractor's customers or cost of capital, and Contractor hereby releases (and will cause Rust to release) Owner, its subsidiaries, affiliates, directors, officers, employees, successors, assigns, agents and contractors from any such liability. The foregoing exclusions shall (i) not preclude recovery by Owner, where applicable, of liquidated damages pursuant to Section or Section hereof, and (ii) not be construed to limit recovery by either Party under any indemnity in Article hereof in respect of third-party claims for damage to or destruction of property of, or death of or bodily injury to, any Person.

        9.3 No Liability for Independent Engineer. Contractor acknowledges and agrees that the Independent Engineer shall not be liable to Contractor under this Agreement in connection with the rendering by Independent Contractor of any services to Owner.

        9.4 Further Limitation of Liability. The limitations of liability and remedies and the exclusions of consequential damages set forth in this Agreement shall apply irrespective of whether a Party or any affiliate thereof, or any partner, shareholder, officer, director or employee of a Party or an affiliate thereof or any other Person, asserts a theory of liability in contract, tort, negligence, misrepresentation (including negligent misrepresentation), or any other theory of liability.

                                   ARTICLE 10
                            Warranties and Guarantees

        10.1 General Warranty. Contractor warrants and guarantees to Owner (the "General Warranty") as follows:

             10.1.1 Equipment Warranty. All materials, equipment and systems incorporated into the Project shall be free of defects in materials and workmanship, new, unused and undamaged when installed, in compliance with Good Industry Practices and the Contract Documents and otherwise in compliance with the standard of performance set forth in Section hereof; provided, however, that such warranty shall not extend to materials, equipment and systems incorporated into the Overall Project (excluding any such items provided by Fiberprep, Inc. and U.S. Filter Corporation) with respect to which warranties shall not have been obtained from any Subcontractor by Contractor or to such items to the extent that the respective warranties so obtained are limited or qualified by the terms thereof, in each case, subject to compliance by Contractor with the provisions of Section hereof.
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             10.1.2    Workmanship Warranty.  The construction, procurement
   and installation services of Contractor and Subcontractors included in the Work shall be performed in a good and workmanlike manner, in compliance with the Contract Documents, and shall otherwise comply with the standard of performance set forth in Section hereof. The completed Project shall be free of defects in materials and workmanship.

        10.2 Breach of General Warranty. If Owner notifies Contractor in writing during the General Warranty Period, or no later than fifteen (15) days after the expiration of the General Warranty Period, that a breach of the General Warranty has occurred during the General Warranty Period, Contractor shall correct the breach with due diligence and without additional compensation; provided, however, that except as provided in Section , Contractor's liability for a breach of the equipment warranty shall be limited to the reperformance, replacement or repair until correction has been achieved as provided in the warranty from the particular vendor. Contractor's liability for breach of the workmanship warranty shall include labor, parts, transportation, testing, dismantling, re-erecting and re-testing, in each case, associated with the correction of such defects as required or appropriate to cure the breach of General Warranty. The "General Warranty Period" for the Project, and each component thereof, shall be the period ending one (1) year after Mechanical Completion; provided, however, with respect to those parts provided for Fiberprep equipment that are listed on Schedule A hereto and not designated thereon as "wear parts," and with respect to those parts provided for U.S. Filter Corporation equipment that are listed on Schedule B hereto and not designated thereon as "wear parts," the "General Warranty Period" shall be the period ending one (1) year after the Guaranteed Acceptance Date unless Project Acceptance is before the Guaranteed Acceptance Date, in which case the General Warranty Period shall be the period ending one (1) year after Project Acceptance; and provided, further, with respect to those parts provided for U.S. Filter Corporation equipment that are designated on Schedule B hereto as "wear parts," the "General Warranty Period" shall be the period ending one (1) year after completion and startup of the wastewater treatment system. The duties, liabilities and obligations of Contractor under this Section do not extend to, and Contractor is not responsible in any way for, any repairs, adjustments, alterations, replacements or maintenance of materials that are required as a direct result of Owner's operation of the Overall Project other than in accordance with the Operating Manual or that are required as a result of normal corrosion, erosion, or wear and tear in the operation of the Overall Project other than as caused by the negligence of or breach of the Contract Documents by Contractor.

        10.3 Design Warranty. Contractor warrants to Owner (the "Design Warranty") as follows:

                  (a) The design and engineering of the Project shall be performed in accordance with the standard of care, skill and diligence as would be provided by an engineering firm experienced in supplying similar services nationally to pulp and paper producing entities and in compliance with Contract Documents, and otherwise in compliance with the standard of performance set forth in Section hereof.

                  (b) The Final Drawings and Documentation shall be accurate and complete, comply, in all material respects, with the description in the
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   Contract Documents, and completely and accurately reflect, in all material respects, the condition of the Project as of Project Acceptance.

        10.4 Breach of Design Warranty. If Owner notifies Contractor in writing during the Design Warranty Period, or no later than thirty (30) days after expiration of the Design Warranty Period, that a breach of the Design Warranty has occurred within the shorter of the period ending eighteen months after Mechanical Completion and the period ending one (1) year after Project Acceptance (the "Design Warranty Period"), Contractor shall promptly investigate and determine the source of the deficiency or defect (including any inaccuracy or other deficiency in the Final Drawings and Documentation), promptly correct any defective design which resulted therefrom and promptly issue corrected Final Drawings and Documentation. Should the investigation determine that the Design Warranty has not been breached by Contractor or by any Subcontractor or other party acting for Contractor, then all costs associated with the investigation and correction shall be paid by Owner. In no event shall Contractor have any liability for the replacement of equipment or materials or rework associated with the defective design, or for any damages incurred by Owner as a result of such breach. The provisions of Section hereof and this Section shall not affect the obligations or rights of the Parties under Article hereof nor shall the payment of any amounts by Contractor under this Section as limited by Section hereof affect the amounts payable under Article hereof.

        10.5 No Liens or Encumbrances. Contractor warrants and guarantees that title to the Project, any portion or component of the Project, and all Work provided hereunder, shall pass to Owner as provided under Section hereof, free and clear of all liens, claims of liens, security interests and other encumbrances (other than inchoate liens provided by Applicable Laws to secure payments not yet delinquent), and that none of such work, materials, supplies or equipment shall be acquired by Contractor subject to any agreement under which a security interest or other lien or encumbrance is retained by any Person. Such warranty shall become effective as title to Work passes to Owner under Section hereof, subject to Owner's obligation to pay for such Work in accordance with the Contract Documents.

        10.6 EXCLUSIVE REMEDIES. THE REMEDIES OF DELAY PAYMENTS, PERFORMANCE GUARANTEE PAYMENTS AND THE REPAIR/REPLACEMENT OBLIGATIONS SET FORTH IN ARTICLES 7 AND AND THIS ARTICLE 10 ARE THE EXCLUSIVE REMEDIES OF OWNER IN RESPECT OF BREACH OF WARRANTIES PROVIDED BY CONTRACTOR, AND THERE ARE NO WARRANTIES OR REMEDIES THEREFOR, EXPRESS OR IMPLIED, OTHER THAN AS SET FORTH IN ARTICLES 7 AND HEREOF AND IN THIS ARTICLE . ALL IMPLIED WARRANTIES (INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) ARE HEREBY DISCLAIMED.

        10.7 DISCLAIMER.  CONTRACTOR MAKES NO WARRANTY WITH RESPECT TO:

        (i) BREACHES OF THE WARRANTIES UNDER THIS ARTICLE 10 NOT REPORTED TO CONTRACTOR WITHIN FIFTEEN (15) DAYS AFTER EXPIRATION OF THE GENERAL WARRANTY PERIOD OR THIRTY (30) DAYS AFTER EXPIRATION OF THE DESIGN WARRANTY PERIOD, AS APPLICABLE;

        (ii) DEFECTS OR DAMAGE DUE TO NEGLIGENCE, CASUALTY, OR ABUSE (OTHER THAN THAT OF CONTRACTOR OR ITS SUBCONTRACTORS);

        (iii) ANY EXISTING EQUIPMENT OR STRUCTURES ON THE PROJECT SITE TO THE EXTENT NOT MODIFIED OR ADDED TO BY CONTRACTOR; AND
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        (iv) ANY ENVIRONMENTAL CONDITION AS DEFINED IN SECTION  HEREOF
             EXISTING ON THE PROJECT SITE PRIOR TO THE COMMENCEMENT DATE OR CREATED BY PERSONS OTHER THAN CONTRACTOR OR ITS SUBCONTRACTORS.


                                   ARTICLE 11
                               Force Majeure Event

        11.1 Force Majeure Event. A "Force Majeure Event" means any act or event that significantly adversely affects the performance by Owner or Contractor of its obligations under the Contract Documents or compliance with any other requirements of the Contract Documents if such act or event is beyond the reasonable control of and not the fault of the affected Party and such Party could not have avoided or overcome such act or event by the exercise of due diligence or foresight, or, without limitation, by following the requirements in the Contract Documents for safety precautions and environmental protection, including but not limited to: flood, lightning, earthquake, fire, explosion, epidemic, quarantine, hurricane, sabotage, war (declared or undeclared), strikes and other labor disputes (including collective bargaining disputes and lockouts, but excluding a Project Site labor dispute to the extent Contractor fails to take immediate and appropriate action to end such dispute); riot or similar civil disturbance, act of God (including extreme weather conditions), act of the public enemy, action of a court, regulatory body or other public authority having a direct effect on the Overall Project or the Project Site or the Work, unavailability of dock or rail unloading facilities, damage or destruction of equipment in transit, subsurface conditions not disclosed in writing to Contractor by Owner prior to the date of this Agreement, and as to a Party, any breach of an obligation under the Contract Documents by the other Party that prevents the first Party from performing its obligations under the Contract Documents (including without limitation any breach by the other party of its obligations to obtain Applicable Permits hereunder) or any other similar event or circumstances. Late delivery of equipment or materials (except to the extent due to a Force Majeure Event otherwise excusable hereunder), economic hardship, Project Site labor disputes (to the extent Contractor fails to take immediate and appropriate action to end such dispute), late issuance of any Applicable Permit attributable to the failure by Owner or Contractor, as the case may be, to apply for in a timely manner and diligently attempt to obtain such Applicable Permit and reasonably foreseeable weather conditions are explicitly excluded from a Force Majeure Event. The impact of changes in Applicable Laws shall be governed exclusively by the provisions of Section hereof.

        11.2 Burden of Proof. In the event that Owner and Contractor are unable in good faith to agree that a Force Majeure Event has occurred, either Party may submit the dispute to the applicable dispute resolution process provided for under Article hereof, provided that the burden of proof as to whether a Force Majeure Event has occurred and whether the Force Majeure Event excuses the Party from performance under Section below shall be upon the Party claiming a Force Majeure Event.

        11.3 Excused Performance. If a Force Majeure Event occurs, the affected Party will be excused by Scope Change Order from whatever performance is significantly adversely affected by the Force Majeure Event to the extent so affected, provided that:

                  (a) the affected Party gives the other Party notice describing the particulars of the occurrence, including an estimation of
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   its expected duration and probable impact on the performance of such party's obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of the Force Majeure Event;

                  (b) the notice described in clause (a) above shall be given promptly after the occurrence of the Force Majeure Event, and in no event more than ten (10) days after the affected Party becomes aware of such occurrence and its adverse effect;

                  (c) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event and may include in addition a Stabilization Period of a duration reasonably acceptable to both Parties;

                  (d) no liability of either Party which arose before the occurrence of the Force Majeure Event causing the suspension of performance shall be excused as a result of the occurrence;

                  (e) the affected party shall exercise all reasonable efforts to mitigate or limit damages to the other party;

                  (f) the affected party shall use all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and

                  (g) when the affected party is able to resume performance of the affected obligations under the Contract Documents, that party shall give the other party written notice to that effect, a Scope Change Order shall be executed by Owner and Contractor to adjust the Contract Sum, Milestone Schedule, the Project Schedule, the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date, the Guaranteed Acceptance Date and any other affected provisions of the Contract Documents to account for the actual effect on the affected party's performance of its obligations by the Force Majeure Event, and the affected party shall promptly resume performance under the Contract Documents. Contractor will provide documented proof through its project records that a cost adjustment is warranted.

        11.4 Suspension Due to Force Majeure Event. If the occurrence and continuation of a Force Majeure Event causes Contractor to suspend performance entirely for a period of sixty (60) consecutive days, then Contractor shall have the right to demobilize. Contractor's reasonable expenses of remaining on the Project Site during such 60-day period (or such longer period in excess of sixty (60) days if Contractor does not demobilize after sixty (60) days) and of re-mobilizing following a demobilization pursuant to the immediately preceding sentence shall be added to the Contract Sum by a Scope Change Order. In the event such suspension continues for more than one hundred twenty (120) days, Contractor shall have the right to terminate this Agreement pursuant to Section hereof.

                                   ARTICLE 12
                                  Scope Changes

        12.1 Scope Change Orders. A Scope Change means a material addition to, deletion from, suspension of or other modification to, the quality, function or intent of the Project as delineated in the Scope Document, or a
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   material change to the requirements of this Agreement (including, without limitation, any changes requiring the approval of the Independent Engineer as provided below), but shall not include correction of the Work by Contractor from time to time. Owner may order Scope Changes to the Work, subject to Contractor approval, in which event one or more of the Contract Sum, the Milestone Schedule, the Project Schedule, the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date and the Guaranteed Acceptance Date shall be equitably adjusted, if necessary. All Scope Changes must be authorized by a written Scope Change Order approved and signed by Owner's Project Manager and Contractor. If either Owner or Contractor believes a Scope Change is necessary, it shall proceed as set forth in this Article . However, the requirements of this Article shall not excuse Contractor from acting in an emergency to prevent imminent personal injury or property damage. Notwithstanding anything in this
   Article 12 to the contrary, the following Scope Changes shall also require the written consent of the Independent Engineer on the Scope Change Order:
   (i) any individual change increasing the Contract Sum by more than two hundred thousand dollars ($200,000); or (ii) any individual change which, when aggregated with all previous Scope Change Orders, has increased the Contract Sum by more than one million dollars ($1,000,000) (provided that if at any time the Independent Engineer approves such changes aggregating $1,000,000, thereafter its approval shall not be required unless further changes are above $200,000 individually or once again reach $1,000,000 in the aggregate); or (iii) any changes involving a delay in the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date or the Guaranteed Acceptance Date or any change in the Performance Guarantees or Approved Test Procedures.

        12.2 Scope Change by Owner. If the Scope Change is initiated by Owner, Owner shall give Contractor a written Proposal Request (herein so called) setting forth in detail the nature of the requested change. Upon receipt of a Proposal Request, Contractor shall promptly consult with Owner (at no charge to Owner) concerning the estimated cost and impact on schedules of implementing the proposed Scope Change. Following such consultation, Owner may request and Contractor shall thereupon promptly prepare two (2) completed copies of its written Change Order Proposal (herein so called) setting forth in detail, with a separate pay item (addition or deletion) for purchase and installation of equipment and materials and an otherwise suitable breakdown of costs by trades and work classifications, a stipulated sum proposed as an adjustment to the Contract Sum for the performance of the Scope Change set forth in the Proposal Request, together with any proposed adjustment to the Guaranteed Completion Date, Guaranteed IPT No. 3 Success Date, the Guaranteed Acceptance Date, the Project Schedule and the Milestone Schedule and any other provisions of the Contract Documents necessary because of such proposed Scope Change.
   The stipulated sum set forth in each Change Order Proposal shall equal the amount obtained by (a) calculating the difference of (i) Contractor's good faith estimate of the actual costs of the proposed Scope Change (including, if appropriate, good faith estimates of contingencies, escalation, and risk amounts) but including only such costs as are directly attributable to and necessarily incurred as part of the proposed Scope Change and are not included in Contractor's administrative and overhead expenses, plus amounts expended by Contractor in preparing the Change Order Proposal, and
   (ii) Contractor's good faith estimate of the cost savings, if any, that will result from the replacement or obviation of previously planned Work by the performance or supply of the proposed Scope Change, then (b) provided the difference obtained in clause (a) is a positive number, adding to such difference an amount to cover the total of Contractor's overhead costs and
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   Contractor's profit for services rendered as specified in Contractor's
   Change Order Proposal. The adjustment, if any, to the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date, the Guaranteed Acceptance Date, the Project Schedule and the Milestone Schedule specified in any Change Order Proposal shall be limited to the delays attributable to and necessarily incurred as a result of the proposed Scope Change. Each Change Order Proposal shall be accompanied by appropriate data reasonably acceptable to Owner supporting the proposed adjustments therein, including but not limited to, as appropriate, bids, cost estimates, quotations from suppliers and wage schedules. If Owner approves Contractor's Change Order Proposal, Owner will issue and Contractor will execute and accept a written Scope Change Order in the form attached to this Agreement as Schedule , and the Contract Sum, the Milestone Schedule, the Project Schedule, the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date and the Guaranteed Acceptance Date shall be adjusted as set forth in such Scope Change Order. If Owner does not approve Contractor's Change Order Proposal, Contractor need not perform the Scope Change Order requested by Owner. If Owner decides to proceed with the proposed Scope Change, Contractor shall not charge Owner separately for the estimating services. If Owner decides not to so proceed, Contractor shall be reimbursed only for the reasonable labor costs for preparing such estimates, on the basis of actually paid hourly rate(s) times a multiplier of two hundred percent (200%) and documented expenses at cost.

        12.3 Scope Change by Contractor. If Contractor desires to initiate a Scope Change because of a Force Majeure Event or otherwise, Contractor shall deliver a written preliminary estimate to Owner, and if Owner so requests, a Change Order Proposal to Owner, meeting the requirements specified in Section hereof, together with a detailed explanation of why Contractor believes the proposed Scope Change is necessary. If Owner approves Contractor's Change Order Proposal, Owner will issue and Contractor will execute and accept a written Scope Change Order in the form attached to this Agreement as Schedule , and the Contract Sum, the Milestone Schedule, the Project Schedule, the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date and the Guaranteed Acceptance Date shall be equitably adjusted as set forth in such Scope Change Order. Owner shall be entitled to decline to approve any Change Order Proposal initiated by Contractor in Owner's reasonable discretion except a Change Order Proposal evidencing Contractor's entitlement to a Scope Change Order, under Section hereof due to changes in Applicable Laws or under Section hereof due to a Force Majeure Event.

        12.4 Scope Changes Due to Changes in Applicable Laws. Contractor shall be entitled to a Scope Change necessitated by any changes, modifications, interpretations by governmental authorities, repeal, adoption or enactment of or in Applicable Laws occurring after the date hereof or by the requirements of Applicable Permits issued after the date hereof that are more stringent than those set forth in the Scope Document shall be treated as a Scope Change under Section hereof. Owner shall be entitled to a deductive Scope Change to the extent it directs Contractor to comply with the requirements of Applicable Permits issued after the date hereof that are less stringent than those set forth in the Scope Document. For the purposes of this Section , a determination that any item listed under the heading "Industrial Processing Equipment" or "Water Pollution Control Property" on Schedule hereto is subject to a sales or uses tax shall be deemed to be a change in Applicable Laws.
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        12.5 Performance of Scope Changes.  If Owner issues a Scope Change
   Order directing Contractor to perform a Scope Change and Contractor agrees to such Scope Change Order, Contractor shall promptly perform the applicable Scope Change, provided that Owner can reasonably demonstrate its ability to pay for such additional work. Agreement on any Scope Change Order shall constitute a final settlement on all items covered therein, subject to performance thereof and payment therefor pursuant to the terms of this Agreement.

        12.6 Scope Changes Due to Contractor Error. Notwithstanding anything in this Article to the contrary, no Scope Change Order shall be issued and no adjustment of the Contract Sum, the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date, the Guaranteed Acceptance Date, the Milestone Schedule, the Project Schedule or the Performance Guarantees shall be made to the extent of any correction of errors, omissions, deficiencies, or improper or defective work on the part of Contractor or any Subcontractor in the performance of the Work hereunder, or correction of any improper, defective or deficient equipment supplied by Contractor or any Subcontractor. As used herein the terms "errors", "omissions", "deficiencies", "improper" and defective shall mean failure to comply with the standards set forth in the Contract Documents.

        12.7 Effect of Force Majeure Event. In the event and to the extent that a Force Majeure Event affects Contractor's ability to meet the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date or the Guaranteed Acceptance Date or the cost of performing the Work, a Scope Change Order shall be issued in accordance with the procedures of this Article and Section to adjust appropriately one or more of the Contract Sum, Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date, the Guaranteed Acceptance Date, the Milestone Schedule and the Project Schedule.

        12.8 Adherence to Project Schedule. With respect to any Scope Change proposed by Owner or Contractor or required hereunder, Contractor shall whenever reasonably possible provide Owner with the option to cause Contractor to perform the Scope Change without an adjustment in the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date, the Guaranteed Acceptance Date or the Project Schedule, provided, however, that the Contract Sum shall be adjusted to compensate Contractor for any additional costs incurred in performing the Scope Change in accordance with such time limitation. Owner shall have the right to elect to cause such Scope Change to be performed without an adjustment in the Guaranteed Completion Date, the Guaranteed IPT No. 3 Success Date, the Guaranteed Acceptance Date or the Project Schedule whenever reasonably possible, or to cause such Scope Change to be performed upon any other terms and conditions set forth in the Change Order Proposal.


                                   ARTICLE 13
                                 Indemnification

        13.1 General Indemnification.

             13.1.1 Contractor. Subject to the provisions of Section hereof, Contractor shall fully indemnify, save harmless and defend Owner, the Financing Parties, and the Independent Engineer, each of their respective subsidiaries and affiliates, and the directors, officers,
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   agents, partners, employees, successors and assigns of each of them (the
   "Indemnified Parties"), from and against any and all suits, judgments, expenses, losses, costs, damages, injuries, liabilities, claims, demands, interest and causes of action, including without limitation reasonable attorneys' fees (collectively, the "Damages"), arising out of, resulting from or related to third-party claims associated with the design, procurement or construction of the Project, including without limitation any damage to or destruction of property of, or death of or bodily injury to, any Person (whether such Person is an employee of any Indemnified Party, Contractor or any Subcontractor, or is a Person unaffiliated with the Overall Project), to the extent caused or contributed to by Contractor's intentional tort, negligence or strict liability in the performance of the Work, or by any breach by Contractor of the Contract Documents if such claim or cause of action arises during the term of this Agreement. Contractor's aforesaid indemnity is for the exclusive benefit of the Indemnified Parties and in no event shall inure to the benefit of any other party.

             13.1.2 Owner. Owner shall fully indemnify, save harmless and defend Contractor, Rust, each of their respective subsidiaries and affiliates, and the directors, officers, agents, employees, successors and assigns of each of them, (the "Contractor Indemnified Parties"), from and against any and all Damages arising out of, resulting from or related to third-party claims associated with the performance by Owner of its obligations hereunder, including without limitation any damage to or destruction of property of, or death of or bodily injury to, any Person, to the extent caused by or contributed to by Owner's intentional tort, negligence or strict liability in the performance of Owner's obligations hereunder or by any breach by Owner of its obligations hereunder if such claim or cause of action arises during the term of this Agreement. Owner's aforesaid indemnity is for the exclusive benefit of the Contractor Indemnified Parties and in no event shall inure to the benefit of any other party.

        13.2 Additional Indemnification.

             13.2.1 Taxes. Contractor shall fully indemnify, save harmless and defend the Indemnified Parties from and against any and all Damages in favor of any Person with respect to: (a) payments of Taxes relating to Contractor's income or other Taxes required to be paid by Contractor without reimbursement hereunder, or (b) nonpayment of amounts due as a result of furnishing materials or services to Contractor or any Subcontractor which are payable by Contractor or any Subcontractor in connection with the Work to the extent that Owner has paid Contractor all amounts hereunder then due and payable from Owner to Contractor. Owner shall fully indemnify, save harmless and defend the Contractor Indemnified Parties from and against any and all Damages in favor of any Person with respect to: (a) payments of Taxes relating to Owner's income or other Taxes required to be paid or reimbursed by Owner or (b) nonpayment of amounts payable by Owner or any Owner Contractor in connection with the Overall Project.

             13.2.2 Environmental Matters. Owner agrees to assume and shall be responsible to timely perform any and all environmental investigations and remedial or response actions or corrective actions that may be required by any governmental body pursuant to any environmental Applicable Laws with respect to any Environmental Condition as hereinafter defined. Owner further agrees that it shall indemnify, defend and hold
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   harmless the Contractor Indemnified Parties from and against all Damages arising out of or resulting from (i) Environmental Conditions or (ii) the failure (to the extent not caused by the negligence of Contractor or its Subcontractors) of any aboveground or belowground storage tank at the Project Site. For purposes of this Section and Section hereof, "Environmental Condition" shall mean any aboveground storage tank, underground storage tank, subsurface structure, and associated piping, which is present at the Project Site on the Commencement Date; any petroleum products or Hazardous Materials present in soil and/or groundwater at the Project Site on the Commencement Date or caused to be so present by Owner, Owner Contractors or any other Person other than Contractor and Subcontractors; any release or threatened release of petroleum products or a Hazardous Material existing at the Project Site on the Commencement Date or caused by Owner or Owner Contractors or any other Person other than Contractor and Subcontractors; and the disposal of any petroleum products or Hazardous Materials on the Project Site by Owner or Owner Contractors or any other Person other than Contractor or Subcontractors.

        13.3 Patent and Copyright Indemnification.

             13.3.1 Contractor's Indemnity. Contractor shall fully indemnify, save harmless and defend the Indemnified Parties from and against any and all Damages which the Indemnified Parties may hereafter suffer or pay by reason of any claims, suits or proceedings arising out of allegations of infringement of any domestic or foreign patent rights, copyrights or other intellectual property, proprietary or confidentiality rights, with respect to materials and information designed, procured or recommended by Contractor or by any Subcontractor in performing the Work or in carrying on operations under the Contract Documents.

             13.3.2 Action in Case of Injunction. If, in any claim, suit or proceeding identified in Section hereof, a temporary restraining order or preliminary injunction is granted, Contractor shall make every reasonable effort, by giving a satisfactory bond or otherwise, to secure the suspension of the injunction or restraining order. If, in any such claim, suit or proceeding, the Project or any part, combination or process thereof is held to constitute an infringement and its use is permanently enjoined, Contractor shall at its own expense and without impairing performance requirements, either replace the infringing Work or part, combination or process thereof with non-infringing components or parts or modify the same so that they become non-infringing. If Contractor is unable to do so within a reasonable time, Contractor shall promptly make every reasonable effort to secure for Owner a license, at no cost to Owner, authorizing continued use of the infringing Work.

        13.4 Notice and Legal Defenses. Promptly after receipt by an Indemnified Party or Contractor Indemnified Party of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity in favor of the Indemnified Parties or Contractor Indemnified Party provided for in Section , or hereof is applicable, the Indemnified Party or Contractor Indemnified Party, as the
   case may be, shall notify the indemnitor thereof in writing.   The
   indemnitor shall assume on behalf of the Indemnified Party or Contractor Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the Indemnified Party or Contractor Indemnified Party, as applicable; provided, however, that (a) the Indemnified Party or Contractor Indemnified Party, as the case
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   may be, shall have the right to be represented therein by advisory counsel of its own selection and at its own expense, and (b) if the defendants in any such action include both Contractor and the Indemnified Party or both Owner and Contractor Indemnified Party, as the case may be, and the Indemnified Party or the Contractor Indemnified Party, as the case may be, shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to or inconsistent with those available to the indemnitor, the Indemnified Party or Contractor Indemnified Party shall have the right to select separate counsel reasonably acceptable to the indemnitor to participate in the defense of such action on its own behalf at the expense of the indemnitor (in lieu of any counsel required to be retained pursuant to the portion of this sentence preceding this proviso).

        13.5 Failure to Defend Action. If any claim, action, proceeding or investigation arises as to which the indemnity in favor of the Indemnified Parties or Contractors Indemnified Parties provided for in Section , or hereof may apply, and the indemnitor fails to assume the defense of such claim, action, proceeding or investigation, then the Indemnified Party or Contractor Indemnified Party, as the case may be, may at Contractor's or Owner's expense, as applicable, contest (or, with the prior written consent of Contractor or Owner, as applicable, settle) such claim; provided, that no such contest need be made and settlement or full payment of any such claim, action, proceeding or investigation may be made without Contractor's consent (with Contractor remaining obligated to indemnify the Indemnified Party under Section , and hereof) or, if applicable, without Owner's consent (with Owner remaining so obligated to indemnify the Contractor Indemnified Party) if, in the written opinion of the Indemnified Party's counsel or Contractor Indemnified Party's counsel, as applicable, such claim is meritorious.

        13.6 Survival. The provisions of this Article shall survive Project Acceptance and the termination of this Agreement.


                                   ARTICLE 14
                                    Insurance

        14.1 Contractor-Provided Insurance. From the Commencement Date, Contractor shall provide and maintain the following insurance with the indicated limits, with insurance carriers and in form reasonably satisfactory to Owner and the Financing Parties and, unless indicated to the contrary below, shall maintain such insurance in full force and effect until Project Acceptance; provided, however, that Contractor shall provide all types of liability insurance coverage required under this Article and workers' compensation coverage for all periods during which Contractor or any of its agents or employees enters onto the Project Site; and provided, further, that such liability insurance coverage and workers' compensation coverage shall continue in full force and effect during the General Warranty Period and the Design Warranty Period:

             (i)  Workers' compensation insurance in compliance with any applicable federal law; with statutory limits in compliance with the workers' compensation laws applicable in the state in which the Work is being performed. Coverage will include a Broad Form All States Endorsement.
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            (ii)  Employers' liability insurance with a limit of $5,000,000 per accident and $5,000,000 annual aggregate, $5,000,000 disease per employee and $5,000,000 disease policy limit.

           (iii) Automobile liability insurance including, but not limited to, coverage for owned, non-owned and hired, leased or rented motor vehicles, licensed or unlicensed with a $5,000,000 combined single limit per accident. All automobiles will be required to maintain Michigan No Fault Coverage as required by state statute.

            (iv) Comprehensive or commercial general liability insurance written on an occurrence basis with a combined single limit of liability for bodily injury, including death, personal injury and property damage of $5,000,000 per occurrence and $10,000,000 in the aggregate. Such coverage shall include premises/operations, explosion, blasting (if any), excavation, collapse and underground hazards, broad form property damage, blanket contractual liability, independent contractors, products/completed operations liability, and personal injury.

             (v) Excess liability insurance in connection with the employers' liability coverage, the automobile liability coverage, the comprehensive or commercial general liability coverage, and with a combined single limit of $10,000,000 per occurrence and $10,000,000 annual aggregate. Such insurance shall drop down to provide primary coverage in the event the underlying policy aggregate is exhausted by payment of claims.

           (vi) If applicable, all-risk marine transit insurance with "replacement value" and "warehouse to warehouse" coverage insuring the goods until delivered to the Project Site. Coverage shall include delay in opening consistent with the terms and limits specified in Section (viii) hereof. Transit risks may, with Owner's approval, be written with lesser limits (sub-limits) commensurate with the respective values at risk.

             (vii) All-risk builder's risk insurance, for the benefit of Owner, Contractor, the Subcontractors and Owner Contractors covering physical loss or damage to the Project including, fire and extended perils, expediting expense, collapse, earthquake, flood and comprehensive boiler and machinery (including electrical malfunction and mechanical breakdown). Such insurance shall cover all property during the start-up and testing as well as any and all materials, equipment and machinery intended for the Project during offsite storage and inland transit. Coverage shall be written on a replacement cost basis and the policy shall contain a valid agreed amount endorsement waiving any coinsurance penalty. There shall be no exclusion for resultant damage caused by faulty workmanship, design or materials. Flood and earthquake coverage shall be provided at maximum limits commercially available at a reasonable cost. Offsite storage and transit risks may, with Owner's approval, be written with lesser limits (sub-limits) commensurate with the respective values at risk. Deductibles shall not exceed $250,000.

             (viii) Delay in opening and business interruption coverage, as an endorsement to the all-risk builders risk insurance policy or as a separate policy in an amount at least equal to the maximum amount of annual debt service on the Bonds. The endorsement or policy shall include coverage for delays resulting from (i) damage to the Project, (ii) damage to equipment during inland transit or (iii) damage to equipment while in storage away from the Project Site, provided that in no event will
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   Contractor or Subcontractors be responsible for delays in start-up or business interruptions except as provided in Article hereof (it being understood that nothing in the foregoing is intended to release Contractor from, or impose on Contractor, any liability under Article otherwise borne or not borne, as the case may be, by Contractor). The endorsement or policy shall have a deductible not to exceed thirty (30) days waiting period and shall include, but not be limited to, such items as: operation and maintenance, labor, repair and maintenance, utilities, general and administrative, insurance, property taxes, interest expense and debt service.

        14.2 Owner-Provided Insurance. Owner shall provide and maintain the following insurance with the indicated limits, with insurance carriers and in form reasonably satisfactory to Contractor and, unless indicated to the contrary below, shall maintain such insurance in full force and effect from the Commencement Date until Project Acceptance:
             (i) Workers' Compensation insurance written in compliance with any applicable federal law; with statutory limits in compliance with workers' compensation laws applicable in the state in which the Work is being performed. Coverage will include broad form All States endorsement.

             (ii) Employers' liability insurance with a limit of $1,000,000 per accident and $1,000,000 annual aggregate, $1,000,000 disease per employee and $1,000,000 disease policy limit.

            (iii) Comprehensive or commercial general liability insurance written on an occurrence basis with a combined single limit of liability for bodily injury, including death, personal injury and property damage of $1,000,000 per occurrence. Such coverage shall include premises/operations, explosion, blasting (if any), excavation, collapse and underground hazards, broad form property damage, blanket contractual liability, independent contractors, products/completed operations liability, and personal injury. If the policy is written on a commercial general liability form, the general aggregate and products/completed operations aggregate shall be no less than $1,000,000, respectively.

             (iv) Automobile liability insurance, including, but not limited to, coverage for all owned, non-owned, hired, leased or rented motor vehicles, licensed or unlicensed. Such insurance shall provide coverage having a combined single limit per accident of $1,000,000. All automobiles will maintain Michigan no-fault coverage as required by State statute.

             (v) Excess liability coverage in connection with the employers' liability coverage, the automobile liability coverage and the commercial general liability coverage, with a combined single limit of $9,000,000 per occurrence and in the aggregate. Such insurance shall drop down to provide primary coverage in the event the underlying policy aggregates are exhausted by payment of claims.

        14.3 Certificates. Contractor shall furnish to Owner, the Independent Engineer and the Trustee and their respective permitted assigns and successors, and Owner shall furnish to Contractor and to Rust, in each case, upon request, certificates of insurance required hereunder in the applicable forms set forth in Schedule hereto, or, with respect to the policies of insurance required to be maintained by Contractor in Section
   (vi), (vii) and (viii), a copy of the insurance policy. All such certificates or policies shall state that ninety (90) days' prior written notice shall be given to each such party in the event of cancellation or
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   non-renewal of or material change in the relevant policy.  In the case of insurance provided by Contractor, renewal certificates shall be provided to the Trustee and otherwise upon request.

        14.4 Responsibility for Deductibles. Deductibles under the policies of insurance required to be maintained by Contractor by Section (i), (ii),
   (iii), (iv) and (v) shall be borne by Contractor. Deductibles under the policies of insurance required to be maintained by Contractor by Section
   14.1 (vi), (vii) and (viii) hereof shall be for Owner's account. In no event shall Contractor or Subcontractors be required to compensate Owner for property insurance deductibles or for loss incurred during or after the waiting period under the delay in opening or business interruption endorsements or under the policies described in Section (vi), (vii) and
   (viii) hereof, whether during the Construction Period or otherwise.

        14.5 Waivers of Subrogation. All insurance policies supplied by Contractor under this Article (except those supplied under Section (i) relating to workers' compensation insurance) shall include a waiver of any right of subrogation of the insurers thereunder against Owner, the Financing Parties, the Independent Engineer and, in the case of the insurance policies described under Section (vii) and (viii), K&K Warehousing, a general partnership. All insurance policies supplied by Owner under this Article 14 (except those supplied under Section (i) relating to workers' compensation insurance) shall include a waiver of any right of subrogation of the insurers thereunder against Contractor and Subcontractors.

        14.6 Failure to Procure Insurance. If Contractor or Owner fails to procure and maintain the required insurance, or any portion thereof, the other party or the Trustee shall have the right, but not the obligation, to procure and maintain the required insurance for and in the name of such party, and such party shall promptly pay the cost thereof and shall furnish all information necessary to acquire and maintain such insurance. Neither party shall violate or knowingly permit any violation of any conditions or terms of the policies of insurance carried hereunder.

        14.7 Contractor's or Rented Equipment. All construction equipment, supplies and materials belonging to Contractor or any Subcontractor and used by or on behalf of Contractor or any Subcontractor for its performance hereunder shall be brought to and kept at the Project Site at the sole cost, risk and expense of Contractor or such Subcontractor and Owner shall not be liable for loss or damage thereto, and any insurance policies carried by Contractor, any Subcontractor, or any third party on said equipment, supplies and materials shall provide for a waiver of the underwriters' right to subrogation against Owner and the Financing Parties. Contractor shall obtain adequate insurance to cover any construction tools and equipment leased from third parties.

        14.8 Unemployment and Other Insurance Benefits. Contractor agrees to and does hereby accept full and exclusive responsibility and liability for the withholding and payment of any and all Taxes and contributions levied or assessed against Contractor for Unemployment Insurance and for Old Age Retirement Benefits, and for pensions and annuities now imposed, or hereafter imposed, by the federal, state or local governments with respect to, assessed against or measured by wages, salaries or other remuneration paid to persons employed by Contractor in connection with the Work hereunder. Contractor further agrees to indemnify and hold harmless the Indemnified Parties from any and all liability therefor.
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        14.9 Descriptions Not Limitations.  The coverages referred to in this
   Article are set forth in full in the respective policy forms, and the descriptions of such policies in this Agreement are not intended to be complete, nor to alter or amend any provision of the actual policies and in matters, if any, in which the said descriptions may be conflicting with such instruments, the provisions of the policies of insurance shall govern; provided, however, that neither the content of any insurance policy or certificate nor Owner's approval thereof shall relieve Contractor of any of its obligations under the Contract Documents.

        14.10 Additional Insureds, etc.. All insurance policies furnished by Contractor pursuant to Section (ii), (iii), (iv) and (v) hereof shall name Owner, the Independent Engineer and the Trustee as additional insureds to the extent of Contractor's indemnity obligations in Section hereof.
   All insurance policies furnished by Contractor pursuant to Section (vi),
   (vii) and (viii) hereof shall name Owner and the Trustee as additional named insureds and the Trustee as the loss payee and, in the case of the insurance policies described under Section (vii) and (viii) hereof, K&K Warehousing, a general partnership, as an additional insured.

        14.11 No Limitation of Liability. The required coverages referred to and set forth in this Article shall in no way affect, nor are they intended as a limitation of, Contractor's liability with respect to its performance of the Work hereunder except as otherwise specifically stated.

        14.12 Insurance Primary. All policies of insurance provided by Contractor pursuant to this Article shall be written as primary policies, not contributing with, and not in excess of, the coverage that Owner, the Independent Engineer, the Financing Parties, and their respective permitted assigns, successors, parent companies, subsidiaries and affiliates may carry against the same hazards.

        14.13 Certain Terms. Terms used in this Article and not otherwise defined in this Agreement shall have the respective meanings generally ascribed to them in the commercial insurance industry in the United States.

        14.14 Owner Property Damage Waiver. Owner waives all rights and any subrogation rights such as it or its insurers may have against Contractor and its Subcontractors for any losses or damages to the Overall Project or any other property in which Owner has an interest, including without limitation the property to be insured under this Article 14, resulting from any and all risks and losses, however and whenever arising, including without limitation the risks and losses to be insured under this
   Article 14; provided, however, that this Section shall not relieve Contractor from its obligations, or affect Owner's rights, under Article 10 or under Article 13 hereof.

                                   ARTICLE 15
                                   Termination

        15.1 Termination For Cause. Owner, by written notice to Contractor, may elect, at Owner's sole option, to terminate this Agreement or the retention of Contractor to perform the Work if any of the following events shall occur: (i) Contractor makes a general assignment for the benefit of its creditors, is generally unable to pay its debts as they become due, or
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   becomes the subject of any voluntary or involuntary bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding under any Applicable Law, now in existence or hereafter becoming effective, and, in the case of any such involuntary proceeding, it is not dismissed or stayed within forty-five (45) days after it is commenced; (ii) Contractor intentionally or negligently disregards Applicable Laws and such failure continues for sixty (60) days after written notice from Owner; or
   (iii) Contractor fails to perform any of its material obligations under the Contract Documents, unless the remedy for the breach of any such obligation is payment of Delay Payments or Performance Guarantee Payments or the performance by Contractor of its obligations under Section and Section hereof, and either (x) such failure continues for thirty (30) days after written notice from Owner, or (y) if such default cannot be cured after reasonable diligence by Contractor within such thirty (30) days, such failure continues for an unreasonable period of time or Contractor ceases to diligently attempt to cure such default. With respect to any termination by Owner pursuant to this Section (a "Termination For Cause"), Owner shall have any or all of the following rights and remedies, in addition to those rights and remedies that may be available to Owner under this Agreement or at law or in equity, and Contractor shall have the following obligations:

                  (a) Owner, without prejudice to any of its other rights and remedies, and at Owner's option, may terminate this Agreement immediately by delivery to Contractor of a notice of termination ("Notice of Termination"), in which event Contractor shall be relieved from any obligation to complete any unfinished portion of the Work, but shall not be relieved from its liabilities, warranties or obligations otherwise provided for hereunder in respect of any portion of the Work for which the Contractor has been paid hereunder. All such warranties for which Contractor is liable hereunder shall commence on the date, if any, on which the Project shall have achieved a state of completion equivalent to Mechanical Completion.

                  (b) Owner, without incurring any liability to Contractor, shall have the right, either with the use or without the use of Contractor's materials, equipment, tools, and instruments, to have the Work completed (directly or through a new contractor) to an extent deemed appropriate by Owner, or to decide not to complete the Work.

                  (c) If Owner shall decide to complete the Work, the measure of Damages shall be (i) the net additional cost (if any) to Owner to fully complete the Work to a point equivalent to Project Acceptance (i.e., the amount by which the sum of the cost of causing a replacement contractor to complete the Work plus any amounts previously paid to Contractor to perform the Work under this Contract exceeds the Contract Sum), including any additional reasonable legal, consulting and other out of pocket expenses incurred in connection with such Work ("Fee Expenses") plus (ii) Net Bond Interest (as defined below) payable as a result of any additional time required to complete the Work that is attributable to Contractor's default, less (iii) any amounts paid by Contractor for Delay Payments or Performance Guarantee Payments. The amount payable hereunder shall not exceed the Contract Sum, and not more than twelve (12) months' Net Bond Interest shall be payable under this clause (c).

                  (d) If Owner determines not to complete the Work, then Owner shall be entitled to all damages available at law, including the payment by Contractor of the cost of Accrued Bond Interest, less the
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   interest or other investment earnings, if any, earned on any such amounts in respect of Accrued Bond Interest in the Project Reserve Fund (as defined in the Indenture) and in the Capitalized Interest Account (as defined in the Indenture) (to the extent such investment earnings represent any excess in the Capitalized Interest Account over that earned under the Master Repurchase Agreement dated December 30, 1994 for such Account) ("Net Bond Interest"), but otherwise subject to Section 9.2 hereof, and in any event, not more than twelve (12) months' Net Bond Interest shall be payable under this clause (d).

                  (e) Any amount owed by Owner to Contractor for the month and level of completion of the Work shall be retained by Owner until after completion of the Work and applied by Owner to pay any amounts and damages owed by Contractor pursuant to this Section hereof or otherwise. Any such amount shall be remitted to Contractor within sixty (60) days after Project Acceptance as defined in Section has occurred.

        15.2 Termination by Contractor. If (a) Owner fails to pay to Contractor any required payment which is not in dispute and such failure continues for fifteen (15) days after written notice has been given by Contractor to Owner or (b) as a result of the occurrence of a Force Majeure Event, Work has been suspended for one hundred twenty (120) days or longer, then Contractor may terminate this Agreement upon written notice to Owner. In the event of any such termination by Contractor, Contractor shall be entitled to recover damages from Owner to the extent allowed under law. Unless Contractor terminates this Agreement pursuant to the foregoing, Contractor shall not suspend or delay performance of the Work because of any default by Owner. Contractor shall continue performance of the Work during any dispute over payment as provided under Section hereof.

        15.3 Requirements Following Termination. Upon termination of this Agreement by Owner, except as otherwise provided in Section hereof, Owner shall be immediately released from any and all obligations to Contractor (except for Owner's obligation to pay any amount specified in Section hereof) and upon termination of this Agreement by Contractor, except as otherwise provided in Section hereof, Contractor shall be immediately released from any and all obligations hereunder. In event of termination by Contractor or Owner, Contractor shall, except as provided in the penultimate sentence of this Section , immediately discontinue the Work and remove its personnel and construction equipment from the Project Site, and Owner shall be entitled to take exclusive possession of the Overall Project and all or any part of the equipment and materials delivered or en route to the Overall Project, to the extent that Owner has paid Contractor all undisputed amounts hereunder then due and payable from Owner to Contractor, and in the case of any termination by Contractor under Section , Owner shall also pay to Contractor Contractor's reasonable demobilization costs (including amounts owed to Subcontractors). If requested by Owner, Contractor will make every reasonable effort to cancel any existing Subcontracts upon terms satisfactory to Owner. Contractor shall also, upon request by Owner, (i) deliver and assign to Owner (but in no event shall Owner be liable for any action or default of Contractor occurring prior to such delivery and assignment except to the extent such action or default was caused by Owner, and each Subcontract shall so provide) any and all Subcontracts, purchase orders, bonds and options made by Contractor in performance of the Work, and (ii) deliver to Owner originals of all Contract Documents for which Owner has paid and, if the termination occurs at a time when the design of the Project is incomplete, originals of all Design Documents in process (except that Contractor may keep for its
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   records copies and, if sufficient originals exist, an original set, of the
   Agreement and other Contract Documents executed by Owner), all other materials relating to the Work which belong to Owner, and all papers and documents relating to Permits, orders placed, bills and invoices, lien releases and financial management under this Agreement. All deliveries hereunder shall be made free and clear of any liens, security interests or encumbrances, except such as may be created by Owner. Except as provided herein, no action taken by Owner or Contractor after the termination of this Agreement shall prejudice any other rights or remedies of Owner or Contractor provided by the Contract Documents or otherwise upon such termination.

        15.4 Surviving Obligations. Termination of this Agreement (a) shall not relieve Contractor or Owner of any obligation hereunder that expressly or by implication survives termination hereof, and (b) except as otherwise provided in any provision of this Agreement expressly limiting the liability of either Party, shall not relieve either Owner or Contractor of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of such termination, and shall not relieve Contractor of its warranty or other obligations as to portions of the Work or other services hereunder already performed or of obligations of Contractor arising prior to the date of termination; provided, however, that in no event shall Contractor be liable for Delay Payments or Performance Guarantee Payments for which liability has not arisen prior to such termination.

        15.5 Cancellation Prior to Commencement Date. Notwithstanding any provision of this Agreement to the contrary, including without limitation Article hereof, Owner may cancel this Agreement at any time prior to the Commencement Date without liability or obligation to Contractor other than to reimburse Contractor for (i) any direct, out-of-pocket charges incurred by Contractor to satisfy obligations of Owner to Subcontractors, which obligations were assumed by Contractor concurrently with the execution of this Agreement, (ii) any other documented costs incurred by Contractor in connection with performing the Work prior to the date of cancellation, plus Contractor's demobilization costs, if any and (iii) such other reimbursement or payment as Contractor and Owner may agree to from time to time in writing prior to the Commencement Date. Cancellation of this Agreement pursuant to this Section shall be effective upon Contractor's receipt of written notice thereof from Owner.


                                   ARTICLE 16
                                   Assignments

        16.1 Consent Required. It is expressly understood and agreed that this Agreement is personal to Contractor and Owner, and that Contractor and Owner shall have no right, power or authority to assign or delegate this Agreement or any portion hereof, either voluntarily or involuntarily, or by operation of law. Notwithstanding the foregoing, Owner may assign this Agreement or any of its duties arising hereunder to another party, provided it first obtains the prior written consent of Contractor, which consent will not be unreasonably withheld if Owner provides evidence to Contractor that the assignee has the financial strength and expertise to perform Owner's obligations and duties to the level anticipated of Owner. Any such assignment by Owner shall not release Owner from any of its obligations hereunder. Notwithstanding the foregoing, Contractor hereby consents to
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   the collateral assignment of this Agreement to the Financing Parties and agrees to provide such acknowledgments and consents in respect of such collateral assignment as the Financing Parties or their counsel may from time to time reasonably require. In the event of such collateral assignment, Contractor hereby consents to the exercise of the Financing Parties' rights under such collateral assignment and replacement of Owner with a new owner hereunder, provided, that such new owner has the financial strength and expertise to perform Owner's obligations and duties to the level anticipated of Owner. Upon request of Owner or any permitted assignee, Contractor will further evidence its consent by execution of an assignment or other instrument reasonably acceptable to Contractor and the permitted assignee.

        16.2 Performance in Favor of Financing Parties. Subject to all defenses and rights Contractor may have against Owner, Contractor agrees that in the event of a default by Owner under the terms and conditions of any agreement between Owner and any Financing Party, the Financing Parties shall be entitled to use and enforce this Agreement, as the same may be amended or supplemented before or after such default, all without additional cost to the Financing Parties. In the event any Financing Party notifies Contractor in writing that Owner has defaulted under any agreement between Owner and the Financing Parties and requests Contractor to continue performance under this Agreement, Contractor shall thereafter perform hereunder in accordance with the terms and provisions hereof, so long as Contractor shall be paid in accordance with this Agreement for the Work performed hereunder, including payment of any sums due to Contractor for Work performed to and including the date of Owner's default and so long as such Financing Parties agree in writing to continue to pay Contractor for Work performed in accordance with this Agreement.

        16.3 Successors and Assigns. All of the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of and be binding upon their respective successors and permitted assigns.

        16.4 Assignment to Contractor Affiliates. Notwithstanding anything to the contrary in this Agreement, Contractor may subcontract or assign all or any portion of its rights and obligations under this Agreement to an affiliated or associated company of Contractor but shall in all events remain liable for the performance of Contractor's obligations hereunder.
   If Contractor makes any such subcontract or assignment, all liability protections, releases, and disclaimers for the benefit of Contractor under this Agreement shall also be for the benefit of said affiliated or associated company. Owner acknowledges and agrees that the obligations and liabilities of Contractor, as well as the limitations thereon, all as set forth in this Agreement, shall be applicable to Contractor's associated or affiliated companies to the same extent as if such associated or affiliated companies were a signatory to this Agreement.


                                   ARTICLE 17
                                Design Documents

        17.1 Owner Review. Neither (a) the review by Owner of any information or calculations nor (b) Owner's certification of Mechanical Completion, IPT No. 1 Success, IPT No. 2 Success, IPT No. 3 Success or Project Acceptance nor (c) Owner's payment of the Deferrable Portion shall constitute a waiver of, or release Contractor from, any liability hereunder for errors or
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   omissions contained in any designs or calculations by Contractor or by any
   Subcontractor, including any errors or omissions contained in the Final Drawings and Documentation. Notwithstanding anything to the contrary herein contained, Owner shall not be liable for and makes no representation with respect to any designs and specifications for the Overall Project, including any designs and specifications prepared by Contractor and reviewed or accepted by Owner, and including any designs and specifications set forth in the Contract Documents. With respect to all aspects of Project design, Contractor must create designs and solutions that comply with Applicable Laws and the other requirements of this Agreement. Owner's acceptance of the Overall Project shall not relieve Contractor of its obligation for such compliance. Notwithstanding the above, Owner agrees that its review and approvals or rejection shall be within the times specified therefor in the Contract Documents or, if no time is specified, a reasonable time, and if not performed within such times, the item subject to such review and approval or rejection shall be deemed approved.

        17.2 Final Drawings and Documentation. Within ninety (90) days after achievement of Project Acceptance, Contractor shall furnish to Owner CAD disks and reproducible mylars of the Final Drawings and Documentation. Without limiting the requirements otherwise applicable to the Final Drawings and Documentation hereunder, the Final Drawings and Documentation shall completely and accurately, in all material respects, show and describe all electrical power, control and protection systems and all wired instrumentation and monitoring control systems within the Project. Contractor shall incorporate into the Final Drawings and Documentation all material changes or corrections to the Work made at the Project Site prior to Project Acceptance so as to represent the completed Project completely and accurately in all material respects. Contractor shall establish such systems and retain such personnel as are necessary to maintain full quality control and quality assurance with respect to the Final Drawings and Documentation.

        17.3 Ownership. Contractor agrees that all Design Documents, the Final Drawings and Documentation, and other documents prepared by Contractor and used in the performance of the Work hereunder shall be the sole and exclusive property of Owner and shall not be used by Contractor in connection with any other project without Owner's prior written consent. Contractor agrees that all such documents, as well as any drawings, tracings, specifications, calculations, memoranda, data, notes and other materials that are supplied by Owner and come into the possession of Contractor, shall be delivered to Owner at the earlier of Project Acceptance or termination of the Work hereunder if not previously delivered hereunder, except to the extent Owner shall instruct Contractor not to deliver such materials. Owner may not without Contractor's prior written consent copy or disseminate such materials in connection with any project other than the Overall Project; provided that in any event Contractor shall have no liability for the use of such material for any project other than the Overall Project.

        17.4 Use of Documents by Contractor. Contractor shall be entitled to retain and use solely and specifically in connection with the Work hereunder and for enhancement of its engineering files a reproducible set of all Design Documents, the Final Drawings and Documentation, and other documents delivered to Owner by Contractor in accordance with this Article
   .
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                                   ARTICLE 18
                                   Inspection

        18.1 Project Inspection. Contractor acknowledges, subject to the provisions of Articles and and Sections , and hereof, that prior to the execution of this Agreement Contractor (a) has made a complete and careful examination of the Project Site and the surrounding areas and the drawings and specifications and other information set forth in the Contract Documents, (b) has made a complete and careful examination to determine the difficulties and hazards incident to the performance of the Work hereunder, including without limitation (i) the location of the Project, (ii) the condition of the Project Site and the surrounding areas, (iii) the proximity of the Project to adjacent facilities and structures, (iv) the nature and character of the soil, terrain, and subsurface conditions of the Project Site, (v) the conditions of the roads, waterways and railroads in the vicinity of the Project Site, including the conditions affecting shipping and transportation, access, disposal, handling and storage of materials, (vi) the labor conditions in the region of the Project Site,
   (vii) Applicable Laws, Applicable Permits and the Real Estate Rights and
   (viii) the local weather conditions based upon previous weather data, and
   (c) has determined to Contractor's satisfaction the nature and extent of such difficulties and hazards.


                                   ARTICLE 19
                               Dispute Resolution

        19.1 Arbitration. Any claim or controversy between Owner and Contractor not exceeding Five Hundred Thousand Dollars ($500,000) in claimed value shall be submitted to binding arbitration upon the written notice of either Party delivered to the other of such Party's intention to arbitrate, the nature of the dispute, the amount claimed and the decision sought. Such arbitration shall be conducted in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association and Expedited Procedures thereunder and the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq. The notice of intent to arbitrate also shall specify the name and address of an arbitrator selected by the Party requesting arbitration. The other Party shall within ten (10) Business Days of receipt of the arbitration notice select its arbitrator; provided that if it fails to do so, the arbitrator appointed by the Party requesting arbitration shall serve as the sole arbitrator of the dispute. However, if both parties name an arbitrator, the two arbitrators thus selected shall within ten (10) Business Days of the selection of the second arbitrator select the third arbitrator. All arbitrators shall be qualified, independent and neutral. The decision of any two of the three arbitrators on any issue shall be final. Unless the parties otherwise agree, all arbitration proceedings shall be held in Milwaukee, Wisconsin. Owner and Contractor shall proceed with any arbitration expeditiously. All conclusions and decisions of the arbitrators shall be made consistent with applicable legal principles and the arbitrators' good faith interpretation of the terms and provisions of this Agreement. The award of the arbitrators will be final and binding on both parties and may be enforced in any court having jurisdiction over the Party against which enforcement is sought. Each Party shall bear its own expenses, including but not limited to counsel fees and witness fees. If the arbitrators determine that the claim or defense of either Party was frivolous (i.e., without justifiable merit), they may require that the Party at fault pay or reimburse the other Party for costs of the arbitration in whole or in part,
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   except that all expenses of the arbitration shall be apportioned in the award of the arbitrators based upon the respective merit of the positions of the parties. Notwithstanding the foregoing, equitable remedies, including injunction and specific performance, shall be available to the parties by judicial proceedings at any time and, for this purpose and for the purpose of enforcing any arbitral award or decision, the parties hereby submit to the exclusive jurisdiction and venue of the federal courts in Milwaukee, Wisconsin. The parties also submit to the exclusive jurisdiction and venue of the federal and state courts in Milwaukee, Wisconsin, regarding any dispute between the parties where the claimed amount in controversy exceeds Five Hundred Thousand Dollars ($500,000).
   The provisions of this Section shall survive the termination or expiration of this Agreement.
        Owner and Contractor agree that any arbitration or litigation between Owner and Contractor may include by consolidation, joinder or any other manner, parties other than Owner and Contractor, including but not limited to Rust, substantially involved in a common question of fact or law. If Rust shall be brought into any such arbitration proceeding Rust shall be entitled to select the third arbitrator in lieu of Contractor's and Owner's selected arbitrators choosing the third arbitrator.

        Owner and Contractor agree that any arbitration or litigation between Contractor and Rust may include, by consolidation, joinder or any other manner, Owner, and Owner agrees to become a party to any such proceeding if such proceeding includes a common question of fact or law relating to Owner or the Work. If Owner shall be brought into any such arbitration proceeding Owner shall be entitled to select the third arbitrator in lieu of Contractor's and Rust's selected arbitrators choosing the third arbitrator.

        Any party in an arbitration proceeding under this Section 19.1 may serve upon any other party a request for the production of documents and things and for entry upon land for inspection and other purposes as permitted by and in accordance with the procedure set forth in Rule 34 of the Federal Rules of Civil Procedure in effect at the time the request is made. The enforcement of and objections to such request shall be made to the arbitrators and the arbitrators only shall issue such orders as they deem necessary on objections and on requests for enforcement of production both prior to and after the commencement of the hearing.

        In the event of any court proceeding between Owner and Contractor relating to the Work or this Agreement, neither party may claim the right to a trial by jury, and both parties waive any right they may have under Applicable Law or otherwise to a right to a trial by a jury.

        19.2 Continuation of Work. Contractor shall continue its performance of the Work on a timely basis in accordance with the Project Schedule and Owner shall continue to make payments on a timely basis in accordance with the terms of this Agreement during any dispute which may arise between Owner and Contractor concerning the Overall Project.
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                                   ARTICLE 20
                                  Cost Records

        20.1 GAAP. Owner and Contractor shall maintain their respective fiscal records and books of account pertaining to the Overall Project in accordance with generally accepted accounting principles as applied in the United States consistently applied.

        20.2 Inspection of Contractor's Books and Records.
   Contractor covenants and agrees to keep and maintain full, complete and detailed records of all of its costs and allowances pertaining to Scope Changes. Contractor authorizes Owner and independent third parties designated by Owner to inspect and audit during business hours, all of its records and books of account pertaining to the Overall Project to the extent reasonably necessary to (i) establish or verify the amounts of cost-plus Scope Change Orders, (ii) assemble data required to be submitted to federal, state or other governmental agencies and (iii) calculate income, ad valorem or other taxes, prepare returns in connection therewith or obtain exemptions therefrom. Such records, books and accounts shall be preserved by Contractor for a period of three (3) years after Project Acceptance, at no additional cost to Owner, and subject to such Owner inspection and audit during such period. All expenses of an audit by Owner shall be paid by Owner.

        20.3 Inspection of Owner's Books and Records. Owner authorizes Contractor and independent third parties designated by Contractor to inspect and audit during business hours, all of its records and books of account pertaining to the Overall Project to the extent reasonably necessary to establish or verify the amounts of Price-Adjusted Project Cash Flow and Available Cash. Such records, books and accounts shall be preserved by Owner for so long as Contractor may have contingent rights to the payment of the Deferrable Portion pursuant to Section hereof or any bonuses pursuant to Section hereof, at no additional cost to Contractor, and subject to Contractor inspection and audit during such period. All expenses of an audit by Contractor shall be paid by Contractor.


                                   ARTICLE 21
                             Independent Contractor

        21.1 Contractor as Independent Contractor. Contractor shall be an independent contractor with respect to the Project, each part thereof, and the Work hereunder, and neither Contractor, nor its Subcontractors, nor the employees of any of them shall be deemed to be agents, representatives, employees or servants of Owner in the performance of the Work or any other services dealt with herein. Owner shall not have the right to control the methods or means by which Contractor or any agent, representative, Subcontractor, or employee of Contractor or any Subcontractor conducts its independent business operations. Owner and Contractor covenant and agree that in the performance of the Work by Contractor, Contractor shall not perform any act or make any representation to any Person to the effect that Contractor or any of its agents, representatives or Subcontractors is the agent of Owner.
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                                   ARTICLE 22
                         Representations and Warranties

        22.1 Representations and Warranties of Contractor. Contractor represents and warrants to Owner that as of the date of this Agreement:

             22.1.1 Organization and Qualification. Contractor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the lawful power to engage in the business it presently conducts and contemplates conducting. Contractor is duly licensed or qualified in each jurisdiction wherein the nature of the business transacted by them makes such licensing or qualification necessary.

             22.1.2 Power and Authority. Contractor has the requisite power to make and carry out this Agreement and to perform its obligations hereunder and all such actions have been duly authorized by all necessary partnership action.

             22.1.3 No Conflict. The execution, delivery and performance of this Agreement by Contractor (assuming issuance of Applicable Permits in due course upon application therefor) will not conflict with Contractor's governing documents, any Applicable Laws or any covenant, agreement, understanding, decree or order to which Contractor is a party or by which Contractor is bound or affected.

             22.1.4 Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by Contractor. This Agreement constitutes a legal, valid and binding obligation of Contractor, enforceable in accordance with its terms. No authorization, approval, exemption or consent by any governmental or public body or authority (other than the Applicable Permits) is required in connection with the authorization, execution, delivery and carrying out by Contractor of the terms of this Agreement.

             22.1.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Contractor, threatened against Contractor at law or in equity before any court or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, whether or not covered by insurance, which individually or in the aggregate are reasonably likely to have a materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Contractor or to result in any material impairment of Contractor's ability to perform its obligations under this Agreement. Contractor has no knowledge of any violation or default with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality which is reasonably likely to have such a materially adverse effect or to result in such material impairment.

             22.1.6 Patents; Licenses; Franchises. Subject to the provisions of Section hereof, Contractor owns or possesses or intends to obtain necessary rights in all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to perform the Work.
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             22.1.7    Compliance with Laws.  Contractor has complied with all
   Applicable Laws such that Contractor is not subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or are reasonably likely to have a materially adverse effect upon the business operations or financial condition of Contractor or Contractor's ability to perform the Work or other services hereunder.

             22.1.8 Surety Performance. No surety of Contractor has been called upon to perform any Work required to be performed by Contractor.

             22.1.9 Disclosure. No representation or warranty by Contractor contained herein or in any other document furnished by Contractor to Owner contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. All financial and other information furnished by Contractor to Owner is true and correct in all material respects.

        22.2 Representations and Warranties of Owner. Owner represents and warrants to Owner that as of the date of this Agreement:

             22.2.1 Organization and Qualification. Owner is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the lawful power to engage in the business it presently conducts and contemplates conducting. Owner is duly licensed or qualified in each jurisdiction wherein the nature of the business transacted by them makes such licensing or qualification necessary.

             22.2.2 Power and Authority. Owner has the partnership power to make and carry out this Agreement and to perform its obligations hereunder and all such actions have been duly authorized by all necessary partnership action.

             22.2.3 No Conflict. The execution, delivery and performance of this Agreement by Owner (assuming issuance of Applicable Permits in due course upon application therefor) will not conflict with Owner's governing documents, any Applicable Laws or any covenant, agreement, understanding, decree or order to which Owner is a party or by which Owner is bound or affected.

             22.2.4 Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by Owner. This Agreement constitutes a legal, valid and binding obligation of Owner, enforceable in accordance with its terms. No authorization, approval, exemption or consent by any governmental or public body or authority (other than the Applicable Permits) is required in connection with the authorization, execution, delivery and carrying out by Owner of the terms of this Agreement.

             22.2.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Owner, threatened against Owner at law or in equity before any court or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, whether or not covered by insurance, which individually or in the aggregate are reasonably likely to have a materially adverse effect
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   on the business, properties or assets or the condition, financial or otherwise, of Owner or to result in any impairment of Owner's ability to perform its obligations under this Agreement. Owner has no knowledge of any violation or default with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality which is reasonably likely to have such a materially adverse effect or to result in such impairment.

             22.2.6 Patents; Licenses; Franchises. Owner owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

             22.2.7 Compliance with Laws. Owner has complied with all Applicable Laws such that Owner is not subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or are reasonably likely to have a materially adverse effect upon the business operations or financial condition of Owner.

             22.2.8 Disclosure. No representation or warranty by Owner contained herein or in any other document furnished by Owner to Contractor contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. All financial and other information furnished by Owner to Contractor is true and correct in all material respects.


                                   ARTICLE 23
                                  Miscellaneous

        23.1 Confidentiality. Prior to the execution of this Agreement, Contractor has executed a confidentiality agreement, substantially in the form attached hereto as Schedule , with Owner, providing for the confidentiality of information pertaining to the Overall Project (the "Confidentiality Agreement"). The Confidentiality Agreement shall continue in full force and effect in accordance with its terms, and shall survive any termination of this Agreement.

        23.2 Publicity Releases; Information. Contractor shall not, and shall not permit any Subcontractor to, issue any press or publicity release or any advertisement (other than for labor for the Project), or publish, release or disclose any photograph concerning this Agreement or the Overall Project except in accordance with the Confidentiality Agreement or with the consent of the Owner, such consent not to be unreasonably withheld. Other than information disclosed in connection with the offering and sale of the Bonds, other indebtedness and equity interests of Owner or delivered to any Financing Parties, Owner shall not issue any press or publicity release or any advertisement, or publish, release or disclose any photograph or other information, concerning this Agreement or the Overall Project except in accordance with the Confidentiality Agreement. Each of Contractor and
   Owner shall give prior notice to the other of any information contained in documents filed with public authorities or any other public disclosure that could result in the dissemination of confidential information; provided, however, that disclosures made pursuant to any federal or state securities
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   laws or regulations or pursuant to the rules of any securities exchange may be made by either party without the consent of the other.

        23.3 Estoppel Certificate. Contractor shall at any time and from time to time furnish promptly upon request by Owner, or any Financing Party a written statement in such form as may be reasonably required by the requesting party and reasonably acceptable to Contractor stating that this Agreement is a valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms; that this Agreement has not been released, subordinated or modified; and that there are no offsets or defenses against the enforcement of this Agreement against Contractor; or if any of the foregoing statements are untrue, specifying the reasons therefor.

        23.4 Waivers. No failure to exercise, and no delay in exercising, any right, power or remedy under the Contract Documents shall impair any right, power or remedy that any party hereto may have, nor shall such failure or delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under the Contract Documents, nor shall any waiver of any breach or default be deemed a waiver of any default or breach subsequently occurring under the Contract Documents.

        23.5 Choice of Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND/OR ARISING FROM OR RELATING IN ANY WAY TO THE TRANSACTIONS EVIDENCED BY THE CONTRACT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, INCLUDING ALL MATTERS OF INTERPRETATION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULES THEREOF THAT MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        23.6 Severability. In the event that any of the provisions, or portions or applications thereof or of any of the Contract Documents is held to be unenforceable or invalid by any court of competent jurisdiction, Owner and Contractor shall negotiate an equitable adjustment in the affected provisions of the Contract Documents with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions, or portions or applications hereof, shall not be affected thereby.

        23.7 Notice. Unless otherwise expressly required or permitted by the Contract Documents, any notice required or permitted to be given by Contractor to Owner hereunder shall be in writing and shall be addressed to Owner c/o Great Lakes Pulp & Fibre, Inc. at:

             P.O. Box 277
             701 Fourth Avenue
             Menominee, Michigan 49858
             Attention:  Thomas Kuber/Ronald A. Beyer

             Telephone: (906) 863-8137
             Telecopy: (906) 863-7488
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   and any notice required or permitted to be given by Owner to Contractor hereunder shall be in writing and shall be addressed to Contractor at:

             Fiberprep, Inc.
             25 Constitution Drive
             Tauton, MA  02780
             Attention:  Ed Healy, President

             Telephone: (508) 823-3358
             Telecopy: (508) 823-4155

   with a copy to

             Thermo Electron Corporation
             81 Wyman Street
             Waltham, MA 02254-9046
             Attention: Treasurer

             Telephone: (617) 622-1150
             Telecopy Number: (617) 622-1207


             Unless otherwise expressly required or permitted by the Contract Documents, all notices shall be by writing and delivered (a) in person to the party above mentioned, (b) via certified mail with a return receipt requested in a securely sealed envelope and postage prepaid, (c) by expedited delivery service with proof of delivery, or (d) by prepaid telegram, telex or telecopy. A notice shall be deemed delivered either at the time of personal delivery or, in the case of delivery service or mail, as the date of first attempted delivery at the address provided herein, or in the case of telegram, telex or telecopy, upon receipt. Each Party, by notice to the other Party, may designate, from time to time, another address or office to which notices may be given pursuant to this Agreement.

        23.8 Headings. The Article and Section headings herein have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of the provisions herein contained nor govern the rights and liabilities of the parties hereto.

        23.9 Entire Agreement. The Contract Documents contain the entire agreement between Owner and Contractor with respect to the Overall Project, and supersede any and all prior and contemporaneous written and oral agreements, proposals, negotiations, understandings and representations pertaining to the Overall Project.

        23.10 Amendments. No amendments or modifications of the Contract Documents shall be valid unless evidenced by a Scope Change Order or by a written instrument signed by a duly authorized representative of the party against whom enforcement is sought.

        23.11 Conflicting Provisions. Within the Design Documents, large-scaled drawings shall control over smaller-scaled drawings, figured dimensions on the drawings shall control over scaled dimensions and noted materials shall control over graphic representations. Subject to the provisions of Section hereof, where an irreconcilable conflict exists among Applicable Laws, this Agreement, the drawings included in the Design Documents and the specifications in the Design Documents, the earliest item
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   mentioned in this sentence involving a conflict shall control over any later mentioned item or items subject to such conflict.

        23.12 No Third-Party Rights. The Contract Documents and all rights thereunder are intended for the sole benefit of Owner and Contractor and (to the extent provided in Article hereof) for the benefit of the Financing Parties and (to the extent provided in Article hereof) the Indemnified Parties and Contractor Indemnified Parties and (to the extent provided in Section hereof) the Partners and shall not under any circumstances imply or create any rights on the part of, or obligations to, or any undertakings of any nature whatsoever for the benefit of, any other Person or any other rights on the part of, or other obligations to, or any undertakings of any nature whatsoever for benefit of, the Financing Parties, the Indemnified Parties and the Contractor Indemnified Parties beyond the rights and obligations expressly set forth in such provisions.

        23.13 Survival of Provisions. All provisions of the Contract Documents which are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Agreement shall remain in effect and be enforceable following such expiration or termination.

        23.14 Title to the Project. Title to all materials, supplies, equipment and machinery used in connection with the Work and purchased directly by Contractor or Subcontractors in their names which become a permanent part of the Project shall vest in Owner upon the earlier of (i) full payment therefor by Contractor and payment to Contractor of the Scheduled Payment related thereto, or (ii) full payment therefor by Owner. Title to water, soil, rock, gravel, sand, minerals, timber and any other resources developed or obtained in the excavation or the performance by Contractor of the Work and the right to use said items or dispose of the same is hereby expressly vested in and reserved by Owner. Contractor shall not have any right, title or interest in said resources.

        23.15 Schedules. All schedules attached to this Agreement are made a part hereof for all purposes.
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        IN WITNESS WHEREOF, Owner and Contractor, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below and to be effective as of the day and year first above written.


                                           OWNER:

                                           GREAT LAKES PULP PARTNERS I, L.P.

                                           BY: GREAT LAKES MANAGEMENT
                                                COMPANY, LLC.
                                                its general partner


                                           BY:GREAT LAKES PULP & FIBRE, INC.
                                              its Member


                                           By: Thomas J. Kuber
                                               ---------------------------
                                               Thomas J. Kuber
                                               President


                                           CONTRACTOR:

                                           THERMO ELECTRON CORPORATION


                                           By: William A. Rainville
                                               ----------------------------
                                               Name: William A. Rainville
                                               Title: Senior Vice President